UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

Cushman & Wakefield plc

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

MESSAGE FROM
THE CEO

MICHELLE MACKAY I APRIL 5, 2024

225 West Wacker Drive
Suite 3000
Chicago, Illinois 60606

Dear Fellow Shareholder:

In 2023, we demonstrated our ability to execute at the highest level, even in challenging environments. At the same time, we reset our strategy and defined a clear path forward, considering the real estate world of today and our vision of the future. At the center of our strategy is a focus on seeding future growth across a diverse built environment to create long-term shareholder value. We now have a newly determined sense of clarity, which we will continue to action against in 2024.

We have chosen the mantra “Better Never Settles” because it’s how we think and how we work. We believe we are the best at what we do, but we will never stop striving and innovating to help our clients achieve their goals.

Over the last four years, we have managed through a remarkable quantum of global volatility. But these periods of time can be great teachers, schooling us in difficult lessons and pressing us to create the best solutions. These periods of time also remind us of how complex the world is and will continue to be, and that curiosity, creativity, flexibility and resiliency are the fundamental building blocks for success. With this knowledge, we show up for our clients, we solve problems with our clients, and we achieve together.

Now, more than ever, people need expert advice from companies who are clear about their purpose, who can advise and execute across the world at large, and who are driven to excel.

Our clients haven’t come this far just to come this far; and neither have we.

Sincerely yours,

MICHELLE MACKAY

Chief Executive Officer

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	1

MAY 16, 2024 9:00 a.m. (Eastern Time)	NOTICE OF 2024 ANNUAL GENERAL MEETING OF SHAREHOLDERS

AGENDA:

1.
Election of the three nominees named in the Proxy Statement to the Board of Directors: Michelle MacKay, Angela Sun and Rajesh Vennam.

2.
Ratification of KPMG LLP as our independent registered public accounting firm.

3.
Appointment of KPMG LLP as our U.K. Statutory Auditor.

4.
Authorization of the Audit Committee to determine the compensation of our U.K. Statutory Auditor.

5.
Non-binding, advisory vote on the compensation of our Named Executive Officers as disclosed in the Proxy Statement (say-on-pay).

6.
Non-binding, advisory vote on our Directors’ Remuneration Report.

7.
Approval of our amended directors’ remuneration policy.

8.
Approval of an amendment to our Omnibus Management Share and Cash Incentive Plan.

9.
Approval of an amendment to our Omnibus Non-Employee Director Share and Cash Incentive Plan.

By Order of the Board of Directors

NOELLE J. PERKINS

Executive Vice President, General Counsel & Corporate Secretary

April 5, 2024

Location

Via webcast at meetnow.global/MGRQT4N and at our offices at 1290 Avenue of the Americas, 7th Floor, New York, New York 10104.

Record Date

Shareholders of record as of March 25, 2024 (the “Record Date”) will be entitled to attend and vote at the 2024 annual general meeting of shareholders (the “Annual Meeting”).

Delivery Date

On or about April 5, 2024, our proxy materials are first being mailed or made available to shareholders.

How to Vote

INTERNET

Visit www.investorvote.com/CWK. You will need the multi-digit number included in your proxy card, voting instruction form or notice regarding the availability of proxy materials (“notice card”).

PHONE

Call +1 800 652-8683 or the number on your proxy card, voter instruction form or notice card. You will need the multi-digit number included in your proxy card, voting instruction form or notice card.

MAIL

If you received a paper copy of the proxy materials by mail, you may send your completed and signed proxy card or voting instruction form to the address on your proxy card or voting instruction form.

AT THE ANNUAL MEETING (VIRTUALLY OR IN PERSON)

To vote online during the meeting, you will need to access the virtual meeting by following the instructions on the proxy card or notice card that you received (if you are a shareholder of record) or by registering for access to the meeting as described in the Proxy Statement (if you are a beneficial owner). If you plan to attend the meeting in person and you are a shareholder of record, you will need to bring a picture ID and proof of ownership of your ordinary shares as of the Record Date. If your ordinary shares are held in the name of your broker, bank or other nominee and you want to vote in person, then you will need to obtain a legal proxy from the institution that holds your ordinary shares indicating that you were the beneficial owner as of the Record Date.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 16, 2024

The accompanying Proxy Statement and our U.S. Annual Report are available for viewing, printing and downloading at https://envisionreports.com/CWK.

You may request a copy of the materials relating to our Annual Meeting, including the Proxy Statement and form of proxy for our Annual Meeting and our U.S. Annual Report by following the instructions on your notice card, or by contacting our Investor Relations team by telephone at +1 312 338-7860 or by e-mail at ir@cushwake.com.

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	2

PROXY SUMMARY INFORMATION

To assist you in reviewing the proposals to be voted upon at the 2024 annual general meeting of shareholders (the “Annual Meeting”), we have summarized important information contained in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should carefully read the entire Proxy Statement before voting.

Voting

Shareholders of record as of March 25, 2024 (the “Record Date”) may cast their votes in any of the following ways:

INTERNET Visit www.investorvote.com/CWK. You will need the multi-digit number included in your proxy card, voting instruction form or notice of availability of proxy materials (“notice card”).

  PHONE

Call +1 800 652-8683 or the number on your proxy card, voting instruction form or notice card. You will need the multi-digit number included in your proxy card, voting instruction form or notice card.

  MAIL

If you received a paper copy of the proxy materials by mail, you may send your completed and signed proxy card or voting instruction form to the address on your proxy card or voting instruction form.

  AT THE ANNUAL MEETING (VIRTUALLY OR IN PERSON)

To vote online during the meeting, you will need to access the virtual meeting by following the instructions on the proxy card or notice card that you received (if you are a shareholder of record) or by registering for access to the meeting as described in this Proxy Statement (if you are a beneficial owner). If you plan to attend the meeting in person and you are a shareholder of record, you will need to bring a picture ID and proof of ownership of your ordinary shares as of the Record Date. If your ordinary shares are held in the name of your broker, bank or other nominee and you want to vote in person, then you will need to obtain a legal proxy from the institution that holds your ordinary shares indicating that you were the beneficial owner as of the Record Date. All in-person attendees will also be required to follow any security protocols issued by the building where the Annual Meeting is held.

If you physically attend the Annual Meeting and vote in person, or if you attend virtually and vote electronically during the meeting, your vote during the meeting will replace any earlier vote.

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	3

Voting Matters and Board Recommendations

Proposal	Board Vote Recommendations
Election of directors (page 29)	FOR each Director Nominee
Ratification of KPMG LLP as independent registered public accounting firm (page 32)	FOR
Appointment of KPMG LLP as U.K. Statutory Auditor (page 33)	FOR
Authorization of the Audit Committee to determine the compensation of our U.K. Statutory Auditor (page 34)	FOR
Non-binding, advisory vote on the compensation of Named Executive Officers as disclosed in this Proxy Statement (say-on-pay) (page 67)	FOR
Non-binding, advisory vote on the Directors’ Remuneration Report (page 68)	FOR
Approval of our amended directors’ remuneration policy (page 69)	FOR
Approval of an amendment to our Omnibus Management Share and Cash Incentive Plan (page 71)	FOR
Approval of an amendment to our Omnibus Non-Employee Director Share and Cash Incentive Plan (page 77)	FOR

Summary of Director Nominees

The following table provides summary information about each of the director nominees standing for election at the Annual Meeting.

Name		Age	Director Since	Principal/Most Recent Occupation	Other U.S. Public Company Boards
	MICHELLE MACKAY	57	2023	Chief Executive Officer of Cushman & Wakefield	None
	ANGELA SUN(1)	49	2021	Partner at Hyland Ventures	One
	RAJESH VENNAM(1)	49	2024	Chief Financial Officer of Darden Restaurants	None

(1)	Independent Director

As previously reported, Timothy Dattels, whose term as director expires at the Annual Meeting, is retiring from the Board and is not standing for re-election at the Annual Meeting.

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	4

2023 Business Highlights

Cushman & Wakefield is a leading global commercial real estate services firm that makes a meaningful impact for our people, clients, communities and world. Led by an experienced executive team and driven by approximately 52,000 employees in nearly 400 offices and approximately 60 countries, we deliver exceptional value for real estate occupiers and owners, managing 6.2 billion square feet of commercial real estate space globally and offering a broad suite of services through our integrated and scalable platform. Our business is focused on meeting the increasing demands of our clients through a comprehensive offering of services including (i) Property, facilities and project management, (ii) Leasing, (iii) Capital markets and (iv) Valuation and other services. In 2023, 2022 and 2021, we generated revenues of $9.5 billion, $10.1 billion and $9.4 billion, respectively, and service line fee revenue of $6.5 billion, $7.2 billion and $6.9 billion, respectively.

Since 2014, we have built our company organically and through various mergers and acquisitions, giving us the scale and global footprint to effectively serve our clients’ multinational businesses. The result is a global real estate services firm with the iconic, more than 100-year-old, Cushman & Wakefield brand.

Our recent history has been a period of transformation for our company. Our experienced management team has been focused on improving financial performance, driving operating efficiencies, realizing cost savings, and attracting and retaining top talent. Today, Cushman & Wakefield is one of the top three real estate services providers as measured by revenue and workforce. We have gained third-party recognition as a provider and employer of choice, having consistently been named in the top four in our industry’s leading brand study, the Lipsey Company’s Top 25 Commercial Real Estate Brands, and a leading global real estate services firm by the International Association of Outsourcing Professionals.

For more complete information regarding our year 2023 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2023.

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	5

References in this Proxy Statement to “Cushman & Wakefield,” “Cushman,” the “Company,” the “Group,” “we,” “us” or “our” refer to Cushman & Wakefield plc and include all of its consolidated subsidiaries, unless the context indicates otherwise. References to the “Board” refer to our Board of Directors.

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	6

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CORPORATE GOVERNANCE

Highlights

Corporate Governance	Compensation Accountability	Shareholder Rights

•

10 directors, 8 of whom are independent

•

Independent lead director

•

Regular executive sessions of independent directors

•

All Board committees consist entirely of independent directors

•

Robust Global Code of Business Conduct, Corporate Governance Guidelines and other governance policies

•

Share ownership requirements for non-employee directors and executive officers

•

Policy restricting trading, and prohibiting hedging and short- selling, of our ordinary shares

•

New Securities and Exchange Commission (“SEC”) and New York Stock Exchange (“NYSE”) compliant compensation clawback policy for executive officers

•

No gross-up for tax liabilities

•

Limited perquisites

• Shareholder right to call special meetings • Majority voting requirement for directors in uncontested elections • Annual say-on-pay vote
The Board has adopted (i) a Global Code of Business Conduct applicable to all directors and employees, including our principal executive officer and principal financial and accounting officer, and (ii) a Code of Business Conduct for Members of the Board of Directors. A copy of each code is available on our corporate website at https://ir.cushmanwakefield.com/governance/governance-documents and available without charge upon written request directed to Cushman & Wakefield plc, c/o Noelle Perkins, Corporate Secretary, 225 West Wacker Drive, Suite 3000, Chicago, Illinois 60606. We intend to disclose any amendments to either such code, or any material waivers by the Board of their requirements for any of our directors or executive officers, on our website to the extent required by SEC or NYSE rules.

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	7

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Board Skills and Diversity

The tables and the detailed director biographies below summarize the skills, qualifications and attributes of our continuing directors that are important to us and depict how the composition of the Board meets these needs.

Qualification/Attributes
Real Estate Industry
Professional Services/Consulting
Corporate Governance
CEO Leadership/Executive Management
Accounting/Finance/Capital Markets
International Operations
Human Capital Management
Risk Management
Sustainability/ESG
Technology/Innovation
Cybersecurity
Mergers & Acquisitions
Demographic Background
Board Tenure (years)	9	<1	5	<1	5	<1	2	<1	5
Age	64	57	59	61	55	54	49	49	71
Race/Ethnicity
Asian
White/Caucasian
Gender
Male
Female

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	8

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Skills and Experience Definitions

Real Estate Industry

Experience in the commercial real estate industry and an understanding of market trends, the competitive landscape, the regulatory framework, financing, and the overall mechanics of how various types of commercial real estate transactions happen.

Human Capital Management Experience with human capital management, diversity, equity and inclusion (“DEI”), talent acquisition and executive compensation strategies.

Professional Services/Consulting

Expertise and understanding of professional and client services, client needs, market dynamics, etc. either through direct experience performing such services or as a consumer of such services.

Risk Management

Experience in identifying, assessing, managing and prioritizing potential threats and other significant risks facing multinational companies and implementing risk mitigation strategies.

Corporate Governance Expertise and understanding of corporate governance principles and best practices either through service as a director or through academics.

Sustainability / ESG

Experience with key sustainability and corporate responsibility issues, including sustainability reporting frameworks, developing and implementing sustainability strategies, incorporating Environmental, Social and Governance (“ESG”) principles into core business practices, and evaluating and improving supply chain practices.

CEO Leadership / Executive Management

Strong leadership skills, including “C-Suite” experience with a public company and/or leadership experience as a division president or functional leader within a complex organization, fostering positive organizational culture and implementing effective management strategies.

Technology / Innovation

Proficiency in leveraging technology and fostering innovation within an organization. Understanding of information technology capabilities, scalable data analytics, digital transformation and technology adoption, and awareness of the latest developments in PropTech and other emerging technology trends.

Accounting / Finance / Capital Markets

Experience with finance, accounting and financial reporting, with a proven ability to analyze complex financial data, guide strategic financial decisions and evaluate capital structures.

Cybersecurity

Understanding of cybersecurity threats, risks and vulnerabilities, compliance standards, testing and tools, and incident response best practices, in each case gained through: (a) prior work experience in cybersecurity; (b) relevant degrees or certifications; or (c) other specific background in cybersecurity.

International Operations

Experience with and understanding of global markets, supporting international strategies, cultivating business relationships internationally and navigating the complexities of operating in diverse geographic regions.

Mergers & Acquisitions Experience with identifying, developing and executing on M&A strategies including financing, financial modeling and due diligence reviews.

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	9

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Director Nomination Criteria: Qualifications, Skills and Experience

Our Corporate Governance Guidelines and the charter of the Nominating and Corporate Governance Committee (the “NomGov Committee”) address the criteria for selecting director candidates. In evaluating candidates, the Board seeks individuals of high integrity and good judgment who have a record of accomplishment in their chosen fields, and who display the independence of mind and strength of character to effectively represent the best interests of all shareholders and provide practical insights and diverse perspectives. In connection with its annual recommendation of director nominees, the NomGov Committee assesses the contributions of incumbent directors eligible for nomination for a subsequent term.

The NomGov Committee is responsible for identifying and screening candidates, evaluating candidates recommended or nominated by shareholders, and recommending to the Board all nominees for election to the Board at the annual general meeting of shareholders. The NomGov Committee determines the qualifications, qualities and expertise required to be a director, including the following:

•	integrity,
•	strength of character,
•	judgment,
•	business experience,
•	specific areas of expertise,
•	ability to devote sufficient time to attendance at and preparation for Board meetings,
•	factors relating to composition of the Board (including size and structure), and
•	principles of diversity.

Although the Board does not have a specific diversity policy, the Board and the NomGov Committee actively seek and believe the Board significantly benefits from a diversity of backgrounds, including diversity with respect to gender, race, ethnic and national background, geography, age and sexual orientation.

The Board has not introduced term or age limits. While term limits could help ensure that fresh ideas and viewpoints are available to the Board, they hold the disadvantage of losing the contribution of directors who have been able to develop valuable insights into the Company and its operations over time.

The NomGov Committee may consider candidates for the Board from any reasonable source, including from a search firm engaged by the NomGov Committee or shareholder recommendations. Beginning in 2023, the NomGov Committee has engaged a director search firm to assist with director recruitment and director succession planning. The NomGov Committee believes such search firm is valuable in assessing available pools of talent in order for the NomGov Committee to identify and recruit the best possible director candidates for the Company. Although we do not have a formal policy with regard to the consideration of any director nominees recommended by shareholders, a shareholder or group of shareholders may recommend potential candidates for consideration. We do not have such a policy because the NomGov Committee believes that it can adequately evaluate any such nominees on a case-by-case basis. Subject to the rights of the parties under the Shareholders Agreement (see “—Board Composition” below), the NomGov Committee will evaluate potential candidates for director recommended by our shareholders using the same criteria and process outlined in our Corporate Governance Guidelines. In addition, shareholders seeking to request an individual be nominated as a director must follow the notification and other requirements set forth in our Articles of Association (see “Other Important Information for Shareholders—Submission of Shareholder Proposals and Board Nominees” for further information about these notification and other requirements).

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	10

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2024 Director Nominees

MICHELLE MACKAY	CHIEF EXECUTIVE OFFICER, CUSHMAN & WAKEFIELD PLC
Age: 57 Director Since: 2023 (and from 2018 to 2020)

Professional Experience

•   Cushman & Wakefield plc

Chief Executive Officer (2023 – present)

President and Chief Operating Officer (2022 – 2023)

Executive Vice President and Chief Operating Officer (2020 – 2022)

•   Safehold Inc. (formerly iStar Inc), a real estate finance and investment company

Senior Advisor to the CEO (2017 – 2018)

Executive Vice President of Investments and Head of Capital Markets (2003 – 2017)

•   UBS, a multinational investment bank and financial services company

Executive Director of Commercial Real Estate and Senior Member of Commercial Real Estate Investment Committee (1998 – 2001)

•   J.P. Morgan, a multinational financial services firm

Vice President of Fixed Income (1996 – 1998)

•   The Hartford Financial Services Group, Inc., an investment and insurance company

Assistant Vice President of Real Estate and Fixed Income (1991 – 1996)

Director Qualifications

•   With expertise in real estate investments, global capital markets, operations and finance, and a strong track record for driving profitable growth, including as an executive of the Company, Ms. MacKay brings a unique and deeply informed perspective to the Board and management on the Company’s strategic initiatives and portfolio management

•   Ms. MacKay plays a crucial role in cultivating strategic partnerships and collaborations to drive business growth, and her ability to foster relationships with key stakeholders serves the Company’s commitment to building strong industry connections

•   Ms. MacKay’s extensive engagement with the Company’s shareholders ensures that shareholder priorities are given due consideration in the boardroom

•   Widely recognized as global industry leader, Ms. MacKay ensures that the Company’s views and interests are well represented on critical issues faced by the industry

Other Boards

Past Boards

•   Americold Realty Trust (NYSE:COLD)

•   WCI Communities, Inc.

Skills & Experience

Real Estate Industry	Professional Services / Consulting	Corporate Governance	CEO Leadership / Executive Management	Accounting / Finance / Capital Markets	International Operations	Human Capital Management	Risk Management	Mergers & Acquisitions

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	11

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ANGELA SUN	PARTNER, HYLAND VENTURES
Age: 49 Director Since: 2021 Board Committees: • NomGov

Professional Experience

•   Hyland Ventures, LLC (f/k/a Rise Health Group Inc.), an early-stage investment and advisory company

Partner (2022 – present)

•   Alpha Edison, a venture capital firm

Chief Operating Officer and Partner (2019 – 2021)

•   Bloomberg L.P., a privately held financial, software, data and media company

Global Head of Strategy and Corporate Development (2015 – 2017)

Chief of Staff to the CEO (2008 – 2014)

•   Office of Mayor Michael Bloomberg

Senior Policy Advisor (2006 – 2008)

•   McKinsey & Company, a global management consulting firm

Engagement Manager (2001 – 2005)

•   JPMorgan Chase & Co., an investment banking company

Financial Analyst, Real Estate Investment Banking Division (1996 – 1998)

Director Qualifications

•   Ms. Sun’s broad-based experience in strategic planning, operations and business development across the financial services, technology, government, healthcare and media sectors brings diverse and invaluable insights into the boardroom

•   Ms. Sun’s service in the Bloomberg Administration, including overseeing city-wide urban planning and real estate development projects in New York City, provides a unique government and regulatory perspective to the Company’s management and the Board

•   Ms. Sun’s prior investment banking experience, including in large-scale land use projects, real estate development and commercial real estate transactions, enhances her contributions regarding finance, mergers & acquisitions and other Company transactions

•   Ms. Sun’s recognized efforts to help establish the Bloomberg Gender Equality Index, an industry-wide standard for issuers and investors, brings an important DEI perspective to the boardroom

•   Ms. Sun’s public company board experience enhances the Board’s and NomGov Committee’s understanding of key ESG priorities

Other Boards

Current Boards

•   The Western Union Company (NYSE:WU)

•   Maxim Crane Works, L.P.

•   Kero Sports

Past Boards

•   Apollo Strategic Growth Company (NYSE:APGB)

Skills & Experience

Real Estate Industry	Professional Services / Consulting	Corporate Governance	CEO Leadership / Executive Management	Accounting / Finance / Capital Markets	International Operations	Human Capital Management	Sustainability	Technology / Innovation	Cybersecurity	Mergers & Acquisitions

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	12

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RAJESH VENNAM	CHIEF FINANCIAL OFFICER, DARDEN RESTAURANTS, INC.
Age: 49 Director Since: 2024 Board Committees: • Audit

Professional Experience

•   Darden Restaurants, Inc., a national multi-brand restaurant owner and operator

Senior Vice President, Chief Financial Officer (2022 – present)

Senior Vice President, Chief Financial Officer and Treasurer (2021 – 2022)

Senior Vice President, Corporate Finance and Treasurer (2020 – 2021)

Senior Vice President, Finance & Analytics (2016 – 2020)

•   The Fresh Market, Inc., a specialty grocery retailer

Vice President, Financial Planning & Analysis and Investor Relations (2014 – 2016)

•   Red Lobster Hospitality, LLC, a restaurant chain operator

Senior Vice President, Financial Planning & Analysis and Treasury (2014)

Vice President, Finance (2013 – 2014)

•   Darden Restaurants, Inc., a national multi-brand restaurant owner and operator

Director, Financial Planning & Market Analysis, Longhorn Steakhouse (2010 – 2013)

Director Qualifications

•   Mr. Vennam brings to the Board and Audit Committee valuable insight into business operations, corporate finance and treasury cultivated over a career in finance spanning over two decades, including as chief financial officer of a publicly traded company

•   Mr. Vennam’s background in corporate acquisitions and divestitures, as well as his experience in financial and strategic planning, contributes to the Board’s investment and financial acumen

•   Mr. Vennam also brings to the Board cross-functional experience gained from his leadership of information technology, investor relations and business analytics functions of large organizations

Skills & Experience

Real Estate Industry	Professional Services / Consulting	Corporate Governance	CEO Leadership / Executive Management	Accounting / Finance / Capital Markets	Human Capital Management	Risk Management	Sustainability	Technology / Innovation	Cybersecurity	Mergers & Acquisitions

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	13

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Continuing Directors

Below are the biographies of our other current directors.

BRETT WHITE	CHIEF EXECUTIVE OFFICER, DISCOVERY LAND COMPANY
Age: 64 Director Since: 2015 Board Role: • Chair

Professional Experience

•   Discovery Land Company, LLC, a real estate development company

Chief Executive Officer (2022 – present)

•   Cushman & Wakefield plc

Executive Chairman (2015 – present)

Chief Executive Officer (2015 – 2021)

•   CBRE Group Inc., a commercial real estate services and investment firm

Chief Executive Officer (2005 – 2012)

President (2001 – 2005)

Director Qualifications

•   Due to his deep knowledge and historical understanding of the Company’s operations, strategy and industry dynamics derived from his service as CEO and at the helm of the Board, Mr. White is uniquely qualified to serve as a director of the Company and leader of our Board

•   Throughout his career, Mr. White has demonstrated a commitment to enhancing shareholder value through strategic decision-making and focus on long-term sustainability and strong financial performance

•   Mr. White has a proven track record of executive leadership and success throughout his nearly 40-year career in commercial real estate, having served as CEO of multiple large commercial real estate firms

Other Boards

Current Boards

•   Discovery Land Company, LLC

Past Boards, among others

•   CBRE Group Inc. (NYSE:CBRE)

•   Ares Commercial Real Estate Corporation (NYSE:ACRE)

•   Edison International (NYSE:EIX)

•   Anywhere Real Estate Inc. (f/k/a Realogy Holdings Corporation) (NYSE:HOUS)

•   Allied Universal

•   Southern California Edison

•   Mossimo, Inc.

Skills & Experience

Real Estate Industry	Professional Services / Consulting	Corporate Governance	CEO Leadership / Executive Management	Accounting / Finance / Capital Markets	International Operations	Human Capital Management	Risk Management	Mergers & Acquisitions

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	14

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JONATHAN COSLET	VICE CHAIRMAN, TPG GLOBAL
Age: 59 Director Since: 2018

Professional Experience

•   TPG Global, a global alternative asset manager

Vice Chairman (2020 – present)

Chief Global Investment Officer (2008 – 2020)

•   Donaldson, Lufkin & Jenrette, a former US investment bank

Associate (1991 – 1993)

•   Drexel Burnham Lambert, a former US investment bank

Financial Analyst (1987 – 1989)

Director Qualifications

•   Mr. Coslet’s management of complex investment portfolios at TPG requires a keen understanding of risk management, a crucial perspective in today’s dynamic commercial real estate environment, where effective risk mitigation and strategy is essential to sustained success

•   Mr. Coslet’s deep expertise in advising and growing companies and his robust investment background enhance the Board’s ability to oversee strategic initiatives aimed at growing the Company’s global presence

•   Mr. Coslet’s commitment to community engagement and social responsibility, including involvement on philanthropic boards, contributes to the Board a valuable perspective on ESG priorities

Other Boards

Current Boards

•   TPG, Inc. (NASDAQ:TPG)

•   Life Time Group Holdings, Inc. (NYSE:LTH)

•   Nextracker (NASDAQ:NXT)

•   Crunch Fitness

Past Boards, among others

•   IQVIA Holdings (NYSE:IQV)

•   Quintiles

•   Biomet, Inc.

•   Endurance Specialty Holdings, Inc.

•   Iasis Healthcare

Skills & Experience

Professional Services / Consulting	Corporate Governance	CEO Leadership / Executive Management	Accounting / Finance / Capital Markets	International Operations	Human Capital Management	Mergers & Acquisitions

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	15

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MICHELLE FELMAN	FORMER CO-HEAD OF ACQUISITIONS AND CAPITAL MARKETS, VORNADO REALTY TRUST
Age: 61 Director Since: 2023 Board Committees: • NomGov (Chair) • Compensation

Professional Experience

•   Vornado Realty Trust, a publicly traded real estate investment trust

Consultant (2011 – 2012)

Executive Vice President, Co-Head of Acquisitions and Capital Markets (1997–2010)

•   GE Capital, the financial services division of General Electric

Managing Director, Real Estate (1991 – 1997)

•   Morgan Stanley

Associate (1988 – 1991)

•   Columbia Business School

Adjunct Professor (2017 – Present)

Director Qualifications

•   Ms. Felman’s experience finding and valuing investment properties, and overseeing the complex process of underwriting, negotiating and structuring their acquisition, contributes a valuable M&A perspective to the Board

•   Ms. Felman’s business acumen, strong financial perspective and deep experience in global real estate help drive the Company toward its strategic goals

•   Ms. Felman has extensive international experience and a strong track record working with developers and investors

Other Boards

Current Advisory Appointments

•   Osso Capital LLC (Advisory Board)

•   Turner Impact Capital L.P. (Senior Advisor)

Past Boards, among others

•   Cyxtera Technologies, Inc. (OTC:CYXTQ)

•   Investcorp Holdings B.S.C. (Advisory Director to the real estate group)

•   Cumming Corporation

•   Scryer, Inc. (d/b/a Reonomy)

•   Partners Group Holding AG

•   Forest City Realty Trust, Inc. (NYSE:FCEA)

•   Choice Properties Real Estate Investment Trust

Skills & Experience

Real Estate Industry	Professional Services / Consulting	Corporate Governance	CEO Leadership / Executive Management	Accounting / Finance / Capital Markets	International Operations	Human Capital Management	Risk Management	Technology / Innovation	Cybersecurity	Mergers & Acquisitions

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	16

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JODIE W. MCLEAN	CHIEF EXECUTIVE OFFICER, EDENS
Age: 55 Director Since: 2018 Board Committees: • Compensation

Professional Experience

•   EDENS, a national retail and mixed-use real estate owner, operator and developer

Chief Executive Officer (2015 – present)

President and Chief Investment Officer (2002 – 2015)

Chief Investment Officer (1997 – 2002)

Director Qualifications

•   Ms. McLean’s extensive executive, strategic and investment experience over 27 years at EDENS, including overall leadership and accountability as Chief Executive Officer for nine years, enables her to provide valuable strategic insights related to investments, business development and the real estate industry at large to the Company’s management and the Board

•   Ms. McLean’s deep experience in the retail real estate investment industry, together with strong corporate financial acumen, brings an investor’s perspective to the boardroom and ensures that management remains focused on the priorities of the Company’s shareholders

•   Ms. McLean’s leadership at a national retail company known for its focus on enriching community and creating meaningful experiences through built space contributes an important perspective to the Board’s discussions regarding enhancing the Company’s impact in the built environment

•   Ms. McLean’s service on the board of directors of the Federal Reserve Bank of Richmond, including as Chairman, brings to the Board insight regarding monetary and economic policy, a particularly valuable contribution in light of the current macroeconomic environment and its impact on the Company

Other Boards

Current Boards

•   Sid Mashburn

•   Milhaus

•   The Federal Reserve Bank of Richmond

•   International Council of Shopping Centers (Trustee)

Past Boards, among others

•   Extended Stay America, Inc. (NASDAQ:STAY)

Skills & Experience

Real Estate Industry	Professional Services / Consulting	Corporate Governance	CEO Leadership / Executive Management	Accounting / Finance / Capital Markets	Human Capital Management	Risk Management	Technology / Innovation	Cybersecurity	Mergers & Acquisitions

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	17

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JENNIFER J. MCPEEK	FORMER CHIEF OPERATING OFFICER AND CHIEF FINANCIAL OFFICER
Age: 54 Director Since: 2024 Board Committees: • Audit

Professional Experience

•   Russell Investments, an investment firm

Chief Financial Officer (2018 – 2019)

•   Janus Henderson Investors plc (and predecessor firm Janus Capital Group), a global asset manager

Chief Operating & Strategy Officer (2016 – 2017)

Executive Vice President & Chief Financial Officer (2013 – 2016)

Senior Vice President of Corporate Finance & Treasurer (2011 – 2013)

Senior Vice President, Corporate Finance (2009 – 2011)

•   ING Investment Management, Americas, an investment management company

Senior Vice President, Head of Strategic Planning (2005 – 2009)

•   McKinsey & Company, a global consulting firm

Associate Principal, Corporate Finance & Strategy Practice (1995 – 2001)

Director Qualifications

•   As a former chief financial officer of a publicly traded company, and as a director on other boards in the financial services industry, Ms. McPeek’s Board and Audit Committee service is informed by her extensive experience with finance, public company responsibilities and strategic transactions

•   In line with her experience as a consultant to companies on value-based management and incentive design, Ms. McPeek’s contributions to Board discussions emphasize the importance of enhancing shareholder value

•   As a result of her investments expertise gained from leadership roles at privately held and publicly traded asset management companies, and as a CFA Charterholder, Ms. McPeek offers an insightful perspective on the Company’s investment strategy

Other Boards

Current Boards

•   Cboe Global Markets, Inc.

•   First American Funds Trust

Skills & Experience

Professional Services / Consulting	Corporate Governance	CEO Leadership / Executive Management	Accounting / Finance / Capital Markets	International Operations	Human Capital Management	Risk Management	Mergers & Acquisitions

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	18

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BILLIE IDA WILLIAMSON	FORMER PARTNER, ERNST & YOUNG LLP
Age: 71 Director Since: 2018 Board Committees: • Audit (Chair)

Professional Experience

•   Ernst & Young LLP, a global accounting firm

Senior Assurance Partner (1998 – 2011, 1974 – 1993)

•   Marriott International, Inc., a multinational lodging company

Senior Vice President, Finance and Corporate Controller (1996 – 1998)

•   AMX Corporation, a manufacturer of video switching and control devices

Chief Financial Officer (1993 – 1996)

Director Qualifications

•   Ms. Williamson brings to the Board and Audit Committee a wealth of experience in global business operations, finance, risk management, financial reporting and internal controls and audit functions cultivated over a 40-year career as a Big Four partner, public company controller and chief financial officer

•   As a certified public accountant, Ms. Williamson’s disciplined leadership of the Audit Committee is informed by her deep and nuanced understanding of accounting principles and financial reporting rules and regulations

•   Ms. Williamson’s significant public company board experience contributes to the Board’s understanding of governance trends and issues faced by public companies

Other Boards

Current Boards

•   Pentair plc (NYSE:PNR)

•   Cricut, Inc. (NASDAQ:CRCT)

Past Boards, among others

•   Kraton Corporation

•   XL Group Ltd.

•   CSRA Inc.

•   Janus Capital Group

•   Annie’s Inc.

•   Exelis, Inc.

Skills & Experience

Real Estate Industry	Professional Services / Consulting	Corporate Governance	CEO Leadership / Executive Management	Accounting / Finance / Capital Markets	International Operations	Human Capital Management	Risk Management	Sustainability	Technology / Innovation	Mergers & Acquisitions

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	19

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Board Composition

Our business and affairs are managed under the direction of the Board, which is currently comprised of ten directors. Our Articles of Association provide that the Board will have a minimum of five and maximum of eleven directors. The Board is divided into three classes, with each director serving a three-year term and one class being elected at each year’s annual general meeting of shareholders. Ms. MacKay, Mr. Dattels, Ms. Sun and Mr. Vennam serve as Class III directors with a term expiring at the Annual Meeting. Mr. Coslet, Ms. Felman and Ms. McPeek serve as Class I directors with a term expiring at our 2025 annual general meeting. Mr. White, Ms. McLean and Ms. Williamson serve as Class II directors with a term expiring at our 2026 annual general meeting. Upon the expiration of the term of office for each class of directors, each director in such class shall be up for election for a term of three years and, if elected, shall serve until a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Any additional directorships resulting from an increase in the number of directors or a vacancy may be filled by a determination the directors then in office.

As previously reported, Mr. Dattels, who has been a member of the Board since our initial public offering, informed the Company of his decision to retire and not to stand for re-election at the Annual Meeting. His term on the Board will expire at the conclusion of the Annual Meeting. In light of Mr. Dattels’ retirement, the Board is considering whether to reduce the size of the Board to nine directors upon expiration of Mr. Dattels’ term at the Annual Meeting.

In connection with the closing of our initial public offering in 2018, we entered into a Shareholders Agreement (the “Shareholders Agreement”) with TPG Global, LLC (together with its affiliates, “TPG”), PAG Asia Capital (together with its affiliates, “PAG,” and collectively with TPG, the “Principal Shareholders”), and Ontario Teachers’ Pension Plan Board (“OTPP,” and collectively with the Principal Shareholders, the “Founding Shareholders”). The Shareholders Agreement provides that the Founding Shareholders have certain rights to designate candidates for nomination to the Board. In June 2021, OTPP waived further exercise of its director nomination rights under the Shareholders Agreement. The Shareholders Agreement provides that for so long as each of TPG and PAG own at least 7.5% of our total ordinary shares outstanding as of the closing of our initial public offering, TPG and PAG would each be entitled to designate for nomination two of the seats on the Board. Thereafter, each of TPG and PAG will be entitled to designate for nomination one of the seats on the Board so long as they each own at least 2.5% of our total ordinary shares outstanding as of the closing of our initial public offering. Subject to any restrictions under applicable law or the NYSE listing rules, each of TPG and PAG also have the ability to appoint one director to each Board committee for as long as they have the right to designate for nomination at least one of the seats on the Board. We are required, to the extent permitted by applicable law, to take all necessary action (as defined in the Shareholders Agreement) to cause the Board and each Board committee to include certain persons designated by TPG in the slate of director nominees recommended by the Board for election by the shareholders and solicit proxies and consents in favor of such director nominees.

Pursuant to the Shareholders Agreement, Lincoln Pan (a former Class III director whose term would have expired at the Annual Meeting) and Anthony Miller (a former Class I director whose term would have expired at the 2025 annual general meeting of shareholders) were previously designated by PAG as director nominees in 2017 and 2021, respectively. On March 12, 2024, each of Mr. Pan and Mr. Miller notified the Board of his decision to resign from the Board, effective as of March 18, 2024, which the Board accepted. Notwithstanding PAG’s right, based on its then-current level of share ownership, to designate one replacement nominee pursuant to the terms of the Shareholders Agreement, on March 12, 2024 PAG advised the Company that it would not designate a director to be included in the slate of director nominees+ for election at the Annual Meeting and also waived its Board committee appointment rights and certain other approval rights under the Shareholders Agreement.

Pursuant to the Shareholders Agreement, Mr. Coslet and Mr. Dattels were previously designated by TPG as director nominees in 2018. As of March 25, 2024, TPG continued to hold the number of ordinary shares needed to retain the right under the Shareholders Agreement to designate two candidates for nomination to the Board.

Director Independence

Our ordinary shares are listed on the NYSE. Subject to certain exceptions, the NYSE listing rules require that (i) independent directors comprise a majority of a listed company’s board of directors and (ii) each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Members of the compensation committee and the audit committee of a listed company must also satisfy certain enhanced independence requirements under the NYSE listing rules and the rules promulgated under U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), including Rule 10A-3 and Rule 10C-1.

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For a director to be considered independent under the NYSE listing rules, the Board must affirmatively determine that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer or an organization that has a relationship with the Company). The Board has affirmatively determined that each director who served during 2023 was, and each nominee for director and current director qualifies as, an independent director in accordance with the NYSE listing rules, except for Mr. White, our Executive Chairman; Ms. MacKay, our current Chief Executive Officer (“CEO”) (who joined the Board in July 2023); and Mr. Forrester, our former CEO (who served on the Board through June 2023). In addition, the Board has definitively determined that each director who served on the Audit Committee or the Compensation Committee during 2023 satisfied, and each current director who currently serves on such committees satisfies, the heightened independence standards for such committees under the applicable rules of the NYSE and the Exchange Act.

Independent Director Meetings

Our independent directors regularly meet in executive session without management or management directors present. Our Lead Director presides at such meetings.

Board Leadership Structure

The following section describes the Board leadership structure, the reasons the Board considers that this structure is appropriate at this time, the roles of various positions and related key governance practices. The Board believes that the mix of experienced independent and non-independent directors that currently makes up the Board, the Board committee composition and the separation of the roles of Chairman and CEO benefit the Company and its shareholders.

Independence

The Board has an appropriate mix of independent directors and non-independent directors. The Board currently includes eight independent directors and two non-independent directors, Ms. MacKay and Mr. White.

Separate Chairman and CEO

With respect to the roles of Chairman and CEO, the Corporate Governance Guidelines provide that the roles may be separated or combined, and the Board will exercise its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. The roles of Chairman and CEO are currently separated. The Board believes that this structure clarifies the individual roles and responsibilities of CEO and Chairman, streamlines decision-making and enhances accountability.

The Board believes that, at this time, separating the roles of Chairman and CEO is the most effective leadership structure because it allows Ms. MacKay to focus on the management of the Company, day-to-day operations and engaging with external stakeholders.

Our Executive Chairman, Mr. White, focuses his attention on the broad strategic issues considered by the Board, leveraging his strong public company background to provide strategic guidance and effective oversight of management, engaging with the CEO between Board meetings and providing guidance to our CEO. As our former CEO, Mr. White has valuable experience with respect to the issues, challenges and opportunities we face, positioning him well to develop agendas and ensure that the Board’s time and attention are focused on the most critical matters.

Mr. White serves as the Executive Chairman of the Board and is an employee of the Company. Due to his employment with the Company, Mr. White has not been deemed an independent director. When the Chairman of the Board is not an independent director, our Corporate Governance Guidelines provide that our independent directors shall elect from among themselves a Lead Director. The Lead Director is responsible for serving as liaison between the Executive Chairman and the independent directors, reviewing and providing input on meeting agendas and schedules for the Board, and presiding at executive sessions of the independent directors and any other Board meetings at which the Executive Chairman is not present, among other responsibilities. Mr. Dattels currently serves as our Lead Director. In connection with his retirement from the Board, the independent directors of the Board will select a new Lead Director.

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Self-Evaluation

The NomGov Committee annually leads the process of evaluating the performance of the Board as a whole. The chair of the NomGov Committee reports the NomGov Committee’s conclusions to the Board and makes recommendations to the Chairman regarding changes that the committee deems appropriate for consideration by the Board. The NomGov Committee also annually oversees the evaluation of the performance of each committee of the Board. As part of this process, each of the Audit Committee, Compensation Committee and NomGov Committee annually evaluate its performance as a committee. The chair of each committee reports that committee’s conclusions to the Board and may make recommendations for improvement to the Board.

Director Compensation Program

Directors who are employees or a substantial equivalent thereof of the Company or any Principal Shareholder do not receive any compensation for their services as directors.

In 2023, each director who was neither an employee of the Company nor an employee of or advisor to any Principal Shareholder (each, a “Non-Employee Director”) was entitled to receive annual cash retainers for Board and committee service as set forth in the table below.

Type of Compensation	Base Retainer	Additional Retainer For Committee Chair
Annual Board member retainer	$100,000	N/A
Audit Committee member	$10,000	$30,000
Compensation Committee member	$10,000	$15,000
Nominating and Corporate Governance Committee member	$5,000	$10,000

Directors do not earn fees for each meeting attended; however, they are reimbursed for out-of-pocket expenses relating to their service on the Board.

In addition, in 2023 each Non-Employee Director was eligible to receive an annual RSU award with a grant date value of $180,000, which will vest in full on the earlier of the first anniversary of the date of grant or the next annual shareholder meeting. All awards granted in 2023 were granted under our Amended & Restated 2018 Omnibus Non-Employee Director Share and Cash Incentive Plan.

New directors are eligible to receive pro-rated annual cash retainers for Board and committee service as well as a pro-rated annual RSU award based on when they joined the Board.

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2023 Director Compensation Table

The table below summarizes the compensation of each director in 2023 (other than Ms. MacKay, our current CEO; Mr. Forrester, our former CEO; and Mr. White, our current Executive Chairman, each of whose compensation is discussed in the Summary Compensation Table).

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)	Total
Jonathan Coslet	—	—	—
Timothy Dattels	—	—	—
Anthony Miller	—	—	—
Lincoln Pan	—	—	—
Angelique Brunner(3)	$57,500	$180,001	$237,501
Michelle Felman(4)	$17,120	$94,683	$111,803
Jodie McLean(5)	$120,000	$180,001	$300,001
Angela Sun(6)	$112,500	$180,001	$292,501
Billie Williamson	$140,000	$180,001	$320,001
(1)	Mr. Vennam and Ms. McPeek each joined the Board effective March 18, 2024 and therefore are not included in this table.
(2)	This column represents the grant date fair value of the RSU awards to the Non-Employee Directors, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, which is based on the closing price of our ordinary shares on the grant date ($7.64 on November 2, 2023 for Ms. Felman and $7.76 on May 11, 2023 for all others). The aggregate number of outstanding stock awards held by our independent directors as of December 31, 2023 consisted of the following RSUs: Mr. Coslet – 0, Mr. Dattels – 0, Mr. Miller – 0, Mr. Pan – 0, Ms. Felman – 12,393, Ms. McLean – 23,196, Ms. Sun – 23,196, and Ms. Williamson – 23,196.
(3)	Ms. Brunner served on the Board (and the Audit Committee and the NomGov Committee) during 2023 through her resignation effective June 30, 2023. Ms. Brunner received an RSU grant on May 11, 2023 but, pursuant to its terms, the award was subsequently forfeited in connection with Ms. Brunner’s resignation from the Board.
(4)	Ms. Felman joined the Board on November 2, 2023 and was appointed to the NomGov Committee effective that same date. Ms. Felman’s compensation in 2023 reflects her partial year of service.
(5)	Ms. McLean was appointed to the Audit Committee effective July 1, 2023. Ms. McLean’s compensation in 2023 reflects her partial year of Audit Committee service.
(6)	Ms. Sun was appointed to the NomGov Committee effective July 1, 2023. Ms. Sun’s compensation in 2023 reflects her partial year of NomGov Committee service.

Succession Planning

Succession planning and talent development are important at all levels within the Company. The Board is responsible for the oversight of the Company’s succession planning for our CEO and other executive officers, including identifying the skills, experience and attributes of being an effective leader in light of the Company’s business strategies, opportunities and challenges. This process is designed to prepare the Company for both expected successions, such as those arising from anticipated retirements, as well as those occurring when executives leave unexpectedly, or due to death, disability or other unforeseen events. The Board and the Compensation Committee review, at least annually, leadership development initiatives and short- and long-term succession plans for the CEO and our other executive officers, all in the context of the Company’s overall business strategy and with a focus on risk management. The Board may also from time to time retain outside advisors to assist it in assessing the Company’s senior leadership and identifying developmental needs. In addition, the CEO may provide regular assessments to the Board of senior leaders and their potential to succeed at key senior management positions. As part of this process, potential leaders interact with Board members through formal presentations and during informal events to get exposure to the Board for purposes of leadership development.

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Compensation Committee Interlocks and Insider Participation

During 2023, the members of the Compensation Committee were Mr. Dattels, Ms. McLean and Mr. Pan. None of the members of the Compensation Committee in 2023 (a) was an officer or employee of the Company or any of its subsidiaries, (b) was a former officer of the Company or any of its subsidiaries, or (c) had any related party relationships requiring disclosure under Item 404 of Regulation S-K. During 2023, no executive officer of the Company served as a member of the board of directors or on the compensation committee of any other company whose executive officers or directors serve or served as a member of the Board or our Compensation Committee.

Board Role in Enterprise Risk Oversight

Full Board

The Board, as a whole and through its committees, has responsibility for the direct oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes, activities and controls designed and implemented by management are adequate and functioning as designed. The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic direction, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the most significant risks the Company faces and what steps management is taking to identify, mitigate and manage those risks, but also understanding what level of risk is appropriate for our Company. The involvement of our full Board in reviewing our business is an integral aspect of its assessment of the Company’s risk profile and also its determination of what constitutes an appropriate level of risk.

While our full Board has overall responsibility for risk oversight, it has delegated primary oversight of certain risks to its committees. These committees meet regularly and report back to the full Board through committee chair reports on risks and play a significant role in carrying out our Board’s risk oversight function.

Audit Committee

Our Audit Committee evaluates and discusses the Company’s overall guidelines, policies, processes and procedures with respect to risk assessment and risk management, including material risks that could impact the Company’s performance, operations and strategic plans. It also monitors our major financial risk exposures, information security risks (including cybersecurity and data security risks), ESG reporting, and legal, compliance and reputational risks, and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee receives regular reports from our Chief Financial Officer (“CFO”), Chief Ethics & Compliance Officer, Global Controller, Head of Internal Audit, Head of SOX Compliance, Chief Digital & Information Officer, Chief Information Security Officer and Chief Tax Officer, as well as updates from our General Counsel, on any developments affecting our overall risk profile and on issues of non-compliance and incident management. Our Audit Committee is committed to the prevention, timely detection and mitigation of the effects of cybersecurity threats or incidents to the Company.

Compensation Committee

Our Compensation Committee oversees the design and implementation of our compensation and benefits programs and policies and monitors the incentives created by these programs and policies to determine whether they encourage excessive risk-taking. Our Compensation Committee also assesses the relationship between risk management practices and compensation and considers controls or changes that could mitigate any such risk.

NomGov Committee

Our NomGov Committee oversees our major corporate governance risks associated with corporate governance matters, ESG strategy, shareholder proposals, Board independence, and Board and committee composition.

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Management

The Company’s management is responsible for assessing and managing the Company’s exposure to risk, which is embedded within the strategic and operational planning process of the Company. In collaboration with our legal, compliance and ethics, internal audit and other functional teams within the Company, senior executives representing various service lines, operational areas and geographic regions are members of our Risk Assurance Committee (the “RAC”), which meets quarterly to review, refresh and discuss our most current significant enterprise risks. The RAC prepares an annual enterprise risk report that is presented and reviewed by our Audit Committee and is intended to deliver deeper insights to the Board on governance, the Company’s risk management framework and mitigation strategies, and the effectiveness of our controls, designs and execution of risk policies and procedures. In preparing this report the RAC interviews regional and functional senior leaders and aggregates their feedback with other internal and external data sources to prepare a list of the most significant enterprise risks facing the Company and what management is doing to mitigate such risks.

Board Meetings and Committees

Our directors are expected to attend all or substantially all Board meetings and meetings of the committees on which they serve, as well as the annual general meeting of shareholders of the Company.

The Board held five meetings in 2023. In 2023, each director attended at least 75% of all meetings of the Board and of any committees on which they served during the period such director was on the Board or such committee. Two of our ten then-current directors attended our 2023 annual general meeting of shareholders.

The Board currently has three standing committees: the Audit Committee, the Compensation Committee and the NomGov Committee, each of which consists solely of independent directors. Each standing committee has adopted a written charter, meets periodically throughout the year, reports its actions and recommendations to the Board, receives reports from senior management and has the authority to retain outside advisors in its discretion at the Company’s expense. The primary responsibilities of each committee are summarized below and set forth in more detail in each committee’s written charter, which can be found in the governance section on our website at https://ir.cushmanwakefield.com.

The following table describes the current members of each standing committee and the number of meetings held by each standing committee in 2023, and indicates which of our directors are independent:

Director	Board	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Independent
BRETT WHITE	Chair
MICHELLE MACKAY
JONATHAN COSLET
TIMOTHY DATTELS	Lead Director		Chair
MICHELLE FELMAN				Chair
JODIE MCLEAN
JENNIFER MCPEEK
ANGELA SUN
RAJESH VENNAM
BILLIE WILLIAMSON		Chair
NUMBER OF MEETINGS	—	7	5	5	—

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The current membership and primary responsibilities of each standing Committee are summarized below.

Audit Committee
The primary responsibilities of the Audit Committee are addressed below.

Relevant Areas of Focus:	Committee Members

•

Appoint our independent registered public accounting firm annually (our “Independent Auditor”); evaluate the Independent Auditor’s independence and performance and replace it as necessary; and set guidelines for the hiring of former employees of the Independent Auditor;

•

Pre-approve audit and non-audit services from our Independent Auditor;

•

Review the audit plans and findings of our Independent Auditor and our internal audit function;

•

Review with our management and Independent Auditor our financial statements, including significant financial reporting issues and new accounting policies;

•

Review with our management and Independent Auditor the adequacy of our internal controls over financial reporting;

•

Oversee our policies and procedures with respect to risk management; and

•

Oversee the implementation and effectiveness of our compliance and ethics program, including our “whistleblowing” procedures.

Billie Williamson (Chair) Jennifer McPeek Rajesh Vennam All members are financially literate and qualify as an “audit committee financial expert” as defined by the SEC

Compensation Committee
The primary responsibilities of the Compensation Committee are addressed below.

Relevant Areas of Focus:	Committee Members

•

Review and recommend to the Board for approval the corporate goals and objectives relevant to the compensation of our CEO, evaluate the performance of our CEO in light of those goals and objectives, and recommend to the Board for approval the compensation of our CEO based on that evaluation;

•

Review and approve the corporate goals and objectives relevant to the compensation of our executive officers (other than the CEO); evaluate the performance of our executive officers (other than the CEO) in light of those goals and objectives; and determine the compensation of our executive officers (other than the CEO) based on that evaluation;

•

Identify, evaluate and recommend to the Board potential successors to the CEO and other executive officers, and report annually to the Board regarding CEO and other executive officer succession;

•

Review and approve policies and guidelines related to the compensation of our executive officers and directors; and

•

Establish, review and administer our compensation and employee benefit plans.

Timothy Dattels (Chair) Michelle Felman Jodie McLean

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Nominating and Corporate Governance Committee
The primary responsibilities of the NomGov Committee are addressed below.

Relevant Areas of Focus:	Committee Members

•

Develop and recommend criteria to the Board for selecting new directors;

•

Conduct inquiries into the background and qualifications of candidates for the Board and recommend proposed nominees to the Board;

•

Recommend corporate governance guidelines to the Board; and

•

Oversee the evaluation of the performance of the Board.

Michelle Felman (Chair) Timothy Dattels Angela Sun

Stock Ownership Policy

We recognize the importance of aligning the interests of our management and directors with those of our shareholders. As a result, the Compensation Committee has established a stock ownership policy for directors and certain executive officers. Under the policy, our Named Executive Officers (as defined below) and Non-Employee Directors are expected to accumulate “Qualifying Equity” of the Company having a fair market value equal to the multiples of annual base salary or cash retainer set forth in the table below. “Qualifying Equity” includes all ordinary shares beneficially owned, vested but unsettled restricted stock units (“RSUs”), all unvested time-vesting RSUs, and shares held in a 401(k) plan or notionally through a deferred compensation plan.

Qualifying Equity
CEO and Executive Chairman	6x Salary
Other Named Executive Officers	3x Salary
Non-Employee Directors	5x Annual Cash Retainer

Any Named Executive Officer or Non-Employee Director who does not meet or exceed these guidelines is subject to a retention requirement that restricts the sale of some or all of such person’s equity. Our CEO and Non-Employee Directors are subject to a 100% retention requirement and our other Named Executive Officers are subject to a 75% retention requirement. The retention requirements do not apply to shares acquired for fair value prior to our initial public offering, or shares withheld to satisfy tax or exercise price payment obligations. The Compensation Committee determines the amount of Qualifying Equity required to be held by each individual annually based upon (a) his or her then-current annual base salary or cash retainer and (b) our average closing share price over the previous thirty-day period. When an individual has attained his or her minimum ownership threshold, future compensation increases and changes in stock price will not impact the calculation, and he or she will not be subject to re-measurement as long as he or she continues to retain the requisite minimum number of shares. However, if a Named Executive Officer is promoted into a new position with a higher ownership requirement, the individual’s ownership will be measured against such higher requirement at the next annual measurement date.

As of December 31, 2023, all of our directors and Named Executive Officers were in compliance with the stock ownership policy, either by meeting the applicable minimum ownership requirement or by satisfying the applicable retention requirement. Mr. Forrester was not subject to stock ownership requirements as of December 31, 2023 as he ceased to be an executive officer on June 30, 2023.

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Policies on Hedging, Pledging and Insider Trading

We have adopted an insider trading policy that provides that no employee, officer or director, nor certain of their family members, household members or entities which they control, may engage in any short sales, derivative transactions (including put or call options) or hedging transactions (including “zero-cost collars”) relating to our securities. It also prohibits such persons from holding our securities in margin accounts or pledging our securities as collateral. This is intended to, among other things, prohibit our employees, officers and directors from insulating themselves against the effects of poor share price performance.

Our insider trading policy also sets out requirements for trades in our securities that all directors, executive officers and other designated insiders must follow. Under the policy, our directors, executive officers and other designated insiders are prohibited from trading in our securities outside of our quarterly trading windows, and trades inside the windows are subject to pre-clearance by our legal department, in each case except under pre-approved trading plans under Rule 10b5-1 of the Exchange Act.

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PROPOSAL 1

ELECTION OF DIRECTORS

Based on the recommendation of the NomGov Committee, the Board has nominated the three directors identified in this Proxy Statement for election at the Annual Meeting to hold office until the annual general meeting of shareholders to be held in 2027 and the election of their successors. Mr. Dattels will not stand for re-election at the Annual Meeting.

Required Vote

A nominee must receive more votes “FOR” than “AGAINST” her or his re-election in order to be re-elected. Shareholders may vote “FOR” or “AGAINST” all three or any of the nominees or may elect to “ABSTAIN” their vote for all three or any of the nominees. Votes to “ABSTAIN” with respect to a nominee and broker non-votes are not considered votes cast, and so will not affect the outcome of the nominee’s election.

Recommendation

FOR	THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL OF THE NOMINEES FOR DIRECTOR.

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AUDIT AND OTHER FEES

The following table shows the fees for audit and other services provided by KPMG LLP for the years ended December 31, 2023 and 2022 and describes the types of services provided in each category:

Fees	2023	2022
Audit Fees(1)	$9,134,000	$8,974,000
Audit-Related Fees(2)	527,000	749,000
Tax Fees(3)	41,000	53,000
All Other Fees(4)	—	—
Total Fees	$9,702,000	$9,776,000
(1)	Includes fees associated with the audit of our annual financial statements, review of our annual report on Form 10-K and quarterly reports on Form 10-Q, statutory audits, consents, and assistance with and review of registration statements filed with the SEC. In addition, audit fees include those fees associated with the audit of the effectiveness of our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	Includes fees associated with internal control matters and services not required by statute or regulation.
(3)	Includes fees associated with tax compliance at domestic and international locations and domestic and international tax advice.
(4)	Not applicable.

Pre-Approval Policies and Procedures

Consistent with its charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work of the Company’s independent auditor. As part of this responsibility and pursuant to the Policy for Pre-Approval of Audit and Non-Audit Services, the Audit Committee is required to pre-approve all audit and non-audit services proposed to be provided by the independent auditor, including the fees to be paid for such services, to assure that they do not impair the auditor’s independence from the Company.

Audit Committee Report

The Audit Committee operates pursuant to a charter adopted by the Board. The Audit Committee reviews and assesses the adequacy of this charter annually. A brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under “Corporate Governance—Board Meetings and Committees—Audit Committee.”

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2023 with management and with the independent registered public accounting firm.

Discussions included, among other things:

•	the acceptability of accounting principles and practices;
•	the reasonableness of significant accounting judgments and critical accounting policies, practices and estimates; and
•	the effectiveness of Cushman & Wakefield’s internal controls over financial reporting and adequacy of financial reporting and disclosure procedures.

Management represented to the Audit Committee that the Company’s consolidated financial statements as of and for the year ended December 31, 2023 were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee also discussed with management and KPMG LLP the process used to support certifications by the Company’s CEO and CFO that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany

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the Company’s periodic filings with the SEC and the process used to support management’s annual report on the Company’s internal controls over financial reporting.

The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by applicable Public Company Accounting Oversight Board (“PCAOB”) standards (including significant accounting policies, critical accounting policies and estimates, alternative accounting treatments and critical audit matters). In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors (as of February 16, 2024, the date of the Audit Committee’s recommendation):

Billie Williamson (Chair)
Jodie McLean
Angela Sun

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PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP as the independent registered public accounting firm for Cushman & Wakefield plc for the year ending December 31, 2024. Although the ratification of this appointment is not required to be submitted to a vote of the shareholders, the Board believes it appropriate as a matter of policy to request that the shareholders ratify the appointment of the registered public accounting firm for the year ending December 31, 2024.

We anticipate that a representative of KPMG LLP will be present at the Annual Meeting. The representative will be given the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to any appropriate questions that may be submitted by shareholders at the Annual Meeting.

Required Vote

This proposal will be approved if the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” the proposal. Abstentions are not considered votes cast and will not have any effect on this proposal. If you own ordinary shares through a bank, broker or other holder of record, your broker may vote your shares on this proposal in the absence of instructions from you because this is considered a “routine” matter. Refer to “General Information about the Annual Meeting—What are ‘routine’ and ‘non-routine’ matters and what are ‘broker non-votes’?” for more information on “routine” matters.

Recommendation

FOR	THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024.

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PROPOSAL 3

APPOINTMENT OF U.K. STATUTORY AUDITOR

Under the U.K. Companies Act of 2006 (the “U.K. Companies Act”), the Company is required to appoint a U.K. statutory auditor (“U.K. Statutory Auditor”) at each general meeting at which the U.K. Annual Report and Statutory Accounts are presented to shareholders, to hold office until the conclusion of the next such meeting. The Audit Committee has recommended to the Board the re-appointment of KPMG LLP as the U.K. Statutory Auditor for Cushman & Wakefield plc for the year ending December 31, 2024 and has confirmed to the Board that its recommendation is free from third party influence and that no restrictive contractual provisions have been imposed on the Company limiting the choice of its U.K. Statutory Auditor.

Required Vote

This proposal will be approved if the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” the proposal. Abstentions are not considered votes cast and will not have any effect on this proposal. If you own shares through a bank, broker or other holder of record, your broker may vote your shares on this proposal in the absence of instructions from you because this is considered a “routine” matter.

Recommendation

FOR	THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPOINT KPMG LLP AS OUR U.K. STATUTORY AUDITOR FOR THE YEAR ENDING DECEMBER 31, 2024.

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PROPOSAL 4

AUDIT COMMITTEE AUTHORIZATION TO DETERMINE COMPENSATION OF U.K. STATUTORY AUDITOR

Under the U.K. Companies Act, the remuneration of our U.K. Statutory Auditor must be fixed in a general meeting or in such manner as may be determined in a general meeting. We are asking our shareholders to authorize the Audit Committee of the Company to determine the remuneration of KPMG LLP in its capacity as the Company’s U.K. Statutory Auditor under the U.K. Companies Act for the year ending December 31, 2024.

Required Vote

This proposal will be approved if the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” the proposal. Abstentions are not considered votes cast and will not have any effect on this proposal. If you own shares through a bank, broker or other holder of record, your broker may vote your shares on this proposal in the absence of instructions from you because this is considered a “routine” matter.

Recommendation

FOR	THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE AUDIT COMMITTEE TO DETERMINE THE COMPENSATION OF OUR U.K. STATUTORY AUDITOR FOR THE YEAR ENDING DECEMBER 31, 2024.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis addresses the principles underlying our executive compensation program and the policies and practices for the year ended December 31, 2023 for (i) our principal executive officers in 2023, (ii) our principal financial officer in 2023, and (iii) the three other most highly compensated executive officers of the Company as of December 31, 2023 (we refer to (i) through (iii), collectively, as our “Named Executive Officers”). Set forth below are the names and positions of our Named Executive Officers as of December 31, 2023:

MICHELLE MACKAY	JOHN FORRESTER	NEIL JOHNSTON	BRETT WHITE	ANDREW MCDONALD	NOELLE PERKINS
current CEO(1)	former CEO(2)	Chief Financial Officer	Executive Chairman	Global President & Chief Operating Officer(3)	Executive Vice President, General Counsel & Corporate Secretary(4)
(1)	Ms. MacKay was promoted to our CEO as of July 1, 2023. Prior to that she served as our President & Chief Operating Officer.
(2)	Mr. Forrester served as our CEO in 2023 until he retired from that position on June 30, 2023. Mr. Forrester subsequently served as a non-executive Strategic Advisor until December 31, 2023.
(3)	Mr. McDonald was promoted to our Global President & Chief Operating Officer (“COO”) as of July 1, 2023. Prior to that he served as our President.
(4)	Ms. Perkins joined the Company on July 1, 2023.

2023 Management Changes

On June 30, 2023, Mr. Forrester retired from his position as CEO and as a member of the Board. As part of the Company’s long-standing succession plan, the Board appointed Ms. MacKay to the role of CEO as of July 1, 2023. Ms. MacKay also joined the Board on that date, serving as a Class III director. The Board promoted Ms. MacKay to CEO based on her track record of creating substantial value for shareholders and clients through her deep expertise in commercial real estate and corporate strategy. The Board also promoted Mr. McDonald to the position of Global President & COO as of July 1, 2023, based on Mr. McDonald’s pivotal role in recent years in the firm’s profitability, growth and development of new strategic opportunities. Additionally, the Board appointed Noelle Perkins as our Executive Vice President, General Counsel & Corporate Secretary effective on July 1, 2023, based on Ms. Perkins’ experience in corporate legal strategy, public company governance and risk management. The Board believes these transitions have resulted in a formidable leadership team that is uniquely qualified to steer evolution within the commercial real estate services industry. The Board believes this team will enable the Company to focus on balance sheet management and appropriate capital allocation while simultaneously investing in sustainable growth.

Prior to her promotion, Ms. MacKay had served as our President & COO from January 1, 2022. In that role she led the Company’s EMEA region, Global Occupier Services, C&W Services (the Company’s facilities services business), DEI efforts and DTZ Investors (the Company’s real estate investment management business). Prior to that position, Ms. MacKay served as our Executive Vice President & COO beginning in March 2020. Ms. MacKay previously served as a member of the Board from November 2018 to March 2020.

Prior to his promotion, Mr. McDonald had served as our President from January 1, 2022, where he led the Company’s Americas and APAC businesses. Prior to that position, Mr. McDonald served as Chief Executive, Americas beginning in July 2020 and before that he led Cushman & Wakefield’s Americas West region beginning in November 2017. Mr. McDonald had previously served as our Executive Managing Director and Regional Managing Principal for Greater Los Angeles/Orange County.

Prior to joining the Company on July 1, 2023, Ms. Perkins served as Senior Vice President, General Counsel, Chief Risk Officer & Secretary of Univar Solutions Inc., a global chemical and ingredient distributor.

Mr. Forrester remained employed by the Company as a non-executive Strategic Advisor from July 1, 2023 through December 31, 2023 in order to help ensure a smooth transition of his duties and responsibilities to Ms. MacKay.

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Executive Officers

Age: 58 Executive Vice President, Chief Financial Officer & Chief Accounting Officer	NEIL JOHNSTON
Mr. Johnston has served as our Executive Vice President & CFO since February 2021. Mr. Johnston has also served as our Chief Accounting Officer since September 2022. Prior to his current role, Mr. Johnston served as a consultant to the Company from January 2021 to February 2021. Mr. Johnston previously served as Executive Vice President & Chief Financial Officer at Presidio, Inc., a global digital services and solutions provider, from January 2018 to December 2020. Mr. Johnston served as Executive Vice President & Chief Financial Officer of Cox Automotive, a provider of solutions for automotive dealers, from June 2015 until December 2017. Before working for Cox Automotive, Mr. Johnston served as Executive Vice President of Strategy and Digital Innovation at Cox Media Group (“CMG”), a media, news and entertainment company. Prior to holding that position, he served as Chief Financial Officer of CMG from 2009 to 2012. Mr. Johnston was the CFO of Cox Radio from 2000 until 2009, and he began his career with Cox Enterprises in 1996, serving in various financial and business development roles. Prior to joining Cox, Mr. Johnston worked for Coca-Cola Enterprises, Inc. and Deloitte and Touche, LLP. Mr. Johnston holds an M.B.A. from the Wharton School of the University of Pennsylvania and degrees in accounting, finance and information systems from Georgia State University and the University of Cape Town, South Africa.

Age: 48 Global President & COO	ANDREW MCDONALD
Mr. McDonald has served as our Global President & COO since July 1, 2023. Prior to these current roles, Mr. McDonald served as our President from January 2022. Prior to that, Mr. McDonald served as Chief Executive, Americas beginning in July 2020. Mr. McDonald led Cushman & Wakefield’s Americas West region from November 2017 to July 2020 and before that he served as Executive Managing Director and Regional Managing Principal for Greater Los Angeles/Orange County. Mr. McDonald began his professional career at ASIMCO, a Beijing-based private equity firm. He later joined Cushman Realty Corporation, which merged with Cushman & Wakefield in 2001. Mr. McDonald currently serves on the board of directors of the California Hospital Medical Center and The Los Angeles Coalition. He is a member of the Real Estate Roundtable and the Policy Advisory Board at the Fisher Center for Real Estate and Urban Economics.

Age: 46 Executive Vice President, General Counsel & Corporate Secretary	NOELLE PERKINS
Ms. Perkins has served as our Executive Vice President, General Counsel & Corporate Secretary since July 2023. Prior to joining Cushman & Wakefield, Ms. Perkins served as Senior Vice President, General Counsel, Chief Risk Officer & Secretary of Univar Solutions, Inc. (“Univar”), a global chemical and ingredient distributor, from November 2019 to June 2023. From March 2018 to October 2019, Ms. Perkins served as Deputy General Counsel and Assistant Secretary of Univar. Prior to that, Ms. Perkins served as Chief Counsel for the Oilseeds Processing segment of Archer Daniels Midland Company, a global agricultural processing and food ingredient public company, from August 2014 to March 2018. She holds a B.A. from Northwestern University and a J.D. from the University of Illinois College of Law.

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Age: 49 Executive Vice President, Chief Investment & Strategy Officer	NATHANIEL ROBINSON
Mr. Robinson has served as our Executive Vice President, Chief Investment & Strategy Officer since July 2023. Prior to that, he served as our Chief Investment Officer and Executive Vice President of Strategic Planning beginning in 2018 and as our SVP, Corporate Development beginning in 2016. Prior to joining Cushman & Wakefield, Mr. Robinson was an Investment Partner at Virgo Capital where he focused on making new platform investments and developing strategic initiatives for the firm’s portfolio companies. Mr. Robinson also previously worked in Morgan Stanley’s Global Technology Group and is a co-founder and former chairman of PhillyCarShare, which was acquired by Enterprise Holdings in 2011. He holds a B.S. in finance and accounting from Drexel University, an M. P. P. from Harvard University and an M.B.A. from Dartmouth College.

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2023 Company Performance and Highlights

For the year we generated $9.5B in revenue despite challenging market conditions in the commercial real estate sector. We believe the performance of our services businesses helps dampen the cyclicality of our brokerage and capital markets businesses.
We generated $570M in Adjusted EBITDA(1), which demonstrated the resiliency of our operating model and our ability to diligently manage operating costs. During 2023, given lower revenue, we were careful stewards of our resources.
We generated $101M of Free cash flow(1), an improvement over 2022, demonstrating our focused management of the Company’s working capital as well as our prudence in CapEx spending.
In 2023, we completed two debt refinancings, pushing the nearest significantly funded debt maturity out to 2028(2). This demonstrated our focused, adept and opportunistic balance sheet management.
At year-end we had $1.9B in liquidity, consisting of $0.8B of cash and $1.1B (undrawn) availability under our revolving credit facility. We believe this level of liquidity is healthy and provides us with adequate flexibility to prudently manage our business regardless of external conditions.
(1)	Non-GAAP financial measure. See Annex A of this Proxy Statement for additional information and a reconciliation of (a) our Net (loss) income to Adjusted EBITDA and (b) our Net cash provided by operating activities to Free cash flow.
(2)	Excluding $193M in remaining aggregate principal balance (as of December 31, 2023) under a term loan that matures in August 2025 that we expect to repay using on-hand cash prior to maturity.

Review of Compensation Practices

At our 2023 annual general meeting of shareholders, shareholders showed strong support for our 2022 executive compensation program, with 98.6% of the votes cast in favor of approving, on an advisory basis, the compensation of our Named Executive Officers. The Compensation Committee considered this result, and given the high level of support, did not make any significant changes to our executive compensation program specifically as a result of this say-on-pay vote. In order to ensure that our compensation programs align with the interests of our shareholders and attract and retain necessary talent for the Company, we will continue to engage with our shareholders and review and evolve our compensation programs.

Compensation Philosophy and Objectives

Our compensation philosophy is to provide an attractive, flexible and effective compensation package that is tied to our corporate performance and aligned with the interests of our shareholders. Our executive compensation program is designed to help us recruit, motivate and retain the caliber of executive officers necessary to deliver consistent high performance to our clients, shareholders and other stakeholders.

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Our compensation policies and practices also allow us to communicate our goals, drive focused performance, and motivate and reward employees for their achievements. In particular, our compensation programs have three primary objectives, which are supported as shown below:

Compensation-Setting Process

Role of the Compensation Committee

The Compensation Committee is responsible for overseeing our executive compensation program (including our executive compensation policies and practices) and approving the compensation of our executive officers, including the Named Executive Officers (except for our CEO and our Executive Chairman).

The Board is responsible for approving all compensation paid to our CEO. Pursuant to its charter, the Compensation Committee has the responsibility to review and recommend to the Board any proposed change in compensation for our CEO at least annually, as well as for evaluating our CEO’s performance and recommending actual payments under the annual incentive plan in light of the corporate goals and objectives applicable to her. The Board is responsible for approving all compensation paid to our Executive Chairman, upon a recommendation from the Compensation Committee.

Role of Executive Officers

Our CEO evaluates the performance of each of our executive officers against any annual objectives established for the business or functional area for which such executive officer is responsible. Our CEO then reviews each executive officer’s target compensation opportunity and based upon the target compensation opportunity and the individual’s performance, proposes compensation adjustments, subject to review and approval by the Compensation Committee. Neither our CEO nor any other Named Executive Officer participates in the evaluation of his or her own performance and he or she is not present during discussions relating to his or her compensation.

Role of Independent Compensation Consultant

In fulfilling its duties and responsibilities, the Compensation Committee has the authority to engage the services of outside advisers on an as-needed basis. In 2023, the Compensation Committee engaged Pay Governance LLC (“Pay Governance”) as its independent compensation consultant to assist it with compensation matters.

Pay Governance regularly attends meetings of the Compensation Committee, responds to inquiries from members of the Compensation Committee and provides analysis with respect to these inquiries. At the direction of the Compensation Committee, Pay Governance works collaboratively with our management to gain an understanding of our business and compensation programs to help them advise the Compensation Committee. In addition, Pay Governance confers with our management to collect, analyze and present data requested by the Compensation Committee.

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The Compensation Committee has asked Pay Governance to regularly provide independent advice on the following matters (among others):

•	the composition of our compensation peer group (including analyzing executive compensation levels and practices of the companies in our compensation peer group);
•	our compensation plan risk;
•	current market trends and best practices in executive and director compensation design; and
•	the overall levels of compensation and types and blend of various compensation elements.

Pay Governance does not provide any services to us other than the services provided to the Compensation Committee.

Peer Group

Our Compensation Committee, with the assistance of Pay Governance, reviews and establishes our peer group annually and uses such peer group as a reference source in its executive compensation deliberations. The peer group is established by evaluating companies that the Compensation Committee, with the assistance of Pay Governance, believes are comparable to us with respect to industry segment, business profile and various financial criteria. Our 2023 peer group, which was approved by our Compensation Committee in May 2023, is set forth below. The only change from our 2022 peer group was to replace Duke Realty with DXC, as Duke Realty was acquired in 2022 and no longer meets the criteria as a peer, and DXC, a provider of information technology services and solutions, more closely aligns with Cushman & Wakefield’s business.

Direct Peers	Other Peers
CBRE	AECOM
Colliers International	Anywhere Real Estate, Inc.
Jones Lang LaSalle	Boston Properties
CGI Group
DXC
EMCOR
Fluor Corporation
Jacobs Engineering
KBR
ManpowerGroup Inc.
Newmark Group
Unisys
Vornado Realty Trust

We believe our peer group provides our Compensation Committee with a sound basis for comparing our compensation to market competitors. This peer group data is not used by the Compensation Committee in isolation but rather serves as one point of reference for making decisions about compensation. The Compensation Committee also takes into consideration other factors it considers relevant, such as the financial and operational performance of our businesses, individual performance, experience and skill set, specific retention concerns and internal equity.

Clawback Policy

On November 1, 2023, the Compensation Committee approved and adopted a new Clawback Policy, effective as of October 2, 2023, which complies with recently-adopted SEC and NYSE rules. As required by SEC and NYSE rules, our Clawback Policy requires the Company to recover erroneously awarded incentive-based compensation (as defined therein) from current and former executive officers in the event of certain restatements of financial information. Additionally, our Clawback Policy requires the Company to recoup certain incentive-based compensation in the event of misconduct by an executive officer or by certain other global leaders of the Company. Misconduct means engaging in intentional bad acts related to one’s employment with the Company including, but not limited to, fraud, felonious criminal activities, material violations of the Global Code of Business Conduct that cause substantial harm to the

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Company, or violence. The Company is required to recover compensation in accordance with the Clawback Policy except in very limited circumstances, such as when the direct cost of recovery would exceed the amount recovered. The Compensation Committee believes the Clawback Policy is in the best interests of the Company as it helps maintain a culture that emphasizes integrity and accountability and reinforces the Company’s pay-for-performance compensation philosophy. The foregoing is intended to be a summary only. To review a copy of our Clawback Policy in its entirety please refer to Exhibit 97.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Compensation Elements

Our executive compensation program consists of base salary, annual incentive compensation, long-term equity incentive awards, and health, welfare and other customary employee benefits. Our 2023 compensation program is summarized below.

Pay Component	Purpose & Key Features	Primary Metrics
Base Salary	• Compensates for expected day-to-day responsibilities • Provides competitive pay to attract and retain executives • Delivered in cash

•    Individual and Company performance

•    Market pay rates and desired compensation position with respect to our peer group

•    Qualifications, experience and tenure

•    Scope of responsibilities

•    Future potential

•    Criticality of role

•    Internal equity

Annual Incentive Plan Compensation	• Short-term, at-risk compensation • Focus on the achievement of annual operating plan financial objectives • Capped at 200% of target award • Delivered in cash	• Compensation EBITDA • Compensation Fee Revenue • Individual performance criteria
Long Term Equity Awards

•    Long-term, at-risk compensation

•    Aligns executives with the long-term interests of shareholders and creates an ‘ownership culture’

•    Serves as a retention incentive

•    Provides a total compensation opportunity with payouts varying based on Company performance

•    Delivered in a mix of time-based and performance-based RSUs

• Three-year average Adjusted Free Cash Flow performance • Three-year average Strategic Cost Efficiency performance • Relative TSR payout modifier
Health, welfare and other customary benefits	• Employee benefits provided to our Named Executive Officers on the same basis as our other full-time employees	• Market considerations

Base Salary

The table below shows base salaries of our Named Executive Officers as of December 31, 2023 compared to their base salaries as of December 31, 2022. Ms. MacKay and Mr. McDonald were each promoted effective as of July 1, 2023, and their respective salaries were increased on that date. As shown in the table below, no other salary adjustments were made in 2023.

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Named Executive Officer	2023 Base Salary	2022 Base Salary	Percent Change
Ms. MacKay(1)	$1,000,000	$750,000	33.3%
Mr. Forrester(2)	$837,606	$938,986	0.0%
Mr. Johnston	$600,000	$600,000	0.0%
Mr. White(3)	$0	$0	0.0%
Mr. McDonald(4)	$900,000	$700,000	28.6%
Ms. Perkins(5)	$580,000	N/A	N/A
(1)	Ms. MacKay was promoted to CEO as of July 1, 2023 and her annual salary was increased from $750,000 as of that date.
(2)	Mr. Forrester was paid in British pound sterling. Mr. Forrester served as CEO from January 1, 2022 to June 30, 2023 and served as non-executive Strategic Advisor from July 1, 2023 to December 31, 2023. His base salary was £693,900 throughout all of 2023. His 2022 base salary was likewise £693,900. Salary amounts in the table above are based on the following exchange rate for each year: $1.2071/GBP for 2023 and $1.3532/GBP for 2022. “Percent Change” listed in the table above does not take foreign currency exchange rate fluctuation into account.
(3)	Mr. White did not receive a salary for his service in 2023. See “—Employment Arrangements” below.
(4)	Mr. McDonald was promoted to Global President & COO as of July 1, 2023 and his annual salary was increased from $700,000 as of that date.
(5)	Ms. Perkins joined the Company on July 1, 2023.

Annual Incentive Compensation

Each year, our executive officers are eligible to receive annual cash incentive awards under our Annual Incentive Plan (“AIP”).

Target Annual Cash Bonus Opportunities

Similar to base salaries, in evaluating the target cash bonus opportunity of our Named Executive Officers, the Compensation Committee considers several factors, including individual and company performance, qualifications, experience, tenure and scope of responsibilities, future potential, competitive market practices, criticality of role, our desired compensation position with respect to the competitive market and internal equity. The following table shows the 2023 and 2022 bonus targets for each Named Executive Officer.

Named Executive Officer	2023 Target Cash Bonus
Ms. MacKay(1)	$1,750,000
Mr. Forrester(2)	$1,861,348
Mr. Johnston	$600,000
Mr. White(3)	N/A
Mr. McDonald(4)	$1,350,000
Ms. Perkins(5)	$522,000
(1)	Ms. MacKay’s 2023 target AIP payment reflects the average of a target award of $1,000,000 before her promotion to CEO as of July 1, 2023 and a target award of $2,500,000 on/after July 1, 2023.
(2)	Pursuant to the terms of the Forrester Side Letter (as defined below), Mr. Forrester was eligible for his full bonus for service in 2023. The amount listed above for Mr. Forrester has been converted from GBP at a rate of $1.2071/GBP.
(3)	Mr. White was not eligible for a bonus for his service in 2023. See “—Employment Arrangements” below.
(4)	Mr. McDonald’s 2023 target AIP payment reflects the average of a target award of $1,000,000 before his promotion to Global President & COO as of July 1, 2023 and a target award of $1,700,000 on/after July 1, 2023.
(5)	The amount listed above reflects the annual target amount. Ms. Perkins’ actual bonus for 2023 will be pro-rated based on her start date of July 1, 2023.

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2023 Annual Incentive Plan

At the beginning of each year, the Compensation Committee (and the Board for the CEO) approves the terms and conditions of the AIP for such year, including the selection of one or more performance measures as the basis for determining the funding of annual cash bonuses, the performance range relative to our annual operating plan (“AOP”) and the weighting of such performance measures.

For the 2023 AIP for Named Executive Officers, the following performance measures were used:

Metric	Description	Weight	Performance Range as measured against AOP Target(2)	Link
Compensation EBITDA	“Compensation EBITDA” means Adjusted EBITDA further adjusted for (a) currency rate fluctuations, (b) certain government subsidies and (c) certain other one-time items outside of our control.(1)	75%	Threshold of 70% to a maximum of 130% (with straight line interpolation between performance levels)	Focuses executives on achieving responsible, profitable growth
Compensation Fee Revenue	“Compensation Fee Revenue” means Fee Revenue adjusted for (x) currency rate fluctuations, (y) certain government subsidies and (z) certain other one-time items outside of our control.(1) “Fee Revenue” means service line fee revenue, which is revenue excluding certain costs reimbursable by clients that have substantially no margin.	25%	Threshold of 80% to a maximum of 120% (with straight line interpolation between performance levels)	Encourages the pursuit of appropriate market share growth or other organic growth
(1)	These adjustments may be made to each performance measure at the discretion of the Compensation Committee (and the Board for the CEO) to ensure that the achievement reflects underlying performance of the Company.
(2)	Measured against the 2023 annual operating plan target for this metric.

The Compensation Committee and the Board believe that Compensation EBITDA and Compensation Fee Revenue are good measures of financial performance. The amount paid to each Named Executive Officer under the 2023 AIP was based on a funded range of 0% to 200% of the Named Executive Officer’s respective applicable target. For 2023, the Compensation Committee elected to widen the achievement curves for each performance measure to require that the Company achieve higher results against target for the Named Executive Officers to receive a maximum payout.

The 2023 AIP design also included a +/- 20% modifier for executive officers based on individual performance of goals and values/behaviors, provided that the 2023 AIP could not exceed the maximum funding cap of 200%. Further, the Compensation Committee (and the Board for the CEO) has the discretion to adjust the amount of the actual cash bonus payments to be received as it deems to be appropriate, upwards to the applicable cap or downwards to zero.

The following formula provides an overview of the structure of the AIP awards for 2023:

For the 2023 AIP, the target for the Compensation EBITDA performance measure was $700 million and the target for the Compensation Fee Revenue performance measure was $6.9 billion. The actual achieved Compensation EBITDA in 2023 for purposes of the 2023 AIP was $581.3 million, or 83.0% of target, resulting in a funding level of 43.5%. The actual achieved Compensation Fee Revenue in 2023 was $6.529 billion, or 94.6% of target, resulting in a funding level of 73.1%. This resulted in a funded amount of 50.9% for the 2023 AIP to the Named Executive Officers.

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As for the individual modifier, criteria and goals to evaluate the individual performance for each of our Named Executive Officers were set at the beginning of the year. Generally speaking the goals for each person aligned with the Company’s overall strategy and priorities but were customized for the individual based on his or her responsibility. Following the close of 2023, the performance of our executive team was evaluated along three broad areas: (1) the degree to which the goals were achieved; (2) the manner in which the goals were achieved including the extent to which the individual modeled the Company’s values and exemplified our culture through leadership; and (3) other factors relating to the individual’s performance that are not fully captured by either the goal achievement or the cultural values.

Based on the evaluation of the performance of each individual, the Compensation Committee (and the Board for Ms. MacKay) determined that each Named Executive Officer achieved their individual performance goals at target level in 2023. Accordingly, no modifier was applied to the 2023 AIP payout for any Named Executive officer, resulting in an aggregate payout of 50.9% for the 2023 AIP to each Named Executive Officer.

The following table summarizes the payouts to the Named Executive Officers under the 2023 AIP, which payments were made in March 2024.

Named Executive Officer	2023 Actual Cash Bonus Payment	Actual Cash Bonus Payment as Percentage of Target Cash Bonus Award
Ms. MacKay	$890,750	50.9%
Mr. Forrester(1)	$947,426	50.9%
Mr. Johnston	$305,400	50.9%
Mr. White	$0	N/A
Mr. McDonald	$687,150	50.9%
Ms. Perkins(2)	$133,941	50.9%
(1)	The amount listed above for Mr. Forrester has been converted from GBP at a rate of $1.2071/GBP.
(2)	Ms. Perkins joined the Company on July 1, 2023 and her 2023 AIP payment was pro-rated accordingly.

Long-Term Incentive Compensation

At the beginning of each year, the Compensation Committee (and the Board for the CEO and the Executive Chairman) determines the target value and types of equity award to be granted to each executive officer.

2023 Time-Vesting RSUs and Performance-Vesting RSUs – Summary of Terms

In 2023, our long-term incentive program consisted of a combination of time-vesting RSUs and performance-vesting RSUs (“PRSUs”). All 2023 awards were granted under our Amended & Restated 2018 Omnibus Management Share and Cash Incentive Plan.

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The mix of RSUs granted to each Named Executive Officer in 2023 was 50% time-vesting RSUs and 50% PRSUs. This mix did not change from 2022. The terms of the 2023 awards are summarized as follows:

LTIP Component	Weighting of Grant Value	Vesting Conditions	Performance Linkage
Performance-Vesting Restricted Stock Units (PRSUs)	50%	3-year performance period Vesting tied 50% to achievement of an Adjusted Free Cash Flow metric and 50% to achievement of a Strategic Cost Efficiency metric, each with a relative TSR modifier, subject to continued employment through the performance period

•    Incentivizes achievement of long-term growth goals

•    Incorporates both absolute and relative performance metrics

•    Tied to share price performance and long-term shareholder value

•    Supports retention

Time-Vesting Restricted Stock Units	50%	3-year ratable vesting, subject to continued employment through applicable vesting dates	• Tied to share price performance and long-term shareholder value • Supports retention

Adjusted Free Cash Flow is a measure of achievement equal to the Company’s operating cash flow less CapEx spent on payments for property and equipment, with such adjustments as are approved by the Compensation Committee for infrequent or unusual items. Strategic Cost Efficiency is a measure of achievement of the Company’s progress on strategic cost efficiency goals as compared to the relevant annual operating plan approved by the Board annually, with such adjustments as approved by the Compensation Committee for (a) currency rate fluctuations and (b) infrequent or unusual items. Each performance metric will be measured each year and averaged over the three-year performance period (2023, 2024 and 2025). For each performance metric, payout ranges from 50% to 200% of target. Each metric also includes a minimum threshold. If actual performance for that metric is less than the minimum threshold level, the payout will be 0% for that metric. The payout for each metric is linearly interpolated for performance between the minimum threshold and target and also for performance between the target and maximum.

Further, a +/- 20% relative total shareholder return (“TSR”) modifier shall be applied to each performance metric, with the relative TSR multiplier to be measured on a cumulative basis over the three-year performance period. Relative TSR is the Company’s total shareholder return relative to the companies in the Russell 2000. No positive modifier may be applied if the Company’s TSR over the performance period is negative and maximum payouts will be capped at 200% of target.

For the 2023 PRSUs, given the changes that were happening in the macroeconomic environment, especially in relation to the U.S. Federal Reserve’s management of monetary policy and interest rates, and the resulting, acute impacts on the commercial real estate market, at the time the 2023 PRSUs were granted it was unusually difficult to forecast the Company’s performance against quantitative financial metrics. Against that uncertainty, rather than attempt to craft targets for a three-year period, the Compensation Committee decided to utilize three one-year performance periods for Adjusted Free Cash Flow and Strategic Cost Efficiency. The targets for the 2023 performance year were set in February 2023 and subsequently the financial targets for 2024 were set in February 2024. We expect to set the financial targets for 2025 in early 2025. Specific details related to the financial targets will not be released due to their commercial sensitivity. Results of financial data will be released as they become publicly available.

2023 Target Award Values

In February 2023, Ms. MacKay, Mr. Forrester, Mr. Johnston, Mr. White and Mr. McDonald each received an annual long-term incentive equity grant. On July 1, 2023, Ms. MacKay and Mr. McDonald each received an additional long-term incentive equity grant as a means of increasing their total compensation to be commensurate with market rates and the impact of their new roles. Also on July 1, 2023, Ms. Perkins received a long-term incentive equity grant as a signing bonus when she joined the Company. This grant was designed to replace foregone value at her previous employer and was necessary to attract her to the role. For the PRSUs granted in July 2023, to be eligible to receive the shares in settlement of the vested PRSUs, the executive must remain employed through the third anniversary of the grant date.

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The following table summarizes the target equity award values of each Named Executive Officer in 2023 and 2022.

Named Executive Officer	2023 Target Award Values		2022 Target Award Values
Ms. MacKay	$4,275,000	(1)	$3,050,000
Mr. Forrester	$5,100,000		$5,300,000
Mr. Johnston	$2,200,000		$2,200,000
Mr. White	$10,000,000		$10,000,000
Mr. McDonald	$3,325,000	(2)	$2,800,000
Ms. Perkins	$1,500,000	(3)	N/A
(1)	Represents an annual award with a target value of $3,050,000 plus an additional equity award upon her promotion with a target value of $1,225,000.
(2)	Represents an annual award with a target value of $2,800,000 plus an additional equity award upon his promotion with a target value of $525,000.
(3)	Represents an equity signing bonus.

Payouts under 2021 PRSUs

On February 21, 2024, the Compensation Committee determined the payout for the PRSU grants issued to the Named Executive Officers in 2021. Based on the Company’s performance over the applicable three-year performance periods, the calculation resulted in a payout level of 130.1% of the target for the 2021 PRSUs. The 2021 PRSUs were granted during the height of the COVID-19 pandemic when it was particularly difficult to project and plan for future performance. This was especially true for companies operating in the commercial real estate sector because, at the time, there was a high degree of uncertainty about when and to what extent there would be a return to in-office working (office leasing is an important component of the commercial real estate market), the future of interest rates and inflation. Accordingly, at the time of grant, the Compensation Committee considered metrics that were aligned with shareholder interests, but less dependent on macro conditions that would be difficult for management to control. It should be noted that in 2021 when the Compensation Committee selected the long-term incentive goals, it did not use its discretion to alter the requirements of any long-term incentive grants that were ‘in flight’ at the time, regardless of the extent to which those in-flight grants were negatively impacted by the economic consequences of the COVID-19 pandemic.

Accordingly, the 2021 PRSUs were tied to two quantitative financial performance metrics, as follows: (a) 75% on a target Strategic Cost Efficiency performance metric and (b) 25% on a target Adjusted EBITDA Margin Accretion performance metric. Each performance metric was measured each year and averaged over the three-year performance period (2021, 2022 and 2023). Strategic Cost Efficiency is a measure of achievement of the Company’s progress on strategic cost efficiency goals as compared to the relevant annual operating plan approved by the Board annually. Adjusted EBITDA Margin Accretion is a measure of profitability obtained by dividing Compensation EBITDA by Compensation Fee Revenue. For each performance metric, payout ranged from 0% to 150% of target. Generally, each metric also included a minimum threshold. If actual performance for a metric was less than the minimum threshold level, the payout would be 0% for that metric. The payout for each metric was linearly interpolated for performance between the minimum threshold and target and also for performance between the target and maximum (or for years with no minimum threshold, 0% for all performance below target and linearly interpolated for performance between target and maximum).

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The calculation of the payout percentage is based on the following:

Strategic Cost Efficiency (75% weighting):

Performance Year	Threshold	Target	Max	Results	Actual Achievement
2021 (yr 1)	—	$101m	$135m	$154m	150	% (max)
2022 (yr 2)	—	$20m	$35m	$36m	150	% (max)
2023 (yr 3)	$35m	$50m	$75m	$118m	150	% (max)
THREE YEAR AVERAGE:					150%

Adjusted EBITDA Margin Accretion (25% weighting):

Performance Year	Threshold	Target	Max	Adjusted EBITDA Margin	Actual Achievement
2021 (yr 1)	8.2%	8.7%	9.2%	12.7%	150	% (max)
2022 (yr 2)	11.7%	12.7%	13.7%	11.9%	61%
2023 (yr 3)	10.9%	11.9%	12.9%	8.2%	0%
THREE YEAR AVERAGE:					70.5%

Aggregate Weighted Payout:	Weight	Metric Payout of Target	Weighted Payout
Strategic Cost Efficiency	75%	150%	112.5%
Adjusted EBITDA Margin Accretion	25%	70.5%	17.6%
AGGREGATE WEIGHTED VESTING PERCENTAGE			130.1%

The number of shares delivered to Ms. MacKay, Mr. Forrester, Mr. Johnston and Mr. McDonald following the vesting of the 2021 PRSUs are reflected in the table below. Such 2021 PRSUs vested on February 25, 2024 for Ms. MacKay, Mr. Forrester and Mr. McDonald and on February 28, 2024 for Mr. Johnston. Mr. White’s 2021 PRSUs vested on January 1, 2022 as a result of his Qualifying Resignation (as discussed below). Ms. Perkins did not receive a grant of PRSUs in 2021 as she joined the Company in 2023.

	2021 PRSUs at Target	Aggregate Weighted Payout	Shares Vested
Ms. MacKay	67,360	130.1%	87,635
Mr. Forrester	122,474	130.1%	159,339
Mr. Johnston	56,847	130.1%	73,958
Mr. McDonald	35,517	130.1%	46,208

Although the aggregated weighted payout was higher than 100%, given the change in share price, the total value of each grant as of the vesting date was approximately 78.2% of the initial target value for Ms. MacKay, Mr. Forrester and Mr. McDonald and 82.5% of the initial target value for Mr. Johnston.

2024 Long Term Incentive Award Design

In 2023, with the appointment of Ms. MacKay as CEO, the Company embarked upon developing and executing against a new strategic plan. Included within the plan are a number of objective metrics that we believe are tied to our longer-term growth and shareholder return. Consistent with our compensation philosophy, it is important to us to tie our long-term incentive program to the Company’s performance over the longer-term time horizon, and to do so in a way that aligns with shareholder interests. Accordingly, the long-term incentive awards that were granted to

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each of Ms. MacKay, Mr. Johnston, Mr. McDonald and Mr. Robinson (our Executive Vice President, Chief Investment & Strategy Officer) in early 2024 are entirely comprised of PRSUs. These awards are tied to two quantitative financial performance metrics. The performance period for each metric is three years, and the Compensation Committee has set the goal for each metric over the three-year period. Due to competitive sensitivities, we are not disclosing the performance metrics and targets at this time.

Because of the higher degree of compensation risk inherent in a grant that is 100% dependent upon Company performance, the Compensation Committee felt it appropriate to provide a greater incentive for reaching the maximum performance target. As such, the metrics provide for a maximum payout of 250% to 300% of target. There is no payout modifier included in the award design.

The long-term incentive awards that were granted to other executive officers in early 2024 have a mix of 50% time-vesting RSUs and 50% PRSUs. These PRSUs are tied to the same quantitative financial performance metrics but provide for a maximum payout of 200% of target. These awards will be thoroughly described in future proxy statements.

Health, Welfare, Retirement and Other Employee Benefits

We provide benefits to our Named Executive Officers on the same basis as all of our full-time employees. These benefits include 401(k) retirement savings, medical, pharmacy, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage.

Perquisites and Other Personal Benefits

We only provide perquisites and other personal benefits to our executive officers when we believe they are appropriate to assist an individual in the performance of duties and the achievement of business objectives, to make our executive officers more efficient and effective, and for recruitment and retention purposes. The Compensation Committee believes that the perquisites and personal benefits that we provide are a reasonable component of our overall executive compensation program and are consistent with market practices. We may provide other perquisites or other personal benefits in the future to achieve similar goals, subject to approval and periodic review by the Compensation Committee.

Employment Agreements and Severance Arrangements

Each of Ms. MacKay, Mr. White, Mr. Johnston, Mr. McDonald and Ms. Perkins is party to an offer letter with the Company. For Mr. Forrester, we had entered into a written employment agreement, dated January 1, 2022 (the “Forrester Employment Agreement”), which agreement was modified by a side letter agreement dated May 4, 2023 (the “Forrester Side Letter”), in connection with his retirement. These offer letters and agreements establish the terms and conditions governing each Named Executive Officer’s employment or service, including any termination thereof, and also include restrictive covenants. These arrangements are more fully described below under “—Employment Arrangements.”

Ms. MacKay’s and Mr. McDonald’s rights to receive severance are set forth in their respective offer letters and in our Amended & Restated Executive Employee Severance Pay Plan (the “A&R Severance Plan”). Mr. Forrester’s rights to receive severance were set forth in the Forrester Employment Agreement, the Forrester Side Letter and our A&R Severance Plan. The severance benefits for Ms. MacKay, Mr. McDonald and Mr. Forrester are more fully described below under “—Employment Arrangements.” Pursuant to the terms of the White Offer Letter (as defined below), Mr. White is not eligible to receive any severance benefits upon a termination of his service with the Company beyond what is set forth in his RSU agreements with respect to the treatment of such equity awards. Mr. Johnston and Ms. Perkins are eligible to receive severance benefits upon certain terminations of employment under the A&R Severance Plan, as described in more detail under “—Potential Payments Upon Termination or Change in Control—A&R Severance Plan” below.

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Compensation-Related Risk Assessment

The Compensation Committee evaluates each element of our executive compensation program in order to ensure that it does not encourage our executive officers to take excessive or unnecessary risks or incentivize the achievement of short-term results at the expense of our long-term interests. We believe we have designed our executive compensation program to address potential risks while also rewarding our executive officers for achieving financial and strategic objectives through prudent business judgment and appropriate risk taking. Among other things, we have attempted to mitigate risk by adopting stock ownership guidelines, hedging and pledging prohibitions and a clawback policy. For example, effective October 2, 2023, the Compensation Committee adopted a new clawback policy which includes a clawback mechanism both in the event of financial restatements (as required by SEC/NYSE rules) and in the event of executive misconduct. See “—Clawback Policy” above. Based on our 2023 evaluation, we concluded that our executive compensation policies and practices are appropriately structured and do not encourage employees to take unnecessary or excessive risks.

Tax Considerations

Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to the Named Executive Officers. Once an individual has been a Named Executive Officer, the deduction limitation applies indefinitely. Nonetheless, the Compensation Committee believes that the potential deductibility of the compensation payable under the Company’s executive compensation program should be only one of many relevant considerations in setting compensation. Accordingly, the Compensation Committee has deemed or may deem in the future that it is appropriate to provide one or more executive officers with the opportunity to earn compensation that may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Code.

We do not provide any executive officer with a “gross-up” or other reimbursement payment for any tax liability as a result of the application of Sections 409A or 4999 of the Code and we have not agreed and are not otherwise obligated to provide any Named Executive Officer with such a “gross-up” or other reimbursement.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis and, based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023.

The Compensation Committee

Timothy Dattels (Chair)
Jodie McLean

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Executive Compensation Tables

2023 Summary Compensation Table

The following table sets forth information regarding the compensation to our Named Executive Officers for the years presented:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
MICHELLE MACKAY, CEO	2023	870,192	—	2,899,618	890,750	8,250	4,668,810
	2022	750,000	—	3,224,565	942,000	7,625	4,924,190
	2021	600,000	—	2,750,005	1,800,000	7,250	5,157,255
JOHN FORRESTER,(4) Former CEO	2023	837,606	—	3,480,046	947,426	61,145	5,326,223
	2022	938,986	—	5,603,359	1,965,610	79,672	8,587,627
	2021	635,541	—	5,000,001	2,460,159	110,832	8,206,533
NEIL JOHNSTON, EVP & CFO	2023	600,000	—	1,501,205	305,400	8,250	2,414,855
	2022	600,000	—	2,325,935	565,200	7,625	3,498,760
	2021	496,154	250,000	2,200,002	1,200,000	76,481	4,222,637
BRETT WHITE,(5) Executive Chairman	2023	—	—	6,823,616	—	33,350	6,856,966
	2022	—	—	10,572,376	—	32,918	10,605,294
	2021	950,000	—	15,000,003	4,000,000	40,489	19,990,492
ANDREW MCDONALD, Global President & COO	2023	796,154	—	2,261,369	687,150	8,250	3,752,923
	2022	700,000	—	2,960,277	942,000	7,625	4,609,902
NOELLE PERKINS,(6) EVP, General Counsel & Corporate Secretary	2023	278,846	300,000	1,002,139	133,941	4,462	1,719,388

(1)	The amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of the stock-based awards granted to the Named Executive Officers during the years presented, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The “Stock Awards” column includes the value of time-vesting awards and performance-vesting awards and, for 2023, includes grants made in both February 2023 and July 2023. With respect to the PRSUs granted in 2023, the amounts represent the fair value of the PRSUs at the grant date assuming the target level of performance conditions are achieved. Assuming the maximum level of performance conditions are achieved, the amounts for this column would be $3,661,736, $4,410,091, $1,902,399, $8,647,233, $2,860,230 and $1,254,278 for Ms. MacKay, Mr. Forrester, Mr. Johnston, Mr. White, Mr. McDonald and Ms. Perkins, respectively.
The PRSUs granted in 2023 (referred to herein as the 2023 PRSU (Tranche A), the 2023 PRSU (Tranche B) and the 2023 PRSU (Tranche C), collectively) are comprised of three one-year performance periods with payouts based 50% on a target Adjusted Free Cash Flow metric and 50% on a target Strategic Cost Efficiency metric. These three years will be averaged for each performance metric, and then each will be subject to a +/- 20% relative TSR modifier. The performance goals for each of the 2023 PRSU (Tranche B) and 2023 PRSU (Tranche C) were not established at the dates of grant in 2023 and, as a result, for accounting purposes, the 2023 PRSU (Tranche B) and 2023 PRSU (Tranche C) are not considered granted until the respective performance goals are established. Accordingly, for both the February 2023 and July 2023 grants, only the grant date fair value of the 2023 PRSU (Tranche A) is reported in the Stock Awards column for 2023. The grant date fair values of the 2023 PRSU (Tranche B) and the 2023 PRSU (Tranche C) will not be reported in the Stock Awards column until the performance goals are established and we report for 2024 and 2025, respectively. The fair values of the 2023 PRSU (Tranche A) were determined using a Monte Carlo simulation based on the assumptions set forth in Note 13 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2023.
(2)	The amounts in this column represent cash bonus amounts earned pursuant to our Annual Incentive Plan for the applicable year.
(3)	The amounts in this column include the following categories of additional compensation for 2023: (a) for Mr. Forrester, $13,004 for private medical, $15,994 for a car allowance, and $23,267 in cash in lieu of retirement benefits, in addition to amounts for certain core benefits including tax consulting services, health screening and life assurance benefits; (b) for Mr. White, the continuation of health insurance benefits per the White Side Letter (as defined below); and (c) for each of Ms. MacKay, Mr. Johnston, Mr. McDonald and Ms. Perkins, 401(k) contributions by the Company ($4,462 for Ms. Perkins and $8,250 for each of the others). The amounts reported in this column represent the actual cost incurred by us in providing these benefits to the indicated Named Executed Officer.
(4)	Salary, Non-Equity Incentive Plan Compensation and All Other Compensation for Mr. Forrester have been converted from GBP at a rate of $1.2071/GBP for 2023, $1.3532/GBP for 2022 and $1.3668/GBP for 2021.
(5)	Pursuant to the White Side Letter, Mr. White did not receive salary or an annual bonus for his service in 2023.
(6)	The 2023 Bonus amount reported for Ms. Perkins reflects a cash sign-on bonus paid on July 28, 2023.

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2023 Grants of Plan-Based Awards Table

The following table sets forth, for each of the Named Executive Officers, the plan-based awards granted during 2023.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock Awards(4)
Name	Grant Date	Approval Date	Target	Maximum	Threshold	Target	Maximum
MS. MACKAY			$1,750,000	$3,500,000
	2/23/2023	2/22/2023			18,996	37,992	75,984	113,976	$2,081,202
	7/1/2023	5/4/2023			12,480	24,959	49,919	74,878	$818,417
MR. FORRESTER			$1,861,348	$3,722,696
	2/23/2023	2/23/2023			31,764	63,528	127,055	190,583	$3,480,046
MR. JOHNSTON			$600,000	$1,200,000
	2/23/2023	2/22/2023			13,702	27,404	54,808	82,213	$1,501,205
MR. WHITE			—	—
	2/23/2023	2/23/2023			62,282	124,564	249,128	373,692	$6,823,616
MR. MCDONALD			$1,350,000	$2,700,000
	2/23/2023	2/22/2023			17,439	34,878	69,756	104,634	$1,910,617
	7/1/2023	5/4/2023			5,348	10,697	21,393	32,091	$350,752
MS. PERKINS			$261,000	$522,000
	7/1/2023	4/6/2023			15,281	30,562	61,125	91,687	$1,002,139

(1)	These values represent the target and maximum cash payouts under the 2023 AIP. The values for Ms. MacKay and Mr. McDonald are pro-rated to reflect their respective promotions on July 1, 2023. The value for Ms. Perkins is pro-rated to reflect her July 1, 2023 start date. The value for Mr. Forrester has been converted from GBP at a rate of $1.2071/GBP.
(2)	These amounts represent the threshold, target and maximum number of shares underlying PRSUs authorized by the Compensation Committee or by the Board. These amounts reflect the 2023 PRSU (Tranche A) only. See Footnote 1 to the Summary Compensation Table above for a description of the 2023 PRSUs. The actual payout levels for these grants will be determined by the Compensation Committee in 2026 following the end of the three-year performance period. The PRSUs are eligible to vest in one installment on (a) the date the Compensation Committee certifies the Company’s achievement of the applicable performance conditions, for the February 2023 grants, and (b) the third anniversary of the grant date, for the July 2023 grants.
(3)	These amounts represent time-vesting RSUs which will vest and be settled in three substantially equal installments on each of the first three anniversaries of the grant date, subject, with certain limited exceptions, to the executive’s continuing employment through each such vesting date.
(4)	The fair values for the time-vesting RSUs represent the fair value of an ordinary share on the grant date, which is based on the closing price of our ordinary shares on the grant date ($13.38 for the February 2023 grants and $8.18 for the July 2023 grants). The fair values of the PRSUs were determined using a Monte Carlo simulation based on the assumptions set forth in Note 13 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2023.

For a description of the material terms of each Named Executive Officer’s employment agreement or arrangement, see “—Employment Arrangements” below.

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2023 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth, for each of the Named Executive Officers, the equity awards outstanding as of December 31, 2023.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units of Stock That Have Not Vested(1)
MS. MACKAY	295,835	(2)	$3,195,018	324,142	(8)	$3,500,734
MR. FORRESTER	352,743	(3)	$3,809,624	431,097	(8)	$4,655,848
MR. JOHNSTON	143,303	(4)	$1,547,672	188,057	(8)	$2,031,016
MR. WHITE	522,170	(5)	$5,639,436	1,228,386	(9)	$13,266,569
MR. MCDONALD	219,687	(6)	$2,372,620	234,602	(8)	$2,533,702
MS. PERKINS	91,687	(7)	$990,220	91,687	(8)	$990,220

(1)	The market value of unvested and unearned stock awards is calculated as of December 31, 2023, as the aggregate number of shares underlying the unvested time-vesting RSUs and the unvested PRSUs (at target), respectively, multiplied by our year end closing stock price of $10.80.
(2)	Consists of time-vesting RSUs, 37,992 of which vested on February 23, 2024, 22,643 of which vested on February 24, 2024, 33,682 of which vested on February 25, 2024 and the remainder of which are scheduled to vest as follows:

Number of RSUs	Vesting Date(s)
28,013	April 14, 2024
22,643	February 24, 2025
75,984	Two equal installments on February 23, 2025 and 2026
74,878	Three substantially equal installments on July 1, 2024, 2025 and 2026

(3)	Consists of time-vesting RSUs, 63,527 of which vested on February 23, 2024, 39,346 of which vested on February 24, 2024, 61,237 of which vested on February 25, 2024, 22,229 of which vested on February 27, 2024 and the remainder of which are scheduled to vest as follows:

Number of RSUs	Vesting Date(s)
39,248	February 24, 2025
127,056	Two equal installments on February 23, 2025 and 2026

(4)	Consists of time-vesting RSUs, 27,404 of which vested on February 23, 2024, 16,332 of which vested on February 24, 2024, 28,424 of which vested on February 28, 2024 and the remainder of which are scheduled to vest as follows:

Number of RSUs	Vesting Date(s)
16,334	February 24, 2025
54,809	Two substantially equal installments on February 23, 2025 and 2026

(5)	Consists of time-vesting RSUs, 124,564 of which vested on February 23, 2024, 74,239 of which vested on February 24, 2024 and the remainder of which are scheduled to vest as follows:

Number of RSUs	Vesting Date(s)
74,239	February 24, 2025
249,128	Two equal installments on February 23, 2025 and 2026

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(6)	Consists of time-vesting RSUs, 34,878 of which vested on February 23, 2024, 20,787 of which vested on February 24, 2024, 17,759 of which vested on February 25, 2024, 2,963 of which vested on February 27, 2024 and the remainder of which are scheduled to vest as follows:

Number of RSUs	Vesting Date(s)
20,666	August 14, 2024
20,787	February 24, 2025
69,756	Two equal installments on February 23, 2025 and 2026
32,091	Three equal installments on July 1, 2024, 2025 and 2026

(7)	Consists of time-vesting RSUs which are scheduled to vest as follows:

Number of RSUs	Vesting Date(s)
91,687	Three substantially equal installments on July 1, 2024, 2025 and 2026

(8)	Consists of PRSUs (assuming performance levels achieved at target) for each Named Executive Officer (other than Mr. White) as set forth below, representing: (i) 2021 PRSUs, with vesting and payouts based 25% on a target Adjusted EBITDA Margin Accretion metric and 75% on a target Strategic Cost Efficiency metric, each as measured based on the average annual achievement over 2021, 2022 and 2023, of which 130.1% of each Named Executive Officer’s target PRSUs vested on February 25, 2024 (and on February 28, 2024 for Mr. Johnston); (ii) 2022 PRSUs, with vesting and payouts based 50% on a target Adjusted EBITDA Margin Performance metric and 50% on a target Adjusted EBITDA Growth metric, each as measured based on the average annual achievement over 2022, 2023 and 2024, and each subject to a +/- 20% Relative TSR modifier; and (iii) 2023 PRSUs (Tranches A, B and C), with vesting and payouts based 50% on a target Adjusted Free Cash Flow metric and 50% on a target Strategic Cost Efficiency metric, each as measured based on the average annual achievement over 2023, 2024 and 2025, and each subject to a +/- 20% Relative TSR modifier. See “—Compensation Elements—Long-Term Incentive Compensation” for additional details on the terms of the PRSUs.

	2021 PRSUs
Named Executive Officer	Target	Number which Vested in February 2024	2022 PRSUs (at target)	February 2023 PRSUs (at target)	July 2023 PRSUs (at target)
MS. MACKAY	67,360	87,635	67,928	113,976	74,878
MR. FORRESTER	122,474	159,339	118,040	190,583	—
MR. JOHNSTON	56,847	73,958	48,998	82,212	—
MR. MCDONALD	35,517	46,208	62,361	104,634	32,090
MS. PERKINS	—	—	—	—	91,687

(9)	Consists of PRSUs (assuming performance levels achieved at target) with the following performance-vesting criteria: (i) 558,448 of such PRSUs vest in equal increments if our closing share price for a period of 90 days is at least $22.30, $25.10, $27.80, $30.60 and $33.40; (ii) 73,529 of such PRSUs vest only upon the occurrence of a liquidity event in which the Principal Shareholders realize a net multiple of money of at least 2.0; (iii) 222,717 of such PRSUs represent 2022 PRSUs, with vesting and payouts based 50% on a target Adjusted EBITDA Margin Performance metric and 50% on a target Adjusted EBITDA Growth metric, each as measured based on the average annual achievement over 2022, 2023 and 2024, and each subject to a +/- 20% Relative TSR modifier; and (iv) 373,692 of such PRSUs represent 2023 PRSUs (Tranche A, B and C), with vesting and payouts based 50% on a target Adjusted Free Cash Flow metric and 50% on a target Strategic Cost Efficiency metric, each as measured based on the average annual achievement over 2023, 2024 and 2025, and each subject to a +/- 20% Relative TSR modifier. See “—Compensation Elements—Long-Term Incentive Compensation” for additional details on the terms of the PRSUs.

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2023 Options Exercised and Stock Vested Table

The following table sets forth, for each of the Named Executive Officers, the number of ordinary shares acquired upon the exercise of options and vesting of RSUs during 2023, and the aggregate value realized (before payment of any applicable withholding tax and broker commission) upon the exercise or vesting of such awards.

Name	Option Award – Number of Shares Acquired on Exercise	Option Awards – Value Realized on Exercise	Stock Awards – Number of Shares Vested	Stock Awards – Value on Vesting
MS. MACKAY	—	—	110,632	$1,336,165
MR. FORRESTER(1)	585,000	$355,000	517,427	$5,934,103
MR. JOHNSTON	—	—	44,756	$579,796
MR. WHITE	—	—	110,753	$1,433,923
MR. MCDONALD	—	—	90,625	$1,105,613
MS. PERKINS	—	—	—	—
(1)	Mr. Forrester retired from the Company on December 31, 2023. Upon his retirement, as provided under the terms of the Forrester Employment Agreement, all continued employment requirements for Mr. Forrester’s 352,743 time-vesting RSUs which were outstanding and unvested as of December 31, 2023 were deemed satisfied and such RSUs will be settled in accordance with their regularly-scheduled time-vesting schedule. Such RSUs are therefore included in the “Stock Awards” amounts reported for Mr. Forrester in this table.

2023 Nonqualified Deferred Compensation

In December 2018, the Company adopted a new executive deferred compensation plan (the “DCP”), which became effective on January 1, 2019. The DCP allowed highly compensated employees to defer a portion of their salary, bonus, commissions and/or equity-based compensation, enabling the employee to defer tax on compensation until payment is made. Deferred compensation is credited into an account denominated in ordinary shares of the Company in a number determined based on the fair market value of the Company’s ordinary shares on the date of the deposit. All payments are made in ordinary shares. None of our Named Executive Officers elected to defer their compensation in 2023. On November 1, 2023, we amended the DCP to freeze and prohibit all future deferrals, credits and contributions to DCP accounts (except as to any deferrals of an existing participant’s annual bonus, RSUs and/ or other compensation earned in the 2023 plan year) and to prohibit new participants in the DCP, effective as of January 1, 2024.

Employment Arrangements

Each of the Named Executive Officers is party to certain agreements or arrangements governing their employment, as described below.

Ms. MacKay

In connection with her appointment as our CEO, the Company entered into a new offer letter with Ms. MacKay on May 4, 2023 (the “MacKay Offer Letter”), which supersedes her prior offer letter effective as of January 1, 2022 in its entirety.

The MacKay Offer Letter provides that Ms. MacKay’s role as CEO of the Company was effective as of July 1, 2023. The MacKay Offer Letter provides for an annual base salary of $1,000,000. Ms. MacKay is eligible to receive an annual cash bonus with a target amount equal to $2,500,000 (and a maximum annual bonus opportunity equal to 200% of such target amount), pro-rated for partial service in this role in a year. Ms. MacKay is also eligible to receive, in the Board’s discretion, an annual grant of RSUs with an initial target grant date fair value of $5,500,000 each year during which Ms. MacKay remains employed with the Company as CEO. Subject to change at the Board’s discretion, such RSUs awarded to Ms. MacKay shall vest over a three-year period, with 50% of such RSUs also subject to performance-based vesting conditions, which PRSUs will vest and be earned, if at all, upon the Company’s achievement of the applicable performance-vesting conditions at the end of the three-year performance period. Pursuant to the MacKay

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Offer Letter, Ms. MacKay also received an additional equity award on July 1, 2023 with a target grant date value of $1,225,000, consisting of 50% time-vesting RSUs and 50% PRSUs with terms and conditions substantially similar to the annual equity award granted in February 2023.

Upon certain terminations of employment, Ms. MacKay will be eligible to receive severance benefits as set forth in both the MacKay Offer Letter and the A&R Severance Plan. Under the A&R Severance Plan and the MacKay Offer Letter, if Ms. MacKay is terminated by the Company without “cause” (as defined in the A&R Severance Plan), Ms. MacKay will be entitled to receive the following severance benefits, subject to her execution of a valid release: (a) an amount equal to the sum of (i) 1.5 times her then-current base salary plus (ii) 1.0 times her target annual bonus for the year in which the termination occurs, which amount will be payable in substantially equal installments over 18 months following her termination of employment, (b) a discretionary pro-rated annual bonus for the year of termination, payable at the same time annual bonuses are paid to other similarly situated employees, (c) subsidized continued health coverage for 18 months, and (d) reimbursement for outplacement services up to a maximum of $25,000. Additionally, the MacKay Offer Letter provides that upon a termination without cause, (i) with respect to Ms. MacKay’s time-vesting RSUs that are outstanding and unvested at the time of termination, Ms. MacKay will be deemed to have satisfied all continuous employment requirements and such time-vesting RSUs will remain outstanding and eligible to vest according to their regular vesting schedule; and (ii) with respect to Ms. MacKay’s PRSUs that are outstanding and unvested at the time of termination, Ms. MacKay will be deemed to have satisfied all continuous employment requirements through the applicable performance periods and such PRSUs will remain outstanding and eligible to vest if applicable performance metrics are satisfied as of the end of the applicable performance period.

In the event Ms. MacKay’s employment is terminated by the Company without cause or she resigns for good reason, in either case, on or within the two years following a change in control of the Company (a “Change in Control Termination”), under the A&R Severance Plan, Ms. MacKay will be entitled to receive the following severance benefits, subject to her execution of a valid release: (a) an amount equal to the sum of (i) 2.0 times her then-current base salary plus (ii) 2.0 times her target annual bonus for the year in which the termination occurs, which amount will be payable in substantially equal installments over 24 months following her Change in Control Termination, (b) a discretionary pro-rated bonus for the year of termination, payable at the same time annual bonuses are paid to other similarly situated employees, (c) subsidized continued health coverage for 24 months, and (d) reimbursement for outplacement services up to a maximum of $25,000. To the extent the acquirer in such change in control transaction assumed the outstanding RSU awards in the transaction, under the terms of the A&R Severance Plan, Ms. MacKay would also be entitled to accelerated vesting in full of her outstanding and unvested RSU awards that were granted on or after February 24, 2022, with the vesting of any PRSUs determined based on the Company’s actual achievement of the applicable performance metrics for any completed calendar years in the performance period and at target levels of achievement for any calendar year in the performance period that has not been completed as of the Change in Control Termination. In the event there is a change in control in which the acquirer does not assume the Company’s outstanding RSU awards, generally the award agreements provide that Ms. MacKay’s RSU awards will accelerate and vest as of immediately prior to such change in control, with the vesting of any PRSUs determined based on the Company’s actual achievement of the applicable performance metrics for any completed calendar years in the performance period and at target levels of achievement for any calendar year in the performance period that has not been completed as of the change in control.

The MacKay Offer Letter further provides for certain benefits in the event Ms. MacKay’s termination of employment qualifies as a “Retirement,” as such term is defined in the MacKay Offer Letter. In the event of a Retirement, subject to approval by the Board in its sole discretion and Ms. MacKay’s execution of a valid release: (i) with respect to Ms. MacKay’s time-vesting RSUs that are outstanding and unvested at the time of such Retirement, Ms. MacKay will be deemed to have satisfied all continuous employment requirements and such time-vesting RSUs will remain outstanding and eligible to vest according to their regular vesting schedule; and (ii) with respect to Ms. MacKay’s PRSUs that are outstanding and unvested at the time of such Retirement, Ms. MacKay will be deemed to have satisfied all continuous employment requirements through the applicable performance periods and such PRSUs will remain outstanding and eligible to vest if applicable performance metrics are satisfied as of the end of the applicable performance period. For purposes of the MacKay Offer Letter, “Retirement” means Ms. MacKay’s resignation, so long as: (A) she has delivered to the Company a notice of resignation no later than six months prior to the anticipated retirement date, (B) she has been in the role of CEO for at least three years at the time of the retirement date, (C) no “cause” exists at the time of resignation (as such term is defined in the A&R Severance Plan), and (D) the Board approves, in its sole discretion, the notice of termination and her retirement plan, including any necessary steps to ensure a smooth transition of her role.

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In the event Ms. MacKay’s employment is terminated due to her death or “disability” (as defined in her applicable RSU award agreements), the RSU agreements generally provide that the RSUs will vest immediately, with the vesting of any PRSUs determined at target levels of performance, provided that any grants made less than a year prior to the occurrence of the death or disability would vest on a pro-rated basis.

Ms. MacKay is also subject to certain restrictive covenants set forth in the MacKay Offer Letter and the agreements governing her equity awards, including (a) prohibitions on competing with us during her employment with us and for a period of 18 months thereafter, (b) prohibitions on soliciting or hiring our customers, suppliers or employees during her employment with us and for a period of 24 months thereafter, and (c) non-disparagement and confidentiality obligations.

Mr. Forrester

Mr. Forrester served as our CEO from January 1, 2022 to June 30, 2023 and served as a non-executive Strategic Advisor to the Company from July 1, 2023 to December 31, 2023. In connection with his appointment as our CEO, the Company and Cushman & Wakefield Debenham Tie Leung Limited entered into the Forrester Employment Agreement with Mr. Forrester, effective as of January 1, 2022, which superseded his prior employment agreement dated February 19, 2019 in its entirety.

As a citizen of the United Kingdom, Mr. Forrester was paid by the Company in British pound sterling. The Forrester Employment Agreement provided for an annual base salary of £693,900. Mr. Forrester was also eligible to receive an annual cash bonus with a target amount equal to £1,542,000 (and a maximum annual bonus opportunity equal to 200% of such target amount) and was eligible to receive, in the Board’s discretion, an annual grant of RSUs with a target grant date fair value of $5,100,000 each year during which Mr. Forrester remained employed with the Company as CEO. The RSUs awarded to Mr. Forrester in his capacity as CEO were to vest over a three-year period, with 50% of such RSUs also subject to performance-based vesting conditions, which PRSUs would vest and be earned, if at all, upon the Company’s achievement of the applicable performance-vesting conditions at the end of the three-year performance period. Under the Forrester Employment Agreement, Mr. Forrester may also designate an external tax consultant to assist in the preparation and submission of his United Kingdom and United States income tax returns at the Company’s expense with respect to (a) each taxable year during which he is or was employed by the Company as our CEO and (b) each subsequent year following his termination (other than for cause) in which he incurs any residual taxable income and/or there are foreign tax credits as a result of his employment with us as our CEO, generally subject to a maximum cost of £10,000 per year, exclusive of VAT.

On May 4, 2023, the Company and Mr. Forrester entered into the Forrester Side Letter in connection with Mr. Forrester’s retirement. Pursuant to the terms of the Forrester Side Letter, Mr. Forrester (a) stepped down as our CEO as of June 30, 2023, (b) remained employed by the Company in a non-executive role of Strategic Advisor during a transition period between July 1, 2023 to December 31, 2023, and (c) resigned from the Company effective as of December 31, 2023. The Forrester Side Letter provided that during the transition period between July 1 and December 31, 2023, Mr. Forrester continued to receive a base salary at a rate of £693,900 per year and continued to participate in the Company’s benefit plans on the same terms as when he was CEO. Further, the Forrester Side Letter provided that upon successful completion of the transition period, Mr. Forrester remained eligible to receive a bonus payment under the 2023 AIP with a target cash bonus opportunity equal to £1,542,000 or $1,861,348 using the 2023 conversion rate of $1.2071/GBP. The actual bonus payment made to Mr. Forrester was $947,426, determined and calculated in accordance with the terms of the 2023 AIP in the same manner as applicable to the other executive officers of the Company. Additionally, the Forrester Side Letter confirmed the Board approved Mr. Forrester’s resignation on December 31, 2023 as a “Retirement” as such term is defined under the Forrester Employment Agreement. As a result of his Retirement, pursuant to the terms of the Forrester Employment Agreement: (i) with respect to Mr. Forrester’s time-vesting RSUs that were outstanding and unvested as of the retirement date, all continued employment requirements have been deemed to be satisfied and such RSUs shall be settled in accordance with their regularly-scheduled time-vesting schedule and (ii) with respect to Mr. Forrester’s PRSUs that were outstanding and unvested as of the retirement date, all continued employment requirements have been deemed to be satisfied through the applicable performance periods and such PRSUs shall be eligible to vest if, and to the extent, the applicable performance metrics are satisfied as of the end of the applicable performance period.

Mr. Forrester remains subject to certain restrictive covenants set forth in the Forrester Employment Agreement and the agreements governing his equity awards, including (a) prohibitions on competing with us for a period of 18 months following the termination of his employment with us, (b) prohibitions on soliciting or hiring our customers or employees for a period of 24 months following the termination of his employment with us, and (c) certain non-disparagement, confidentiality and intellectual property assignment obligations.

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Mr. Johnston

Cushman & Wakefield Global, Inc. (“C&W Global”) is party to an offer letter with Mr. Johnston, effective as of February 28, 2021. The offer letter provides that Mr. Johnston’s base salary will be $600,000. Mr. Johnston will be eligible for a target annual bonus opportunity equal to $600,000, based on individual and/or company performance, as determined by the Company, with a maximum annual bonus opportunity equal to $1,200,000. Under the terms of the offer letter, Mr. Johnston is also eligible to receive, in the Board’s sole discretion, an annual grant of RSUs with a target grant date fair value of $2,200,000 each year during which Mr. Johnston remains employed with the Company as of the grant date.

Pursuant to the offer letter, Mr. Johnston was also entitled to receive a $250,000 cash sign-on bonus, subject to his continued employment through the payment date, which bonus was paid on November 1, 2021. Mr. Johnston is subject to certain restrictive covenants under the terms of his offer letter and the agreements governing his equity awards, including (a) prohibitions on competing with us during his employment with us and for a period of 12 months thereafter, (b) prohibitions on soliciting or hiring our clients or employees during his employment with us and for a period of 12 months thereafter, and (c) non-disparagement and confidentiality obligations. The offer letter also provides that Mr. Johnston would be eligible to receive reimbursement for housing expenses incurred to maintain an apartment in Chicago, Illinois, however, no such apartment has been obtained by Mr. Johnston and thus no such reimbursement has been paid. Upon certain terminations of employment, Mr. Johnston is eligible to receive severance benefits payable under our A&R Severance Plan, which benefits are discussed below under “—Potential Payments Upon Termination or Change in Control—A&R Severance Plan.”

Mr. White

On December 19, 2023, the Company entered into an offer letter with Mr. White, effective as of January 1, 2024 (the “White Offer Letter”), pursuant to which Mr. White will continue to serve as Executive Chairman of the Board. The White Offer Letter supersedes and replaces Mr. White’s previous Employment Agreement with the Company and C&W Global, dated August 27, 2020 (the “White Employment Agreement”), and his previous Side Letter Agreement with the Company and C&W Global, dated as of December 31, 2021 (the “White Side Letter”), except as set forth therein and summarized below. The White Offer Letter provides that during his service on the Board as its Executive Chairman, Mr. White will receive annual cash compensation at a rate equivalent to $480,000 per year in accordance with the Company’s regular payroll practices, pro-rated for any partial year of service. In the event that Mr. White transitions from Executive Chairman of the Board to non-Executive Chairman and remains on the Board, he will be entitled to receive: (a) the same annual cash retainers for Board and committee service, as applicable, pro-rated for any partial year of service and a pro-rated annual equity award, in each case in such amounts and on such terms as are provided to the Non-Employee Directors on the Board under the Company’s director compensation program; (b) an additional annual cash retainer of $100,000 solely in respect of his service as non-Executive Chairman of the Board, pro-rated for any partial year of service; and (c) an additional pro-rated award of RSUs solely in respect of his service as non-Executive Chairman of the Board with a grant date value of $100,000, on terms consistent with those applicable to the annual RSU award granted to the Non-Employee Directors on the Board under the Company’s director compensation program. In the event that Mr. White transitions from Executive Chairman of the Board to a Non-Employee Director of the Board (and does not serve as its Chairman), Mr. White will be entitled to receive only the annual cash retainers for Board and committee service, as applicable, pro-rated for any partial year of service and a pro-rated annual equity award, in each case in such amounts and on such terms as are provided to the other Non-Employee Directors on the Board under the Company’s director compensation program. Except as summarized above, Mr. White will not otherwise be eligible for any further base salary, annual bonus, severance benefits or other cash or equity incentive compensation.

Under the terms of the White Offer Letter, Mr. White’s employment as Executive Chairman will remain at-will and may be terminated by either Mr. White or the Company at any time, with or without notice and for any or no reason. Upon a termination of his employment, Mr. White will not be entitled to any severance or termination pay or benefits, except as set forth in his previously executed equity award agreements. Notwithstanding any termination of Mr. White’s employment as Executive Chairman, the White Offer Letter provides that Section 1 of the White Side Letter remains in full force and effect. This includes that Mr. White remains subject to certain restrictive covenants as set forth under the White Side Letter and the White Employment Agreement, including prohibitions on (i) competing with us through June 30, 2025, (ii) soliciting or hiring our customers or employees through June 30, 2025, and (iii) non-disparagement, confidentiality and intellectual property assignment obligations.

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In 2023, Mr. White’s service as our Executive Chairman was governed by the White Employment Agreement as modified by the White Side Letter. Pursuant to the terms of the White Side Letter, Mr. White’s resignation as our CEO on December 31, 2021 was confirmed as a “Qualifying Resignation”, as defined under the White Employment Agreement. As a result of such Qualifying Resignation: (a) Mr. White’s then-outstanding and unvested time-vesting RSUs accelerated and vested on January 1, 2022, (b) certain outstanding and unvested PRSUs held by Mr. White remained outstanding and eligible to vest in accordance with their terms, and (c) certain outstanding and unvested PRSUs held by Mr. White accelerated and vested on January 1, 2022, with performance levels deemed achieved at actual performance through the Qualifying Resignation date and at target performance for any remaining portion of the performance period. The White Side Letter clarified that following the Qualifying Resignation, the Company had no obligation to provide any salary, bonus or severance benefits to Mr. White. The White Side Letter also extended certain restrictive covenants in the White Employment Agreement to apply to Mr. White through June 30, 2025, however, Mr. White was permitted to participate in certain non-competitive activities outside of the Company.

In accordance with the terms of the White Employment Agreement and the White Side Letter, Mr. White remained eligible to receive his annual RSU grants in 2022 and 2023, so long as he continued to provide services to the Company as our Executive Chairman or as a member of the Board. On each of February 24, 2022 and February 23, 2023, Mr. White received an annual RSU grant, and each such grant agreement provides equity acceleration benefits upon certain qualifying termination and change in control scenarios. Pursuant to Mr. White’s RSU award agreements for such two grants, if Mr. White is terminated without “cause” following a “change in control” (each as defined in such award agreements) in which the acquirer assumes the terms of the award, Mr. White’s unvested and outstanding PRSUs will convert to time-vesting RSUs at the time of the change in control and will vest upon the termination without cause. In the same scenario, his unvested and outstanding time-vesting RSUs will be forfeited. In the event there is a change in control in which the acquirer does not assume the terms of the awards, such award agreements provide that Mr. White’s unvested and outstanding RSUs will accelerate and vest as of immediately prior to the change in control. Finally, under such award agreements, if Mr. White’s employment is terminated due to his death or “disability” (as defined in such award agreements), all of his unvested and outstanding RSU awards will vest immediately, with the vesting of any PRSUs determined at target levels of performance, provided that any grants made less than a year prior to the occurrence of the death or disability would vest on a pro-rated basis.

Mr. McDonald

In connection with his appointment as our Global President & COO, the Company entered into a new offer letter with Mr. McDonald on May 4, 2023 (the “McDonald Offer Letter”), which supersedes his prior offer letter effective as of January 1, 2022 in its entirety.

The McDonald Offer Letter provides that Mr. McDonald’s new role was effective as of July 1, 2023. The McDonald Offer Letter provides for an annual base salary of $900,000. Mr. McDonald is eligible to receive an annual cash bonus with a target amount equal to $1,700,000 (and a maximum annual bonus opportunity equal to 200% of such target amount), pro-rated for partial service in this role in a year. Mr. McDonald is also eligible to receive, in the Board’s discretion, an annual grant of RSUs with an initial target grant date fair value of $3,850,000 each year during which Mr. McDonald remains employed with the Company as Global President & COO. Subject to change at the Board’s discretion, such RSUs awarded to Mr. McDonald shall vest over a three-year period, with 50% of such RSUs also subject to performance-based vesting conditions, which PRSUs will vest and be earned, if at all, upon the Company’s achievement of the applicable performance-vesting conditions at the end of the three-year performance period. Pursuant to the McDonald Offer Letter, Mr. McDonald also received an additional equity award on July 1, 2023 with a target grant date value of $525,000, consisting of 50% time-vesting RSUs and 50% PRSUs with terms and conditions substantially similar to the annual equity award granted in February 2023.

Upon certain terminations of employment, Mr. McDonald will be eligible to receive severance benefits as set forth in both the McDonald Offer Letter and the A&R Severance Plan. Under the A&R Severance Plan and the McDonald Offer Letter, if Mr. McDonald is terminated by the Company without “cause” (as defined in the A&R Severance Plan), Mr. McDonald will be entitled to receive the following severance benefits, subject to his execution of a valid release: (a) an amount equal to the sum of (i) 1.0 times his then-current base salary plus (ii) 1.0 times his target annual bonus for the year in which termination occurs, which amount will be payable in substantially equal installments over 12 months following his termination of employment, (b) a discretionary pro-rated annual bonus for the year of termination, payable at the same time annual bonuses are paid to other similarly situated employees, (c) subsidized continued health coverage for 12 months, and (d) reimbursement for outplacement services up to a maximum of $25,000. Additionally, the McDonald Offer Letter provides that upon a termination without cause, (i) with respect to Mr. McDonald’s time-vesting RSUs that are outstanding and unvested at the time of termination, Mr. McDonald

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will be deemed to have satisfied all continuous employment requirements and such time-vesting RSUs will remain outstanding and eligible to vest according to their regular vesting schedule; and (ii) with respect to Mr. McDonald’s PRSUs that are outstanding and unvested at the time of termination, Mr. McDonald will be deemed to have satisfied all continuous employment requirements through the applicable performance periods and such PRSUs will remain outstanding and eligible to vest if applicable performance metrics are satisfied as of the end of the applicable performance period.

In the event Mr. McDonald experiences a Change in Control Termination, under the A&R Severance Plan, Mr. McDonald will be entitled to receive the following severance benefits, subject to his execution of a valid release: (a) an amount equal to the sum of (i) 2.0 times his then-current base salary plus (ii) 2.0 times his target annual bonus for the year in which the termination occurs, which amount will be payable in substantially equal installments over 24 months following his Change in Control Termination, (b) a discretionary pro-rated bonus for the year of termination, payable at the same time annual bonuses are paid to other similarly situated employees, (c) subsidized continued health coverage for 24 months and (d) reimbursement for outplacement services up to a maximum of $25,000. To the extent the acquirer in such change in control transaction assumed the outstanding RSU awards in the transaction, under the terms of the A&R Severance Plan, Mr. McDonald would also be entitled to accelerated vesting in full of his outstanding and unvested RSU awards that were granted on or after February 24, 2022, with the vesting of any PRSUs determined based on the Company’s actual achievement of the applicable performance metrics for any completed calendar years in the performance period and at target levels of achievement for any calendar year in the performance period that has not been completed as of the Change in Control Termination. In the event there is a change in control in which the acquirer does not assume the Company’s outstanding RSU awards, generally the award agreements provide that Mr. McDonald’s RSU awards will accelerate and vest as of immediately prior to such change in control, with the vesting of any PRSUs determined based on the Company’s actual achievement of the applicable performance metrics for any completed calendar years in the performance period and at target levels of achievement for any calendar year in the performance period that has not been completed as of the change in control.

In the event Mr. McDonald’s employment is terminated due to his death or “disability” (as defined in his applicable RSU award agreements), the RSU agreements generally provide that the RSUs will vest immediately, with the vesting of any PRSUs determined at target levels of performance, provided that any grants made less than a year prior to the occurrence of the death or disability would vest on a pro-rated basis.

Mr. McDonald is also subject to certain restrictive covenants set forth in the McDonald Offer Letter and the agreements governing his equity awards, including non-disparagement and confidentiality obligations, among others.

Ms. Perkins

C&W Global is party to an offer letter with Ms. Perkins, effective as of July 1, 2023. The offer letter provides that Ms. Perkins’ annual base salary will be $580,000. Ms. Perkins will be eligible for a target annual bonus opportunity equal to 90% of her base salary, with a maximum annual bonus opportunity equal to 180% of base salary, based on Company, business unit and individual performance and subject to the discretion and approval of the Company. Under the terms of the offer letter, Ms. Perkins is also eligible to receive, subject to approval and discretion of the Board, an annual RSU grant with a grant date target value of $900,000 each year during which Ms. Perkins remains employed with the Company as of the grant date.

Pursuant to the offer letter, Ms. Perkins was entitled to receive an equity signing bonus consisting of RSUs with a grant date target value of $1,500,000, granted on July 1, 2023. This grant was designed to replace foregone value at her previous employer and was necessary to attract her to the role. Such RSUs consisted of 50% time-vesting RSUs which vest over a three-year period and 50% PRSUs which will vest and be earned, if at all, upon the Company’s achievement of the applicable performance-vesting conditions at the end of a three-year performance period and Ms. Perkins’ continued employment through the third anniversary of the grant date. She also received a $300,000 cash sign-on bonus, paid on July 28, 2023, which is re-payable by Ms. Perkins if her employment with the Company terminates before June 30, 2024 for any reason other than death or disability. Ms. Perkins is subject to certain restrictive covenants under the terms of her offer letter and the agreements governing her equity awards, including (a) prohibitions on competing with us during her employment with us and for a period of 12 months thereafter, (b) prohibitions on soliciting or hiring our clients or employees during her employment with us and for a period of 12 months thereafter, and (c) non-disparagement and confidentiality obligations. Upon certain terminations of employment, Ms. Perkins is eligible to receive severance benefits payable under our A&R Severance Plan, which benefits are discussed below under “—Potential Payments Upon Termination or Change in Control—A&R Severance Plan.”

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Potential Payments Upon Termination or Change in Control

The Named Executive Officers are eligible to receive certain severance payments and benefits under their employment agreements, equity grant agreements and/or our A&R Severance Plan in connection with a termination of employment under various circumstances.

A&R Severance Plan

Each of Mr. Johnston and Ms. Perkins are entitled to certain benefits under our A&R Severance Plan that we believe are in line with market practice. In the event Mr. Johnston or Ms. Perkins experiences an “Involuntary Termination” of employment (as defined in the A&R Severance Plan), he or she will be eligible to receive the following severance benefits, subject to the Named Executive Officer’s execution of a valid release: (a) an amount equal to the sum of (i) 1.0 times his or her annual base salary plus (ii) 1.0 times his or her target annual bonus for the year in which the termination occurs (such sum, the “Cash Severance Benefit”), (b) a discretionary, pro-rated annual bonus for the year in which the termination occurs, payable at the same time annual bonuses are paid to other similarly situated employees, (c) subsidized continued health coverage for 12 months, (d) reimbursement for outplacement services up to a maximum of $25,000, and (e) accelerated pro-rata vesting of outstanding and unvested RSUs that were granted on or after February 24, 2022, with the vesting of PRSUs determined based on the Company’s actual achievement of the applicable performance metrics for any completed calendar years in the performance period (or at target levels of achievement if no calendar year in the performance period has been completed as of the termination). The Cash Severance Benefit will be payable in substantially equal installments over 12 months following such Named Executive Officer’s termination of employment, in accordance with the Company’s normal payroll practices.

In the event Mr. Johnston’s or Ms. Perkins’ employment is terminated by the Company through an Involuntary Termination or he or she resigns for good reason, in either case, on or within two years after a change in control, he or she will be eligible to receive the following severance benefits, subject to the Named Executive Officer’s execution of a valid release: (i) an amount equal to the sum of (A) 2.0 times his or her then-current base salary plus (B) 2.0 times his or her target annual bonus for the year in which the termination occurs (such sum, the “Change in Control Cash Severance Benefit”), (ii) a discretionary, pro-rated annual bonus for the year in which the termination occurs, payable at the same time annual bonuses are paid to other similarly situated employees, (iii) subsidized continued health coverage for 24 months, (iv) reimbursement for outplacement services up to a maximum of $25,000, and (v) if the acquirer assumed the outstanding RSU awards in the change in control transaction, accelerated vesting in full of his or her outstanding and unvested RSU awards that were granted on or after February 24, 2022, with the vesting of any PRSUs determined based on the Company’s actual achievement of the applicable performance metrics for any completed calendar years in the performance period and at target levels of achievement for any calendar year in the performance period that has not been completed as of the termination. The Change in Control Cash Severance Benefit will be payable in substantially equal installments over 24 months following such Named Executive Officer’s termination of employment. In the event there is a change in control in which the acquirer does not assume the Company’s outstanding RSU awards, generally the award agreements provide that the RSU awards will accelerate and vest as of immediately prior to such change in control, with the vesting of any PRSUs determined based on the Company’s actual achievement of the applicable performance metrics for any completed calendar years in the performance period and at target levels of achievement for any calendar year in the performance period that has not been completed as of the change in control.

In the event that Mr. Johnston’s or Ms. Perkins’ employment is terminated due to their death or “disability” (as defined in the applicable RSU award agreements), the RSU agreements generally provide that the RSUs will vest immediately, with the vesting of any PRSUs determined at target levels of performance, provided that any grants made less than a year prior to the occurrence of the death or disability would vest on a pro-rated basis.

The severance benefits for Ms. MacKay, Mr. McDonald and Mr. Forrester are more fully described under “—Employment Arrangements” above. Pursuant to the terms of the White Offer Letter, Mr. White is not eligible to receive any severance benefits upon a termination of his service with the Company beyond what is set forth in his RSU agreements with respect to the treatment of such equity awards.

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Potential Payments upon Termination of Employment or Change in Control Table

The table below provides an estimate of the value of payments and benefits assuming that a qualifying termination of employment and, as applicable, a change in control, occurred on December 31, 2023, and assuming a share price of $10.80 per share, the closing price of our ordinary shares on the last business day of 2023. The actual amounts that would be paid or distributed to the Named Executive Officers as a result of one of the termination events occurring in the future will depend on factors such as the date of termination, the manner of termination and the terms of the applicable agreements in effect at such time, which could differ materially from the terms and amounts described here.

	Ms. MacKay	Mr. Forrester	Mr. Johnston	Mr. White(9)	Mr. McDonald	Ms. Perkins
Termination without Cause Not in Connection with Change in Control
Cash Severance	$4,000,000	N/A	$1,200,000	—	$2,600,000	$1,102,000
Annual Bonus(1)	$890,750	N/A	$305,400	—	$687,150	$133,941
Accelerated Vesting of RSU Awards(2)	$7,243,236	N/A	$1,085,195	—	$5,191,560	$495,104
Health and Welfare Benefits(3)	$29,936	N/A	$183	—	$21,878	$14,310
Outplacement Services(4)	$25,000	N/A	$25,000	—	$25,000	$25,000
TOTAL	$12,188,922	N/A	$2,615,778	—	$8,525,588	$1,770,355
Termination without Cause in Connection with Change in Control(5)
Cash Severance	$7,000,000	N/A	$2,400,000	—	$5,200,000	$2,204,000
Annual Bonus(1)	$890,750	N/A	$305,400	—	$687,150	$133,941
Accelerated Vesting of RSU Awards(6)	$6,576,930	N/A	$3,499,232	$6,635,401	$4,744,570	$2,310,185
Health and Welfare Benefits(3)	$39,914	N/A	$367	—	$43,756	$28,621
Outplacement Services(4)	$25,000	N/A	$25,000	—	$25,000	$25,000
TOTAL	$14,532,594	N/A	$6,229,999	$6,635,401	$10,700,476	$4,701,747
Death or Disability
Cash Severance	—	N/A	—	—	—	—
Annual Bonus	—	N/A	—	—	—	—
Accelerated Vesting of RSU Awards	$3,773,088	N/A	$2,345,501	$6,475,270	$2,816,953	$330,070
Health and Welfare Benefits	—	N/A	—	—	—	—
Outplacement Services	—	N/A	—	—	—	—
TOTAL	$3,773,088	N/A	$2,345,501	$6,475,270	$2,816,953	$330,070
Change in Control Not in Connection with a Termination where Awards Are Not Assumed(7)
Cash Severance	—	N/A	—	—	—	—
Annual Bonus	—	N/A	—	—	—	—
Accelerated Vesting of RSU Awards	$7,243,236	N/A	$3,806,212	$12,274,837	$5,191,560	$2,310,185
Health and Welfare Benefits	—	N/A	—	—	—	—
Outplacement Services	—	N/A	—	—	—	—
TOTAL	$7,243,236	N/A	$3,806,212	$12,274,837	$5,191,560	$2,310,185

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	Ms. MacKay	Mr. Forrester	Mr. Johnston	Mr. White(9)	Mr. McDonald	Ms. Perkins
Retirement(8)
Cash Severance	—	—	—	—	—	—
Annual Bonus	—	$947,426	—	—	—	—
Accelerated Vesting of RSU Awards	—	$8,939,657	—	—	—	—
Health and Welfare Benefits	—	—	—	—	—	—
Outplacement Services	—	—	—	—	—	—
TOTAL	—	$9,887,083	—	—	—	—
(1)	Represents a pro-rated bonus for the year of termination, determined in the sole discretion of the administrator of the A&R Severance Plan and based on Company performance, Named Executive Officer performance, and taking into account the Named Executive Officer’s period of service in the applicable bonus year.
(2)	For each of Ms. MacKay and Mr. McDonald, the applicable offer letter provides that if the Named Executive Officer’s employment is terminated without cause (not in connection with a change in control), the following will occur: (a) any outstanding and unvested time-vesting RSUs will vest on their regularly-scheduled date as if the executive were still employed by the Company at that time, and (b) any outstanding and unvested PRSUs will vest on their regularly-scheduled date as if the executive were still employed by the Company at that time to the extent the applicable performance metrics are satisfied. For the amounts listed in the table above, (x) for the time-vesting RSUs, we have included the value of all outstanding and unvested time-vesting RSUs as if they vested as of December 31, 2023, and (y) for the PRSUs, we have included the value of all outstanding and unvested PRSUs as if they vested as of December 31, 2023 using actual performance levels for any completed calendar years and target performance levels for incomplete calendar years. For each of Mr. Johnston and Ms. Perkins, upon an Involuntary Termination, the A&R Severance Plan provides for accelerated pro-rata vesting of outstanding and unvested RSUs that were granted on or after February 24, 2022, with the vesting of PRSUs determined based on the Company’s actual achievement of the applicable performance metrics for any completed calendar years in the performance period (or at target levels of achievement if no calendar year in the performance period has been completed as of the termination).
(3)	Represents the aggregate COBRA payments payable to each Named Executive Officer in accordance with the terms of the applicable agreement, assuming a termination date of December 31, 2023.
(4)	Represents the maximum reimbursement for reasonable fees of no more than one outplacement or similar service provider engaged by the Named Executive Officer to assist in finding employment opportunities during the one-year period following the Named Executive Officer’s termination.
(5)	Assumes that the acquirer assumed the Company’s unvested RSU awards in connection with the change in control.
(6)	Under the A&R Severance Plan, for each Named Executive Officer other than Mr. White, if their employment is terminated without cause or they resign for good reason, in either case on or within the two years following a change in control of the Company, each Named Executive Officer would be entitled to accelerated vesting in full of any outstanding and unvested RSU awards granted on or after February 24, 2022, with the vesting of any PRSUs determined based on actual achievement of the applicable performance metrics for any completed calendar years in the performance period and at target levels of achievement for any non-completed calendar year in the performance period.
(7)	Under the Company’s RSU agreements issued after 2018, in the event that the acquirer does not agree to assume the Company’s unvested RSU awards in connection with a change in control, such RSU awards will vest immediately prior to the change in control.
(8)	Mr. Forrester retired from the Company on December 31, 2023. Following this retirement, Mr. Forrester remained eligible to receive his annual bonus payment under the 2023 AIP, calculated in the same manner as applicable to the executive officers of the Company. The actual payment made to Mr. Forrester under the 2023 AIP was $947,426, converted from GBP at a rate of $1.2071/GBP. Additionally, in connection with his retirement, pursuant to the Forrester Employment Agreement, Mr. Forrester was entitled to the following treatment of his outstanding RSU awards: (a) any outstanding and unvested time-vesting RSUs will continue to vest on their regularly-scheduled vesting date as if he were still employed by the Company at that time and (b) any outstanding and unvested performance-vesting RSUs will vest on their regularly-scheduled vesting date as if he were still employed by the Company at that time to the extent the applicable performance metrics are satisfied. For the amounts listed in the table above, (x) for the time-vesting RSUs, we have included the value of all outstanding and unvested time-vesting RSUs as if they vested as of December 31, 2023, and (y) for the PRSUs, we have included the value of all outstanding and unvested PRSUs as if they vested as of December 31, 2023 using actual performance levels for any completed calendar years and target performance levels for incomplete calendar years. See “—Employment Arrangements” for more information. No other Named Executive Officer was eligible for retirement benefits as of December 31, 2023.
(9)	In his current role as Executive Chairman, Mr. White is not a participant in our A&R Severance Plan and is therefore only entitled to equity acceleration benefits provided under his remaining RSU agreements. The amounts listed assume any change in control did not constitute a “liquidity event” as defined in certain of Mr. White’s award agreements. See Footnote 9 to “—Executive Compensation Tables—2023 Grants of Plan-Based Awards Table”.

CEO Pay Ratio

The SEC has adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total compensation of the principal executive officer (“PEO”). The Company’s PEO is our CEO as of the end of 2023.

The Company is presenting the required disclosure as follows: We identified a median employee as of December 31, 2022 using the following approach. We had approximately 51,031 full-time, part-time and seasonal employees as of December 31, 2022. As of December 31, 2022, approximately 20,484

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of our employees were located outside of the United States (17,950 outside the United States after the de minimis exemptions listed below). For purposes of this 2022 determination, we excluded the population of the workforce that were not considered employees of the Company under applicable local regulations. In addition, under the de minimis exemption of the SEC rule, we excluded approximately 5% of our international population by excluding employee populations in the following jurisdictions: Brazil (1,100), Mexico (785), Philippines (412), Colombia (104), Peru (94), and Malaysia (39). We identified our median as of December 31, 2022 utilizing base pay earnings for the previous 12-month period for the population of employees described above. Our median employee is a full-time employee located in the United States.

For purposes of calculating our CEO pay ratio in 2023, we used the same median employee that was identified as of December 31, 2022 because we believe that there have not been any material changes in our employee population or compensation arrangements which would significantly change our pay ratio disclosure. For 2023, we determined that our median employee’s total compensation, calculated in accordance with Item 402(c) of Regulation S-K, was $56,970, which includes base, bonus and company 401(k) match. Based upon this methodology and the CEO’s total compensation of $4,668,810 in 2023, as set forth in the Summary Compensation Table, we estimate the ratio of our CEO pay to the median worker’s pay is 82:1.

The SEC requirements for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us.

Pay Versus Performance

Pay Versus Performance Table

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” (as defined by SEC rules) and certain financial performance metrics of the Company. For further information concerning the Company’s compensation philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “—Compensation Philosophy and Objectives” and “—Compensation Elements”.

	Summary Compensation Table Total for CEO(1)	Summary Compensation Table Total for CEO(1)			Average Summary Compensation Table Total for Non-CEO NEOs(3)	Average Compensation Actually Paid to Non-CEO NEOs(4)	Value of Initial Fixed $100 Investment Return on:
Year			Compensation Actually Paid to CEO(2)	Compensation Actually Paid to CEO(2)			CWK TSR(5)	Peer Group TSR(6)	Net Income (Loss)	Compensation EBITDA(7)
(a)	(b)(i)	(b)(ii)	(c)(i)	(c)(ii)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$4,668,810	$5,326,223	$3,809,627	$3,785,709	$3,686,033	$2,842,435	$73	$136	$(35,400,000)	$581,300,000
2022	$8,587,627		$1,753,622		$5,909,537	$1,579,668	$61	$116	$196,400,000	$963,000,000
2021	$19,990,492		$30,999,620		$4,632,973	$6,962,418	$109	$173	$250,000,000	$877,000,000
2020	$9,056,207		$469,965		$2,429,455	$771,103	$73	$99	$(220,500,000)	$450,000,000

(1)	We had two CEOs in fiscal year 2023. Mr. Forrester served as our CEO from January 1, 2023 to June 30, 2023, and Ms. MacKay served as our CEO from July 1, 2023 to December 31, 2023. The dollar amounts reported in column (b)(i) are the amounts of total compensation reported in the Summary Compensation Table for Ms. MacKay in 2023, Mr. Forrester in 2022, Mr. White in 2021 and Mr. White in 2020, respectively. The dollar amount reported in column (b)(ii) is the amount of total compensation reported in the Summary Compensation Table for Mr. Forrester in 2023.”

(2)	The dollar amounts reported in column (c)(i) represent the amount of “compensation actually paid” to (a) Ms. MacKay in 2023, (b) Mr. Forrester in 2022, (c) Mr. White in 2021 and (d) Mr. White in 2020. The dollar amount reported in column (c)(ii) represents the amount of “compensation actually paid” to Mr. Forrester in 2023. All such amounts were computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to such individuals during the applicable year. The table below shows adjustments which were made to our each of our CEO’s total compensation in 2023 to determine the “compensation actually paid”. For such adjustments, equity values were calculated in accordance with FASB ASC Topic 718.

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	2023 (MacKay)	2023 (Forrester)
SCT Total Compensation	$4,668,810	$5,326,223
Less: Stock Award Values Reported in SCT for the Covered Year	$(2,899,618)	$(3,480,046)
Plus: Year End Fair Value of Stock Awards Granted in the Covered Year	$2,711,943	$678,475
Change in Fair Value of Outstanding Unvested Stock Awards from Prior Years	$(424,583)	$(438,206)
Fair Value of Stock Awards Granted and Vested in the Covered Year	$—	$2,058,296
Change in Fair Value of Stock Awards from Prior Years that Vested in the Covered Year	$(42,309)	$(196,670)
Less: Fair Value of Stock Awards Forfeited during the Covered Year	$(204,616)	$(162,364)
Compensation Actually Paid	$3,809,627	$3,785,709

(3)	The dollar amounts reported in this column represent the average of the amounts reported for the Company’s Named Executive Officers as a group (excluding our CEOs in each year) in the “Total” column of the Summary Compensation Table in each year. The names of each of the Named Executive Officers (excluding our CEOs in each year) included for purposes of calculating the average amounts in each year are as follows: (i) for 2023, Mr. Johnston, Mr. White, Mr. McDonald and Ms. Perkins; (ii) for 2022, Mr. Johnston, Mr. White, Ms. MacKay and Mr. McDonald; (iii) for 2021, Duncan Palmer, Mr. Johnston, Mr. Forrester, Ms. MacKay and Mr. Robinson; and (iv) for 2020, Mr. Palmer, Mr. Forrester, Ms. MacKay and Brett Soloway.
(4)	The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the Named Executive Officers as a group (excluding our CEOs in each year), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Named Executive Officers as a group (excluding our CEOs in each year) during the applicable year. The table below shows adjustments which were made to average total compensation for the Named Executive Officers as a group (excluding our CEO in each year) in 2023 to determine the “compensation actually paid.” For such adjustments, equity values were calculated in accordance with FASB ASC Topic 718.

Non-CEO NEO Average
2023
SCT Total Compensation	$3,686,033
Less: Stock Award Values Reported in SCT for the Covered Year	$(2,897,082)
Plus: Year End Fair Value of Stock Awards Granted in the Covered Year	$2,456,696
Change in Fair Value of Outstanding Unvested Stock Awards from Prior Years	$(325,934)
Fair Value of Stock Awards Granted and Vested in the Covered Year	$—
Change in Fair Value of Stock Awards from Prior Years that Vested in the Covered Year	$21,003
Less: Fair Value of Stock Awards Forfeited during the Covered Year	$(98,280)
Compensation Actually Paid	$2,842,435

(5)	Cumulative TSR is calculated by dividing the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
(6)	Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is comprised of three global commercial real estate services companies publicly traded in the United States: Jones Lang LaSalle Incorporated (NYSE: JLL), CBRE Group, Inc. (NYSE: CBRE), and Colliers International Group Inc. (NASDAQ: CIGI). This group represents our “Direct Peers” as disclosed in the Compensation Discussion and Analysis in our Proxy Statements in 2023, 2022, 2021 and 2020.
(7)	Adjusted EBITDA is defined as net (loss) income plus depreciation and amortization, interest expense net of interest income, provision for income taxes, unrealized loss on investments (net), integration and other cost related to merger, acquisition related costs and efficiency initiatives, cost savings initiatives, CEO transition costs, servicing liability fees and amortization, certain legal and compliance matters, and other non-recurring items. Compensation EBITDA is defined as Adjusted EBITDA further adjusted for (a) currency rate fluctuations, (b) certain government subsidies and (c) certain other one-time items outside of our control. While the Company uses numerous financial and non-financial measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Compensation EBITDA represents the most important measure used by the Company to link “compensation actually paid” to our Named Executive Officers to Company performance for the most recently completed year.

Analysis of the Information Presented in the Pay Versus Performance Table

As described in greater detail in “—Compensation Philosophy and Objectives,” the Company’s executive compensation program reflects a compensation package for executive officers that is tied to our corporate performance and aligned with the interests of our shareholders. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the

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Pay Versus Performance Table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as defined by SEC rules) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following graphic descriptions of the relationships between information presented in the Pay Versus Performance Table.

COMPENSATION ACTUALLY PAID AND TSRs

Compensation Actually Paid vs. TSR

COMPENSATION ACTUALLY PAID AND NET INCOME (LOSS)

Compensation Actually Paid vs. Net Income (Loss)

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COMPENSATION ACTUALLY PAID AND COMPENSATION EBITDA

Compensation Actually Paid vs. Compensation EBITDA

Financial Performance Measures

As described in greater detail in “—Compensation Philosophy and Objectives,” the Company’s executive compensation program reflects a compensation package for executive officers that is tied to our corporate performance and aligned with the interests of our shareholders. The metrics that the Company uses for both our AIP and our long-term incentive plan are selected based on an objective of achieving financial and strategic objectives through prudent business judgment and appropriate risk taking. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s Named Executive Officers to the Company’s performance for the most recently completed year are as follows:

Most Important Performance Measures
Compensation EBITDA
Compensation Fee Revenue
Adjusted EBITDA Margin
Strategic Cost Efficiency
Adjusted Free Cash Flow

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PROPOSAL 5

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

In accordance with SEC rules, we are asking you to approve, on an advisory basis, a resolution on the compensation paid to our Named Executive Officers as reported in this Proxy Statement. This say-on-pay proposal gives you the opportunity to provide feedback on our 2023 executive compensation program for our Named Executive Officers.

At our 2019 annual general meeting of shareholders, our shareholders voted, on an advisory basis and consistent with the recommendation of the Board, that say-on-pay proposals be presented to our shareholders on an annual basis. Accordingly, a say-on-pay proposal will continue to be presented to our shareholders annually unless our shareholders vote at our 2025 annual general meeting of shareholders, as required under SEC rules, to approve a different say-on-pay proposal frequency.

In deciding how to vote on this proposal, the Board encourages you to review the Compensation Discussion and Analysis in this Proxy Statement for a detailed description of our executive compensation practices, philosophy and objectives.

This year’s say-on-pay proposal is not intended to address any specific item of compensation, but rather the overall compensation that was paid in 2023 to our Named Executive Officers resulting from our compensation practices, philosophy and objectives as described in this Proxy Statement. Because your vote on this proposal is advisory, it will not be binding upon the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions expressed by our shareholders and will review the voting results on this proposal in connection with their ongoing evaluation of our executive compensation program.

The text of the resolution in respect of Proposal 5 is as follows:

RESOLVED, that the compensation paid to our Named Executive Officers for 2023 as set forth in the Compensation Discussion and Analysis, the compensation tables and related disclosure in this Proxy Statement, as disclosed pursuant to Item 402 of Regulation S-K, is hereby approved on an advisory basis.

Required Vote

This proposal will be approved if the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” the proposal. Abstentions and broker non-votes are not considered votes cast and will not have any effect on this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation

FOR	THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ADVISORY RESOLUTION ON THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS FOR THE YEAR ENDED DECEMBER 31, 2023.

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PROPOSAL 6

ADVISORY VOTE ON DIRECTORS’ REMUNERATION REPORT

In accordance with the U.K. Companies Act, we are providing shareholders with the opportunity to vote on an advisory resolution approving the Directors’ Remuneration Report included as Annex B to this Proxy Statement. This proposal is similar to Proposal 5 regarding the compensation of our Named Executive Officers. However, the Directors’ Remuneration Report is concerned solely with the compensation of our executive and non-executive directors and is required under the U.K. Companies Act. We encourage shareholders to read the Directors’ Remuneration Report included as Annex B to this Proxy Statement. The Board and the Compensation Committee believe that the policies and procedures articulated in the Directors’ Remuneration Report are effective in achieving our compensation objectives and serve to attract and retain high-quality directors.

This vote is advisory only, pursuant to the U.K. Companies Act, and the director entitlement to receive compensation is not conditional on it. Payments made or promised to directors will not have to be repaid, reduced or withheld in the event that the resolution is not passed. The resolution and vote are a means of providing shareholder feedback to the Board. The Compensation Committee will review and consider the outcome of this vote in connection with the ongoing review of our executive and non-executive director compensation programs.

Required Vote

This proposal will be approved if the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” the proposal. Abstentions and broker non-votes are not considered votes cast and will not have any effect on this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation

FOR	THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE OUR 2023 DIRECTORS’ REMUNERATION REPORT.

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PROPOSAL 7

APPROVAL OF THE AMENDED DIRECTORS’ REMUNERATION POLICY

We are asking shareholders to approve the adoption of an amended directors’ remuneration policy. Under U.K. law, our directors’ remuneration policy must be approved by shareholders every three years, and we must make all payments in accordance with such policy unless separately approved by shareholder resolution. Although our current directors’ remuneration policy was approved by shareholders at our 2023 annual general meeting of shareholders and became effective immediately thereafter, the Board has determined that the adoption of a new policy, based on our existing policy but with certain modifications, would be beneficial to the Company and our shareholders. The revised directors’ remuneration policy is set out in full in the Directors’ Remuneration Report included as Annex B to this Proxy Statement. If approved, the revised directors’ remuneration policy will become effective immediately and will remain in force for up to three years, in accordance with U.K. law.

The Board has reviewed our existing directors’ remuneration policy and concluded that while most of its provisions remain appropriate and well-tailored to our remuneration needs, the amendment would (a) reflect recent Board changes, (b) provide additional clarity to our disclosures, and (c) ensure an appropriate degree of flexibility going forward.

The main changes are summarized below and described in more detail in the Directors’ Remuneration Report:

Executive Directors

•	Base salary: Updated wording to reflect Board changes and the following clause has also been removed: “Salary will constitute no more than 15% of the total target compensation package”.

•	Benefits: Updated wording to reflect the benefits provided (including financial planning support) and ensures appropriate Compensation Committee discretion to offer additional allowances, or benefits, if considered appropriate and reasonable.

•	AIP: Updated wording to reflect agreed remuneration arrangements for our executive directors, and provide for market-standard flexibility to enable the Compensation Committee to select appropriate measures (and weightings) for each year.

•	Long-Term Incentive Plan: Added flexibility on the mix of time- and performance-vesting stock awards, retaining flexibility to grant options but clarifying that there is no intention to do so as part of the annual package. The description of package mix has been updated to state that the maximum award value of RSUs will generally be at least 50% of the total remuneration package at target (previously described as generally being in the region of 60%). Additional flexibility is incorporated to set the maximum vesting level of performance-vesting RSUs to be up to 3x target (previously 2x).

•	Shareholding requirement: Includes additional detail on the retention requirements for vested awards.

•	Malus and Clawback: Updated to reflect the Clawback Policy adopted in 2023 in line with published SEC rules and NYSE listing standards.

•	Employment agreements and payments for loss of office: Updated to reflect Board changes in the year.

Non-Executive Directors

•	Fees: Defines the maximum RSU grant value as a percentage (at least 50%) of the aggregate value of the annual Board retainer plus any RSU award (previously capped as a dollar face value). We have revised the RSU vesting period to be at such date as determined by the Board and generally no earlier than the first anniversary of grant (previously, the earlier of the first anniversary of the date of grant or the next annual general meeting of shareholders), to reflect the amendment being proposed to our 2018 Omnibus Non-Employee Director Share and Cash Incentive Plan (see Proposal 9).

Except as set forth above and other changes for clarity, the amended directors’ remuneration policy we are proposing is similar to our existing policy. We encourage you to read the amended directors’ remuneration policy in full for more information.

Under U.K. law, our shareholders’ vote on the directors’ remuneration policy is binding on the Company. If this proposal is not approved, our existing directors’ remuneration policy will remain in effect and we will be required to observe the limits of the existing policy with respect to all amounts paid to our directors until such time as our shareholders approve a new policy.

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Required Vote

This proposal will be approved if the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” the proposal. Abstentions and broker non-votes are not considered votes cast and will not have any effect on this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation

FOR	THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE OUR AMENDED DIRECTORS’ REMUNERATION POLICY.

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PROPOSAL 8

APPROVAL OF AN AMENDMENT TO OUR OMNIBUS MANAGEMENT SHARE AND CASH INCENTIVE PLAN

We are asking shareholders to approve a second amendment and restatement (the “Management Plan Restatement”) of our Amended & Restated 2018 Omnibus Management Share and Cash Incentive Plan (as amended from time to time, the “Management Omnibus Plan”). The Management Plan Restatement would (subject to the approval of our shareholders): (i) increase the number of ordinary shares reserved for issuance under the plan by 3.5 million ordinary shares, (ii) increase the number of ordinary shares that may be covered by options that are designated as “incentive stock options” within the meaning of Section 422 of the Code by 3.5 million ordinary shares, (iii) prohibit share recycling of ordinary shares (a) delivered, withheld or surrendered in payment of the exercise or purchase price of an award, or (b) delivered, withheld, or surrendered to satisfy any tax withholding obligation, (iv) incorporate a one-year vesting requirement for all awards (provided, that up to five percent of the ordinary shares reserved for issuance may be issued pursuant to awards that do not comply with such minimum vesting period), (v) prohibit dividend and dividend equivalent payouts on all unvested equity awards, and (vi) extend the scheduled expiration date of the Management Omnibus Plan from May 6, 2031 to May 16, 2034 (together, the “Management Plan Amendments”). If this Management Plan Restatement is not approved by our shareholders, the Management Omnibus Plan will continue by its terms, without the Management Plan Amendments, and will terminate automatically on May 6, 2031. The Management Plan Restatement is attached to this Proxy Statement as Annex C.

As further described below, the Management Omnibus Plan provides for grants of equity awards to our employees, consultants and independent contractors. The purpose of the Management Omnibus Plan is to promote the interests of the Company and its shareholders by providing such employees, consultants and independent contractors with incentives and rewards to encourage them to continue in the service of the Company.

Share Reserve

We believe that increasing the number of ordinary shares issuable under the Management Omnibus Plan is necessary in order to allow us to continue to utilize equity awards to retain and attract the services of key individuals essential to our long-term growth and financial success and to further align their interests with those of our shareholders. We rely on equity awards to retain and attract key employees and believe that equity incentives are necessary for us to remain competitive with regard to retaining and attracting highly qualified individuals upon whom, in large measure, the future growth and success of the Company depend. The availability of an adequate number of ordinary shares available for issuance under the Management Omnibus Plan is an important factor in fulfilling these purposes.

Currently, the Management Omnibus Plan provides that the maximum number of ordinary shares available for issuance pursuant to awards issued thereunder is 14.18 million shares, of which, after giving effect to ordinary shares previously issued pursuant to awards under the Management Omnibus Plan and ordinary shares subject to outstanding awards under the plan, only approximately 5.38 million ordinary shares were available for issuance under the Management Omnibus Plan as of March 25, 2024, which we have determined would be insufficient to meet our forecasted needs for the near future as discussed in greater detail below. We believe that an additional 3.5 million ordinary shares are necessary for us to continue to offer a competitive long-term equity-based incentive compensation program for the near future based on historical grant practices and forecasted needs. The closing price per share of our ordinary shares on March 25, 2024 was $9.85. For additional information regarding equity-based awards previously granted under the Management Omnibus Plan, please see Note 13: Stock-Based Compensation of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

In addition to the approximately 5.38 million ordinary shares available under the Management Omnibus Plan, we also have 128,211 ordinary shares remaining available for grant under the Amended & Restated Cushman & Wakefield 2018 Omnibus Non-Employee Director Share and Cash Incentive Plan.

The following factors were considered by the Compensation Committee and the Board when determining the number of ordinary shares to reserve for issuance under the Management Omnibus Plan:

•	Historical Grant Practices. The Compensation Committee and the Board considered the total number of equity awards that we granted in the last three fiscal years plus year to date 2024. Under the Management Omnibus Plan, in fiscal years 2021, 2022, 2023 and year to date 2024 we granted equity awards covering approximately

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3.84 million, 2.35 million, 4.31 million and 4.26 million ordinary shares, respectively, for a total of approximately 14.76 million ordinary shares over such period.

•	Forecasted Grants. The Compensation Committee and the Board reviewed a forecast that considered the following factors in order to project the rate at which our ordinary shares will be issued under the Management Omnibus Plan: (i) the number of ordinary shares available for issuance in the form of new grants under the Management Omnibus Plan and (ii) forecasted future grants, determined based on our stock price and the dollar value to be delivered to the participant. However, we determine the size of equity awards to be granted based on such value, and therefore, our actual share usage could deviate significantly from our forecasted share usage if our stock price on the date the award is granted is significantly different from the stock price assumed in the forecast. For example, if our stock price on the date the award is granted is significantly lower than the stock price assumed in the forecast, we would need a larger number of shares than the number projected by the forecast in order to deliver the same value to participants.

•	Number of Shares Subject to Outstanding Awards. As of March 25, 2024, the number of our ordinary shares that remained available for issuance under the Management Omnibus Plan was approximately 5.38 million. As of the same date, the total number of our ordinary shares covered by outstanding equity awards was approximately 10.65 million shares, which consisted of (i) zero ordinary shares subject to outstanding awards of restricted stock, (ii) 9.43 million ordinary shares subject to outstanding awards of RSUs and (iii) 1.22 million ordinary shares subject to outstanding options (with a weighted average exercise price of $12.48 and a weighted average term of 2 years).

•	Overhang. As of March 25, 2024, approximately 10.65 million ordinary shares were subject to outstanding equity awards, and approximately 5.38 million ordinary shares were available for future awards under our Management Omnibus Plan. The total of those two figures represents approximately 7% of our outstanding ordinary shares as of the same date.

Our executive officers have an interest in the approval of the Management Plan Restatement because they are eligible for awards under the Management Omnibus Plan.

Summary of the Material Terms of the Management Omnibus Plan

The following is a summary of the material terms of the Management Omnibus Plan, after giving effect to the Management Plan Restatement, but does not include all of the provisions of such plan. This summary is qualified in its entirety by reference to the Management Omnibus Plan itself, and for further information about the plan, we refer you to the complete text of the Management Omnibus Plan attached as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2023. The only material changes to the Management Omnibus Plan as a result of the Management Plan Amendments would be to (i) increase the number of ordinary shares reserved for issuance under the plan by 3.5 million ordinary shares, (ii) increase the number of ordinary shares that may be covered by options that are designated as “incentive stock options” within the meaning of Section 422 of the Code by 3.5 million ordinary shares, (iii) prohibit share recycling of ordinary shares (a) delivered, withheld or surrendered in payment of the exercise or purchase price of an award or (b) delivered, withheld, or surrendered to satisfy any tax withholding obligation, (iv) incorporate a one-year vesting requirement for all awards (provided, that up to five percent of the ordinary shares reserved for issuance may be issued pursuant to awards that do not comply with such minimum vesting period), (v) prohibit dividend and dividend equivalent payouts on all unvested equity awards, and (vi) extend the scheduled expiration date of the Management Omnibus Plan from May 6, 2031 to May 16, 2034.

Administration

The Management Omnibus Plan is administered by the Compensation Committee. Among the Compensation Committee’s powers are the power to determine those employees, consultants and independent contractors who will be granted awards and the amount, type and other terms and conditions of awards. The Compensation Committee may delegate its powers and responsibilities under the plans, in writing, to a sub-committee, including delegating to a sub-committee of directors or employees the ability to grant awards to participants who are not our executive officers and to administer the plan. The Compensation Committee has discretionary authority to interpret and construe any and all provisions of the plan and the terms of any award (or award agreement) granted thereunder, and to adopt and amend such rules and regulations for the administration of the plan as it deems appropriate. Decisions of the Compensation Committee will be final, binding and conclusive.

On or after the date of grant of any award under the plan, the Compensation Committee may accelerate the date on which any award becomes vested, exercisable or transferable. The Compensation Committee may also extend the term of any award (including the period following a termination of a participant’s employment during which any

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award may remain outstanding); waive any conditions to the vesting, exercisability or transferability of any award; or provide for the payment of dividends or dividend equivalents with respect to any such award. The Compensation Committee does not have the authority and may not take any such action described in this paragraph to the extent that the grant of such authority or the taking of such action would cause any tax to become due under Section 409A of the Code.

Except in certain circumstances specified in the plan, including in a change in control (as defined in the plan), the Company will not, without the approval of our shareholders, reduce, whether through amendment or otherwise, the exercise price of any outstanding option or stock appreciation right, or grant any new award or make any payment of cash to a participant in substitution for, or upon the cancellation of, any outstanding option or stock appreciation right when the exercise price of such option or stock appreciation right exceeds the fair market value of the underlying ordinary shares.

Available Shares

The maximum number of ordinary shares that may be covered by awards granted under the Management Omnibus Plan will not exceed 8.88 million ordinary shares in the aggregate. Out of such aggregate, the maximum number of ordinary shares that may be covered by options that are designated as “incentive stock options” within the meaning of Section 422 of the Code will not exceed 8.88 million ordinary shares. The maximum number of shares referred to in the preceding sentences will in each case be subject to adjustment as provided in the Management Omnibus Plan. Of the shares described, 100% may be delivered in connection with “full-value awards,” meaning awards other than options or stock appreciation rights. Any shares granted under any awards will be counted against the share limit on a one-for-one basis. Any award under the Management Omnibus Plan settled in cash will not be counted against the foregoing maximum share limitations. Ordinary shares issued under the Management Omnibus Plan may be unissued shares, treasury shares, shares purchased by the company or by an employee benefit trust or similar vehicle in the open market, or any combination of the preceding categories as the Compensation Committee determines in its sole  discretion.

Notwithstanding anything to the contrary contained in the Management Omnibus Plan, ordinary shares subject to an award under the Management Omnibus Plan will not again be made available for issuance or delivery under the Management Omnibus Plan if such ordinary shares are (i) delivered, withheld or surrendered in payment of the exercise or purchase price of an award, or (ii) delivered, withheld, or surrendered to satisfy any tax withholding obligation.

Minimum Vesting Term

A vesting period of at least one year will apply to all awards issued under the Management Omnibus Plan; provided, that up to five percent of the ordinary shares reserved for issuance under the Management Omnibus Plan as of the effective date of the Management Omnibus Restatement may be issued pursuant to awards that do not comply with such minimum one-year vesting period.

Eligibility for Participation

The persons eligible to receive awards under the Management Omnibus Plan are our employees, consultants and independent contractors, and employees, consultants and independent contractors of our subsidiaries, whom the Compensation Committee will select from time to time. However, only our employees and employees of our subsidiaries are eligible to receive “incentive stock options” (within the meaning of Section 422 of the Code) under the plan. The basis for participation in the Management Omnibus Plan is the Compensation Committee’s decision to select participants from those eligible. As of March 25, 2024, approximately 500 employees, independent contractors and consultants were eligible to participate in the Management Omnibus Plan.

Cash Incentive Awards

Under the Management Omnibus Plan, the Compensation Committee may grant cash incentive awards, which may be settled in cash or in other property, including ordinary shares.

Stock Options

Under the Management Omnibus Plan, the Compensation Committee may grant nonqualified stock options (and incentive stock options with respect to up to 8.88 million ordinary shares) to purchase ordinary shares. The Compensation Committee determines the number of ordinary shares subject to each option, the vesting schedule, the method and procedure to exercise vested options (provided that no option may be exercisable after the expiration

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of ten years after the date of grant), restrictions on transfer of options and the other terms of each option. The exercise price per ordinary share covered by any option may not be less than 100% of the fair market value of an ordinary share on the date of grant.

Additionally, with respect to “incentive stock options”, the aggregate fair market value of ordinary shares with respect to incentive stock options that are exercisable for the first time by an option holder during any calendar year under the Management Omnibus Plan or any of our other plans or plans of our subsidiaries may not exceed $100,000. To the extent the fair market value of such shares exceeds $100,000, the incentive stock options granted to such option holder, to the extent and in the order required by applicable regulations, will be automatically deemed to be nonqualified stock options, but all other terms and provisions of such option will remain unchanged. No incentive stock option may be granted to a 10% shareholder unless the exercise price of the option is at least 110% of the fair market value of an ordinary share at the time such incentive stock option is granted and such incentive stock option is not exercisable after the expiration of five years from the date such incentive stock option is granted.

Other Stock-Based Awards

The Compensation Committee may grant other stock, stock-based or stock-related awards in such amounts and subject to such terms and conditions as determined by the Compensation Committee pursuant to the Management Omnibus Plan. Each such other stock-based award may (i) involve the transfer of ordinary shares to the award recipient, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of ordinary shares, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of stock appreciation rights, phantom stock, restricted stock, RSUs, performance shares, deferred share units or share-denominated performance units, and (iv) be designed to comply with applicable laws of jurisdictions other than the United States; provided, that each award must be denominated in, or must have a value determined by reference to, a number of our ordinary shares that is specified at the time of the grant of such award.

Shareholder Rights

No person will have any rights as a shareholder with respect to any of our ordinary shares covered by or relating to any award granted pursuant to the Management Omnibus Plan until the date of the issuance of such shares on our books and records. Any dividends or dividend equivalents payable with respect to awards will be payable to a participant only if, when and to the extent such award vests. Any dividends or dividend equivalents payable with respect to awards that do not vest will be forfeited. Notwithstanding the foregoing, no dividend or dividend equivalents will be granted with respect to stock options or stock appreciation rights.

Corporate Transactions

In the event of certain transactions, including a merger, consolidation or similar transaction as a result of which the holders of ordinary shares receive consideration consisting exclusively of securities of the acquiring or surviving corporation in such transaction, the Compensation Committee will, if deemed appropriate, adjust each outstanding award on the date of such transaction so that it pertains and applies to the securities which a holder of the number of ordinary shares subject to the award would have received in such transaction.

In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), or (iii) a merger, consolidation or similar transaction involving the Company in which the holders of ordinary shares receive securities and/or other property, including cash, other than or in addition to shares of the surviving corporation in such transaction, the Compensation Committee will, if deemed appropriate, have the power to: (a) cancel each outstanding award (whether or not exercisable or vested) and pay to the participant an amount in cash equal to the value of the award, as determined by the Compensation Committee; or (b) provide for the exchange of each award (whether or not then exercisable or vested) for an award with respect to (1) some or all of the property which a holder of the number of ordinary shares subject to the award would have received in such transaction or (2) securities of the acquiror or surviving entity and make an equitable adjustment, as determined by the Compensation Committee, in the exercise price of the award, or the number of shares or amount of property subject to the award, or provide for a payment (in cash or other property) to the participant in partial consideration for the exchange of the award.

Amendment and Termination

Our Board may at any time suspend or discontinue the Management Omnibus Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, regulation or rule of a stock exchange requires shareholder approval for any such revision or amendment to be effective, such revision or amendment will

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not be effective without such approval. However, except as expressly provided in the plan, no such amendments may adversely affect in any material respect a participant’s rights under any previously granted and outstanding award without the consent of such affected participant.

Recoupment

Notwithstanding any other provision of the Management Omnibus Plan or any award agreement, we may recoup compensation paid or to be paid under the plan to the extent required by applicable law, permitted or required by our policies in effect on the grant date, and/or required by applicable stock exchange rules.

Transferability

Awards granted under the Management Omnibus Plan are generally nontransferable (other than by will or the laws of descent and distribution), except that the Compensation Committee may provide for the transferability of nonqualified stock options (other than to third-party financial institutions for value) subject to conditions and limitations as determined by the Compensation Committee.

Summary of Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the material U.S. federal income tax consequences related to awards under and participation in the Management Omnibus Plan and is provided only for general information. The summary is based on current U.S. laws and regulations as of the date of the filing of this Proxy Statement, and there can be no assurance that those laws and regulations will not change in the future. This summary does not purport to be complete and does not discuss all federal income tax consequences under the Management Omnibus Plan, any federal employment tax consequences, the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances, and this summary is not intended as tax advice to participants, who should consult their own tax advisors.

Incentive Stock Options

No taxable income is generally recognized by the participant upon the grant or exercise of an incentive stock option. If ordinary shares of the Company that are issued to an option holder pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then generally (i) upon sale of such shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the option holder as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) we will not be entitled to any deduction for federal income tax purposes; provided that such incentive stock option otherwise meets all of the technical requirements of an incentive stock option. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the option holder.

If ordinary shares of the Company that are acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the option holder will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the ordinary shares at exercise (or, if less, the amount realized on a sale of such ordinary shares) over the option exercise price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering ordinary shares of the Company.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified stock option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Stock Options

No income is generally recognized by the option holder at the time a non-qualified stock option is granted. Generally (i) at exercise, ordinary income is recognized by the option holder in an amount equal to the difference between the option exercise price and the fair market value of the ordinary shares of the Company on the date of exercise,

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and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the ordinary shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified stock option is paid by tendering ordinary shares of the Company. Upon exercise, the option holder will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards

The current federal income tax consequences of other awards authorized under the Management Omnibus Plan generally follow certain basic patterns: (i) stock appreciation rights are taxed and deductible in substantially the same manner as non-qualified stock options; (ii) nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); and (iii) RSUs and other stock or cash-based awards are generally subject to tax at the time of payment. The Company or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the participant at the time the participant recognizes such income.

Section 409A of the Code

Certain types of awards under the Management Omnibus Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the Management Omnibus Plan and awards granted under the Management Omnibus Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code.

New Plan Benefits

The benefits that will be awarded or paid under the Management Omnibus Plan, as amended by the Management Plan Restatement, are not currently determinable. The issuance of any future awards under the Management Omnibus Plan will be at the discretion of our Compensation Committee, and no such determination as to future awards or who might receive them has been made. Therefore, it is not possible to determine the amount or form of any award that will be granted to any individual in the future.

Equity Compensation Plan Information Table

The information regarding plans and other arrangements required by Item 10(c) of Schedule 14a can be found below in the section entitled “Equity Compensation Plan Information”.

Required Vote

This proposal will be approved if the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” the proposal. Abstentions and broker non-votes are not considered votes cast and will not have any effect on this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation

FOR	THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RESOLUTION TO APPROVE OUR SECOND AMENDED & RESTATED 2018 OMNIBUS MANAGEMENT SHARE AND CASH INCENTIVE PLAN.

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PROPOSAL 9

APPROVAL OF AN AMENDMENT TO OUR NON-EMPLOYEE DIRECTOR SHARE AND CASH INCENTIVE PLAN

We are asking shareholders to approve a second amendment and restatement (the “Director Plan Restatement”) of our Amended & Restated 2018 Omnibus Non-Employee Director Share and Cash Incentive Plan (as amended from time to time, the “Director Omnibus Plan”), which Director Plan Restatement would (subject to the approval of our shareholders) (i) increase the number of ordinary shares reserved for issuance under the plan by 400,000 ordinary shares, (ii) prohibit share recycling of ordinary shares (a) delivered, withheld or surrendered in payment of the exercise or purchase price of an award, or (b) delivered, withheld, or surrendered to satisfy any tax withholding obligation, (iii) incorporate a one-year vesting requirement for all awards (provided, that up to five percent of the ordinary shares reserved for issuance may be issued pursuant to awards that do not comply with such minimum vesting period), (iv) prohibit dividend and dividend equivalent payouts on all unvested equity awards, and (v) extend the scheduled expiration date of the Director Omnibus Plan from May 5, 2032 to May 16, 2034 (together, the “Director Plan Amendments”). If this Director Plan Restatement is not approved by our shareholders, the Director Omnibus Plan will continue by its terms, without the Director Plan Amendments, and will terminate automatically on May 5, 2032. The Director Plan Restatement is attached to this Proxy Statement as Annex D.

As further described below, the Director Omnibus Plan provides for grants of equity and cash-based awards to our non-executive directors. The purpose of the Director Omnibus Plan is to promote the interests of the Company and its shareholders by providing our non-executive directors with incentives and rewards to encourage them to continue in the service of the Company.

Share Reserve

We believe that increasing the number of ordinary shares issuable under the Director Omnibus Plan is necessary in order to allow us to continue to utilize equity awards to retain and attract the services of non-executive directors essential to our long-term growth and financial success and to further align their interests with those of our shareholders. We rely on equity awards to retain and attract non-executive directors and believe that equity incentives are necessary for us to remain competitive with regard to retaining and attracting highly qualified individuals to serve on the Board. The availability of an adequate number of ordinary shares available for issuance under the Director Omnibus Plan is an important factor in fulfilling these purposes.

Currently, the Director Omnibus Plan provides that the maximum number of ordinary shares available for issuance pursuant to awards issued thereunder is 255,880 shares, of which, after giving effect to ordinary shares previously issued pursuant to awards under the Director Omnibus Plan and ordinary shares subject to outstanding awards under the plan, only 128,211 ordinary shares were available for issuance under the Director Omnibus Plan as of March 25, 2024, which we have determined would be insufficient to meet our forecasted needs for the near future as discussed in greater detail below. We believe that an additional 400,000 ordinary shares are necessary for us to continue to offer a competitive equity-based incentive compensation program for the near future based on historical grant practices and forecasted needs. The closing price per share of our ordinary shares on March 25, 2024 was $9.85.

In addition to the 128,211 shares available under the current Director Omnibus Plan, we also have approximately 5.38 million shares remaining available for grant under the current Amended & Restated Cushman & Wakefield 2018 Omnibus Management Share and Cash Incentive Plan.

The following factors were considered by the Compensation Committee and the Board when determining the number of ordinary shares to reserve for issuance under the Director Omnibus Plan:

•	Historical Grant Practices. The Compensation Committee and the Board considered the total number of equity awards that we granted in the last three fiscal years plus year to date 2024. Under the Director Omnibus Plan, in fiscal years 2021, 2022, 2023 and year to date 2024, we granted equity awards to our non-executive directors covering approximately 42,000, 49,000, 105,000 and 6,000 ordinary shares, respectively, for a total of approximately 202,000 ordinary shares over such period.

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•	Forecasted Grants. The Compensation Committee and the Board reviewed a forecast that considered the following factors in order to project the rate at which our ordinary shares will be issued under the Director Omnibus Plan: (i) the number of ordinary shares available for issuance in the form of new grants under the Director Omnibus Plan and (ii) forecasted future grants, determined based on our stock price and the dollar value to be delivered to the participant. However, we determine the size of equity awards to be granted based on such value, and therefore, our actual share usage could deviate significantly from our forecasted share usage if our stock price on the date the award is granted is significantly different from the stock price assumed in the forecast. For example, if our stock price on the date the award is granted is significantly lower than the stock price assumed in the forecast, we would need a larger number of shares than the number projected by the forecast in order to deliver the same value to participants.

•	Number of Shares Subject to Outstanding Awards. As of March 25, 2024, the number of our ordinary shares that remained available for issuance under the Director Omnibus Plan was 128,211. As of the same date, the total number of our ordinary shares covered by outstanding equity awards was 88,085 shares, all of which consisted of ordinary shares subject to outstanding awards of RSUs.

•	Overhang. As of March 25, 2024, 88,085 ordinary shares were subject to outstanding equity awards, and 128,211 ordinary shares were available for future awards under our Director Omnibus Plan. The total of those two figures represents less than 1% of our outstanding ordinary shares as of the same date.

Our non-executive directors have an interest in the approval of the Director Plan Restatement because they are eligible for awards under the Director Omnibus Plan.

Summary of the Material Terms of the Director Omnibus Plan

The following is a summary of the material terms of the Director Omnibus Plan, after giving effect to the Director Plan Restatement, but does not include all of the provisions of such plan. This summary is qualified in its entirety by reference to the Director Omnibus Plan itself, and for further information about the plan, we refer you to the complete text of the Director Omnibus Plan attached as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2023. The only material changes to the Director Omnibus Plan as a result of the Director Plan Amendments would be to (i) increase the number of ordinary shares reserved for issuance under the Director Omnibus Plan by 400,000 ordinary shares, (ii) prohibit share recycling of ordinary shares (a) delivered, withheld or surrendered in payment of the exercise or purchase price of an award or (b) delivered, withheld, or surrendered to satisfy any tax withholding obligation, (iii) incorporate a one-year vesting requirement for all awards (provided, that up to five percent of the ordinary shares reserved for issuance may be issued pursuant to awards that do not comply with such minimum vesting period), (iv) prohibit dividend and dividend equivalent payouts on all unvested equity awards, and (v) extend the scheduled expiration date of the Director Omnibus Plan from May 5, 2032 to May 16, 2034.

Administration

The Director Omnibus Plan is administered by the Compensation Committee. Among the Compensation Committee’s powers are the power to determine those non-executive directors who will be granted awards and the amount, type and other terms and conditions of awards. The Compensation Committee may delegate its powers and responsibilities under the plan, in writing, to a sub-committee. The Compensation Committee has discretionary authority to interpret and construe any and all provisions of the plan and the terms of any award (or award agreement) granted thereunder and to adopt and amend such rules and regulations for the administration of the plan as it deems necessary or appropriate. Decisions of the Compensation Committee will be final, binding and conclusive.

On or after the date of grant of any award under the Director Omnibus Plan, the Compensation Committee may accelerate the date on which any award becomes vested, exercisable or transferable. The Compensation Committee may also extend the term of any award (including the period following a termination of a participant’s service during which any award may remain outstanding); waive any conditions to the vesting, exercisability or transferability of any award; or provide for the payment of dividends or dividend equivalents with respect to any such award. The Compensation Committee does not have the authority and may not take any such action described in this paragraph to the extent that the grant of such authority or the taking of such action would cause any tax to become due under Section 409A of the Code.

Except in certain circumstances specified in the plan, including in a change in control (as defined in the plan), the Company will not, without the approval of our shareholders, reduce, whether through amendment or otherwise, the exercise price of any outstanding option or stock appreciation right, or grant any new award or make any

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payment of cash to a participant in substitution for, or upon the cancellation of, any outstanding option or stock appreciation right when the exercise price of such option or stock appreciation right exceeds the fair market value of the underlying ordinary shares.

Available Shares

The maximum number of ordinary shares that may be covered by awards granted under the Director Omnibus Plan will not exceed 528,211 ordinary shares in the aggregate, which includes 128,211 ordinary shares that remained available for issuance under the Director Omnibus Plan prior to the proposed Director Plan Amendments. The maximum number of shares referred to in the preceding sentence will be subject to adjustment as provided in the Director Omnibus Plan. Of the shares described, 100% may be delivered in connection with “full-value awards,” meaning awards other than options or stock appreciation rights. Any shares granted under any award will be counted against the share limit on a one-for-one basis. Ordinary shares issued under the Director Omnibus Plan may be unissued shares, treasury shares, shares purchased by the Company or by an employee benefit trust or similar vehicle in the open market, or any combination of the preceding categories as the Compensation Committee determines in its sole discretion.

Notwithstanding anything to the contrary contained in the Director Omnibus Plan, ordinary shares subject to an award under the Director Omnibus Plan will not again be made available for issuance or delivery under the Director Omnibus Plan if such ordinary shares are (i) delivered, withheld or surrendered in payment of the exercise or purchase price of an award, or (ii) delivered, withheld, or surrendered to satisfy any tax withholding obligation.

Under the Director Omnibus Plan, the maximum number of shares subject to awards (assuming maximum performance, if applicable) granted during a single fiscal year to any participant, taken together with any cash incentive awards granted to the participant during the fiscal year and any cash fees paid to the participant during the fiscal year in respect of the participant’s service as a member of the Board during such year, shall not exceed $700,000 in total value (based on the grant date fair value of such award). The Board may make exceptions to this limit for a non-executive or executive chair of the Board, or pursuant to the terms of a pre-established, binding agreement with a participant, provided that the participant receiving such additional compensation may not participate in the decision to award such compensation.

Minimum Vesting Schedule

A vesting period of at least one year will apply to all awards issued under the Director Omnibus Plan; provided, that up to five percent of the ordinary shares reserved for issuance under the Director Omnibus Plan as of the effective date of the Director Omnibus Restatement may be issued pursuant to awards that do not comply with such minimum one-year vesting period.

Eligibility for Participation

The persons eligible to receive awards under the Director Omnibus Plan are our non-executive directors. Non-executive directors are members of our Board who are not employees of the Company. The basis for participation in the Director Omnibus Plan is the Compensation Committee’s decision to select participants from those eligible. As of March 25, 2024, six of our non-executive directors were eligible to participate in the Director Omnibus Plan.

Cash Incentive Awards

Under the Director Omnibus Plan, the Compensation Committee may grant cash incentive awards, which may be settled in cash or in other property, including ordinary shares.

Stock Options

Under the Director Omnibus Plan, the Compensation Committee may grant nonqualified stock options to purchase ordinary shares. The Compensation Committee determines the number of ordinary shares subject to each option, the vesting schedule, the method and procedure to exercise vested options (provided that no option may be exercisable after the expiration of ten years after the date of grant), restrictions on transfer of options and the other terms of each option. The exercise price per ordinary share covered by any option may not be less than 100% of the fair market value of an ordinary share on the date of grant.

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Other Share-Based Awards

The Compensation Committee may grant other equity, equity-based or equity-related awards in such amounts and subject to such terms and conditions as determined by the Compensation Committee pursuant to the Director Omnibus Plan. Each such other share-based award may (i) involve the transfer of ordinary shares to the award recipient, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of ordinary shares, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of stock appreciation rights, phantom stock, restricted stock, RSUs, performance shares, deferred share units or share-denominated performance units, and (iv) be designed to comply with applicable laws of jurisdictions other than the United States; provided that each award must be denominated in, or must have a value determined by reference to, a number of our ordinary shares that is specified at the time of the grant of such award.

Shareholder Rights

No person will have any rights as a shareholder with respect to any of our ordinary shares covered by or relating to any award granted pursuant to the Director Omnibus Plan until the date of the issuance of such shares on our books and records. Any dividends or dividend equivalents payable with respect to awards will be payable to a participant only if, when and to the extent such award vests. Any dividends or dividend equivalents payable with respect to awards that do not vest will be forfeited. Notwithstanding the foregoing, no dividend or dividend equivalents will be granted with respect to stock options stock appreciation rights.

Corporate Transactions

In the event of certain transactions, including a merger, consolidation or similar transaction as a result of which the holders of ordinary shares receive consideration consisting exclusively of securities of the acquiring or surviving corporation in such transaction, the Compensation Committee will, if deemed appropriate, adjust each outstanding award on the date of such transaction so that it pertains and applies to the securities which a holder of the number of ordinary shares subject to the award would have received in such transaction.

In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis) or (iii) a merger, consolidation or similar transaction involving the Company in which the holders of ordinary shares receive securities and/or other property, including cash, other than or in addition to shares of the surviving corporation in such transaction, the Compensation Committee will, if deemed appropriate, have the power to: (A) cancel each outstanding award (whether or not exercisable or vested) and pay to the participant an amount in cash equal to the value of the award, as determined by the Compensation Committee; or (B) provide for the exchange of each award (whether or not then exercisable or vested) for an award with respect to (1) some or all of the property which a holder of the number of ordinary shares subject to the award would have received in such transaction or (2) securities of the acquiror or surviving entity and make an equitable adjustment, as determined by the Compensation Committee, in the exercise price of the award, or the number of shares or amount of property subject to the award, or provide for a payment (in cash or other property) to the participant in partial consideration for the exchange of the award.

Amendment and Termination

Our Board may at any time suspend or discontinue the Director Omnibus Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, regulation or rule of a stock exchange requires shareholder approval for any such revision or amendment to be effective, such revision or amendment will not be effective without such approval. However, except as expressly provided in the plan, no such amendments may adversely affect in any material respect a participant’s rights under any previously granted and outstanding award without the consent of such affected participant.

Recoupment

Notwithstanding any other provision of the Director Omnibus Plan or any award agreement, we may recoup compensation paid or to be paid under the plan to the extent required by applicable law, permitted or required by our policies in effect on the grant date, and/or required by applicable stock exchange rules.

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Transferability

Awards granted under the Director Omnibus Plan are generally nontransferable (other than by will or the laws of descent and distribution), except that the Compensation Committee may provide for the transferability of nonqualified stock options (other than to third-party financial institutions for value) subject to conditions and limitations as determined by the Compensation Committee.

Summary of Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the material U.S. federal income tax consequences related to awards under and participation in the Director Omnibus Plan and is provided only for general information. The summary is based on current U.S. laws and regulations as of the date of the filing of this Proxy Statement, and there can be no assurance that those laws and regulations will not change in the future. This summary does not purport to be complete and does not discuss all federal income tax consequences under the Director Omnibus Plan, any federal employment tax consequences, the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances, and this summary is not intended as tax advice to participants, who should consult their own tax advisors.

Non-Qualified Stock Options

No income is generally recognized by the option holder at the time a non-qualified stock option is granted. Generally (i) at exercise, ordinary income is recognized by the option holder in an amount equal to the difference between the option exercise price and the fair market value of the ordinary shares of the Company on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the ordinary shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified stock option is paid by tendering ordinary shares of the Company. Upon exercise, the option holder will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards

The current federal income tax consequences of other awards authorized under the Director Omnibus Plan generally follow certain basic patterns: (i) stock appreciation rights are taxed and deductible in substantially the same manner as non-qualified stock options; (ii) nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through an election under Section 83(b) of the Code); and (iii) RSUs and other stock or cash-based awards are generally subject to tax at the time of payment. The Company or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the participant at the time the participant recognizes such income.

Section 409A of the Code

Certain types of awards under the Director Omnibus Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the Director Omnibus Plan and awards granted under the Director Omnibus Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code.

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New Plan Benefits

The benefits that will be awarded or paid under the Director Omnibus Plan, as amended by the Director Plan Restatement, are not currently determinable. The issuance of any future awards under the Director Omnibus Plan will be at the discretion of our Compensation Committee, and no such determination as to future awards or who might receive them has been made. Therefore, it is not possible to determine the amount or form of any award that will be granted to any individual in the future.

Equity Compensation Plan Information Table

The information regarding plans and other arrangements required by Item 10(c) of Schedule 14a can be found below in the section entitled “Equity Compensation Plan Information”.

Required Vote

This proposal will be approved if the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” the proposal. Abstentions and broker non-votes are not considered votes cast and will not have any effect on this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation

FOR	THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RESOLUTION TO APPROVE OUR SECOND AMENDED & RESTATED 2018 OMNIBUS NON-EMPLOYEE DIRECTOR SHARE AND CASH INCENTIVE PLAN.

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SECURITY OWNERSHIP

The following table below sets forth information as of the close of business on March 20, 2024 regarding the beneficial ownership of our ordinary shares by: (i) each person or group who is known by us to own beneficially more than 5% of our outstanding ordinary shares; (ii) each of our current directors and each nominee for director to the Board; (iii) each of our Named Executive Officers; and (iv) all current directors, director nominees and current executive officers as a group. Unless otherwise noted, the beneficial owners exercise sole voting and/or investment power over their shares.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. All percentages in the table below are based on 228,992,219 ordinary shares outstanding as of March 20, 2024.

Unless otherwise noted, the address of each beneficial owner is c/o Cushman & Wakefield, 225 West Wacker Drive, Suite 3000, Chicago, Illinois 60606.

	Ordinary Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent
5% Stockholders
TPG Funds(1)	17,098,001	7.47%
The Vanguard Group(2)	27,678,233	12.09%
BlackRock, Inc.(3)	22,070,748	9.64%
FMR LLC(4)	12,891,772	5.63%
Named Executive Officers and Directors:
Michelle MacKay(5)	214,035	*
John Forrester(6)	541,695	*
Neil Johnston	146,286	*
Brett White	1,472,491	*
Andrew McDonald	252,816	*
Noelle Perkins	—	—
Jonathan Coslet	—	—
Timothy Dattels	—	—
Michelle Felman(7)	12,393	*
Jodie McLean(8)	56,372	*
Jennifer McPeek(9)	3,052	*
Angela Sun(8)	37,847	*
Rajesh Vennam(9)	3,052	*
Billie Williamson(8)	73,541	*
All Executive Officers and Directors as a group (14 persons)(10)	2,312,312	1.01%
*	Represents beneficial ownership of less than 1%.

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(1)	The TPG Funds (as defined below) hold an aggregate of 17,098,001 ordinary shares, of which 11,913,135 are held by TPG Drone Investment, L.P., a Cayman Island limited partnership, and 5,184,866 are held by TPG Drone Co-Invest, L.P., a Cayman Island limited partnership (together, the “TPG Funds”). TPG GP A, LLC, a Delaware limited liability company (“TPG GP A”), is the managing member of each of (A) TPG Group Holdings (SBS) Advisors, LLC, a Delaware limited liability company, which is the general partner of TPG Group Holdings (SBS), L.P., a Delaware limited partnership, and (B) Alabama Investments (Parallel) GP, LLC, a Delaware limited liability company, which is the general partner of each of (i) Alabama Investments (Parallel), LP, a Delaware limited partnership, (ii) Alabama Investments (Parallel) Founder A, LP, a Delaware limited partnership, and (iii) Alabama Investments (Parallel) Founder G, LP, a Delaware limited partnership, which, collectively with TPG Group Holdings (SBS), L.P., Alabama Investments (Parallel), LP and Alabama Investments (Parallel) Founder A, LP, holds 100% of the shares of Class B common stock (which represents a majority of the combined voting power of the common stock) of TPG Inc., a Delaware corporation, which is the sole member of TPG GPCo, LLC, a Delaware limited liability company, which is the sole member of TPG Holdings II-A, LLC, a Delaware limited liability company, which is the general partner of TPG Operating Group II, L.P., a Delaware limited partnership, which is the sole member of TPG Holdings I-A, LLC, a Delaware limited liability company, which is the general partner of TPG Operating Group I, L.P., a Delaware limited partnership, which is the sole shareholder of TPG Asia GenPar VI Advisors, Inc., a Cayman Island exempted company, which is the general partner of TPG Asia GenPar VI, L.P., a Cayman Island limited partnership, which is the managing member of TPG Asia VI SPV GP, LLC, a Cayman Island limited liability company, which is the general partner of each of the TPG Funds.
Because of TPG GP A’s relationship with the TPG Funds, TPG GP A may be deemed to beneficially own the ordinary shares directly held by the TPG Funds. TPG GP A is owned by entities owned by David Bonderman, James G. Coulter and Jon Winkelried. Because of the relationship of Messrs. Bonderman, Coulter and Winkelried to TPG GP A, each of Messrs. Bonderman, Coulter and Winkelried may be deemed to be the beneficial owners of the ordinary shares held by the TPG Funds. Messrs. Bonderman, Coulter and Winkelried disclaim beneficial ownership of the securities reported herein except to the extent of their pecuniary interest therein. The address of each of TPG GP A and Messrs. Bonderman, Coulter and Winkelried is c/o TPG Inc., 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.
(2)	Based solely on information in a Schedule 13G/A filed on February 13, 2024 by The Vanguard Group. As of December 29, 2023, The Vanguard Group has beneficial ownership of 27,678,233 ordinary shares, shared voting power with respect to 115,026 ordinary shares, sole dispositive power with regard to 27,389,033 ordinary shares and shared dispositive power with regard to 289,200 ordinary shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(3)	Based solely on information in a Schedule 13G filed with the SEC on January 24, 2024 by BlackRock, Inc. As of December 31, 2023, BlackRock, Inc. has beneficial ownership of 22,070,748 ordinary shares, sole voting power with respect to 21,818,525 ordinary shares and sole dispositive power with regard to 22,070,748 ordinary shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(4)	Based solely on information in a Schedule 13G/A filed on February 9, 2024 by FMR LLC. As of December 29, 2023, FMR LLC has beneficial ownership of 12,891,722 ordinary shares, sole voting power with regard to 12,886,620 ordinary shares and sole dispositive power with regard to 12,891,772 ordinary shares. The address of FMR LLC is 245 Summer Street, Boston MA 02210.
(5)	Includes 28,013 ordinary shares underlying RSUs that vest within 60 days of March 20, 2024.
(6)	Based solely on certifications made by Mr. Forrester to the Company on December 19, 2023 and subsequent RSU vestings.
(7)	Includes 12,393 ordinary shares underlying RSUs that vest within 60 days of March 20, 2024.
(8)	Includes 23,196 ordinary shares underlying RSUs that vest within 60 days of March 20, 2024.
(9)	Includes 3,052 ordinary shares underlying RSUs that vest within 60 days of March 20, 2024.
(10)	Includes 116,098 ordinary shares underlying RSUs that vest within 60 days of March 20, 2024.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2023 regarding the number of ordinary shares that may be issued under our equity compensation plans:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column) (c)(2)
Equity compensation plans approved by security holders	8,555,278	$12.47	9,505,475
Equity compensation plans not approved by security holders	—	—	—
Total	8,555,278	$12.47	9,505,475
(1)	Includes ordinary shares underlying 4,950,003 time-vesting RSUs, 2,334,384 PRSUs (at target), 544,037 outstanding time-based options, and 726,854 outstanding performance-based options. Weighted-average exercise price is based on time-based and performance-based options outstanding as of December 31, 2023 and excludes RSUs, which do not have an exercise price.
(2)	Reflects number of ordinary shares remaining available for issuance under the Amended & Restated 2018 Omnibus Management Share and Cash Incentive Plan as of December 31, 2023 assuming the target level of performance for all PRSUs outstanding as of such date.

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CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

The following is a summary of material provisions of various transactions we have entered into with our executive officers, directors or 5% or greater shareholders since January 1, 2023. We believe the terms and conditions in these agreements are reasonable and customary for transactions of these types.

Pursuant to our written Related Party Transaction Policy, our Audit Committee is responsible for (i) evaluating each related party transaction that our compliance department has identified as warranting Audit Committee approval and (ii) determining whether such transaction should be approved. The Audit Committee, in making its recommendation, considers various factors, including the benefit of the transaction to us, the terms of the transaction and whether they are at arm’s-length and in the ordinary course of our business, the direct or indirect nature of the related person’s interest in the transaction, the size and expected term of the transaction and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards.

Shareholders Agreement; Registration Rights Agreement

In connection with the closing of our initial public offering, we entered into the Shareholders Agreement. See “Corporate Governance—Board Composition.”

In connection with the closing of our initial public offering, we also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Founding Shareholders and Vanke Service (HongKong) Co., Limited (), a Hong Kong limited company (“Vanke Service”). The Registration Rights Agreement currently provides the Principal Shareholders with demand rights and the Principal Shareholders and Vanke Service with shelf registration rights. In addition, the Registration Rights Agreement provides the Principal Shareholders and Vanke Service with piggyback registration rights on any registration statement to be filed by the Company, other than on Form S-4, Form S-8 or any other successor form. These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of ordinary shares to be included in a registration statement and our right to delay a registration statement under certain circumstances.

Under the Registration Rights Agreement, we have agreed to pay certain expenses related to any such registration and to indemnify TPG and Vanke Service against certain liabilities that may arise under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the terms of Registration Rights Agreement, the Company will no longer have any registration obligations with respect to ordinary shares held by PAG as of the date on which it is no longer subject to any volume limitation or other restrictions on transfer under Rule 144 of the Securities Act.

Certain Relationships

From time to time, we do business with other companies affiliated with the Principal Shareholders. We believe that all such arrangements have been entered into in the ordinary course of business and have been conducted on an arm’s-length basis.

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Deeds of Indemnification and Appointment Letters

We have entered into our standard form of deed of indemnity for directors with all of our directors. Pursuant to this agreement, we agree to indemnify each director to the fullest extent permissible under English law against liabilities arising out of, or in connection with, the actual or purported exercise of, or failure to exercise, any of his or her powers, duties or responsibilities as a director, and to advance expenses incurred as a result of any proceeding against him or her as to which he or she could be indemnified. This agreement does not indemnify a director against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the Company. We also agree to use all reasonable endeavors to provide and maintain appropriate directors’ and officers’ liability insurance to the fullest extent permissible under English law (including ensuring that premiums are properly paid) for his or her benefit for so long as any claims may lawfully be brought against him or her.

In connection with the director’s appointment to the Board, we also entered into our standard form of letter of appointment for non-employee directors with each director. This letter sets forth the main terms on which he or she serves on the Board. Continued appointment under the letter is contingent on continued satisfactory performance, re-nomination by the NomGov Committee and approval of the Board, re-election by the shareholders and any relevant statutory provisions and provisions of our Articles of Association relating to removal of a director.

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OTHER IMPORTANT INFORMATION FOR SHAREHOLDERS

Special Note Regarding Forward Looking Statements

This Proxy Statement contains forward-looking statements. All statements contained in this Proxy Statement other than statements of historical fact, including statements relating to trends in or expectations relating to the expected effects of our initiatives, strategies and plans, as well as trends in or expectations regarding our financial results and long-term growth model and drivers, and regarding our business strategy and plans and our objectives for future operations, are forward-looking statements. The words “can,” “believe,” “may,” “will,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “seek,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2023. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this Proxy Statement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results. We assume no obligation to update any of these forward-looking statements after the date of this Proxy Statement, except as required by law.

Communications with the Board

Shareholders and other interested parties may write to any of the Board’s members at Cushman & Wakefield plc, c/o Noelle Perkins, Corporate Secretary, 225 West Wacker Drive, Suite 3000, Chicago, Illinois 60606. The Board considers shareholder questions and comments to be important and endeavors to respond promptly and appropriately, even though the Board may not be able to respond to all shareholder inquiries directly. The Corporate Secretary will review any shareholder communications and will forward to the Chair of the Board, the Board or any of its members a summary and/or copies of any such correspondence that deals with the functions of the Board or committees thereof or that the Corporate Secretary otherwise determines requires their attention. Certain circumstances may require that the Board depart from the procedures described above, such as the receipt of threatening letters or e-mails or voluminous inquiries with respect to the same subject matter.

Submission of Shareholder Proposals and Board Nominees

Shareholders who wish to present a proposal in accordance with SEC Rule 14a-8 for inclusion in our proxy materials to be distributed in connection with our 2025 annual general meeting of shareholders must submit their proposals in accordance with that rule so that they are received by the Secretary at the address set forth above no later than the close of business on December 6, 2024. If the date of our 2025 annual general meeting is more than 30 days before or after May 16, 2025, then the deadline to timely receive such material shall be a reasonable time before we begin to print and send our proxy materials.

Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. As the rules of the SEC make clear, simply submitting a timely proposal does not guarantee that it will be included in our proxy materials.

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Our Articles of Association require that shareholders who intend to propose any resolution, including nominating candidates for election as directors, at our 2025 annual general meeting must provide notice of such proposals in writing to our Secretary no earlier than the close of business on January 16, 2025 and no later than the close of business on February 14, 2025, unless our 2025 annual general meeting of shareholders is to be held more than 30 days before or more than 60 days after May 16, 2025, in which case the shareholder’s notice must be delivered no earlier than the close of business on the 120th day prior to the 2025 annual general meeting and no later than the close of business on the later of the 90th day prior to the 2025 annual general meeting or the 10th day after public announcement of the date of the 2025 annual general meeting is first made. The notice must set forth the information required by our Articles of Association. In the case of shareholders seeking to request that an individual be nominated as a director, shareholders must include in the notice all information relating to such director nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under Exchange Act, including such person’s written consent to be named in the proxy statement as nominee and to serve as a director if elected. In addition, the request must include, among other things:

•	the nominating shareholder’s or shareholders’ name(s) and address(es) as they appear on the Company’s books;
•	the class and number of shares beneficially owned by the nominating shareholder(s);
•	any other information relating to such shareholder(s) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to Regulation 14A under the Exchange Act; and
•	to the extent known by the shareholder(s) giving notice, the name and address of any other shareholder(s) supporting the election of the director candidate.

Additionally, under section 338 of the U.K. Companies Act, shareholders meeting the threshold requirements set forth in that section may require us to include a resolution in our notice of annual general meeting. Provided that the appropriate thresholds are met, notice of the resolution or matter must be received by our Secretary at least six weeks prior to the date of the annual general meeting or, if later, at the time notice of the annual general meeting is delivered to shareholders.

In addition to satisfying the requirements of our Articles of Association, including the notice deadlines set forth above and therein, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must also comply with the additional requirements of Rule 14a-19 under the Exchange Act.

Shareholder Rights under English Law

Cushman & Wakefield plc is organized under the laws of England and Wales. The rights of holders of our ordinary shares are therefore governed by the laws of England and Wales, including the provisions of the U.K. Companies Act, and by our Articles of Association. These rights differ in certain respects from the rights of shareholders in typical U.S. corporations organized in Delaware. We have summarized some of these rights below.

However, the below summary is not exhaustive of all of the rights of our shareholders. Shareholders wishing to obtain further information are encouraged to refer to the relevant provisions of the U.K. Companies Act and our Articles of Association.

Actions by Shareholders and Ability to Call Special Meetings

Pursuant to English law, our shareholders may not act by written consent. Resolutions of shareholders of a public company must be passed at a shareholder meeting.

Our shareholders have rights to call special meetings. Under the U.K. Companies Act, holders of our ordinary shares may require our directors to call a special meeting. The Board is required to call a special meeting once the Company has received requests from shareholders representing at least 5% of the paid-up capital of the Company having the right to vote at shareholder meetings. Further, if the Board fails to properly call such a meeting, the meeting may then be called by the shareholders who requested the meeting, or any of them representing more than 50% of the voting rights of the initially requesting shareholders.

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Shareholder Approvals

Amendments to Our Articles of Association

The U.K. Companies Act requires a supermajority vote to approve any amendment to our Articles of Association. Resolutions to amend our Articles of Association are special resolutions and must be approved by not less than 75% of the shareholders who vote on the resolution, assuming a quorum is present. The Board does not have the power to amend the Articles of Association without shareholder approval. As a company organized under the laws of England and Wales, our Articles of Association are our sole organizational document and we therefore do not have separate bylaws.

Mergers & Acquisitions

The shareholder approval required for a proposed acquisition or merger of the Company would depend on the proposed structure of the transaction.

In the case of potential stock acquisition, a potential acquirer may wish to structure such acquisition by way of a scheme of arrangement under English law which would allow the acquirer to acquire 100% of the shares of the Company with the approval of a supermajority of our shareholders through a procedure organized by the English High Court. The approval thresholds for the scheme of arrangement require: (i) not less than 75% of each class of shareholders to which the scheme applies present (in person or by proxy) by value at a court-organized meeting of shareholders; and (ii) a majority in number of the same shareholders voting at the meeting (in person or by proxy). Once approved, the scheme of arrangement binds all shareholders of the relevant class whether or not they voted in favor of the acquisition, which would allow the acquirer to acquire 100% of the shares of the Company with the approval of a supermajority of voting shareholders.

A merger of equals of a U.K. public company with another business may also be structured as a scheme of arrangement as described above, and so would likewise require a supermajority vote. A sale to a proposed acquirer structured as an asset transfer, however, as well as share acquisitions and mergers structured other than as a scheme of arrangement, may not require a supermajority shareholder vote.

The above analysis assumes the U.K. City Code on Takeovers and Mergers (the “Takeover Code”) does not apply to the Company, but that is not certain to be the case. For more information on the Takeover Code, please see the Risk Factor in our Annual Report on Form 10-K for the year ended December 31, 2023 titled “Provisions in the U.K. City Code on Takeovers and Mergers may have anti-takeover effects that could discourage an acquisition of us by others, even if an acquisition would be beneficial to our shareholders.”

Forum

Our Articles of Association provide that the courts of England and Wales will be the exclusive forum for resolving all shareholder complaints other than shareholder complaints arising under the Securities Act, for which the U.S. federal district courts will be the exclusive forum. For more information, see the Risk Factor in our Annual Report on Form 10-K for the year ended December 31, 2023 titled “Our articles of association provide that the courts of England and Wales will be the exclusive forum for the resolution of all shareholder complaints other than complaints arising under the Securities Act.”

Shareholder Requests under Section 527 of the U.K. Companies Act

Under section 527 of the U.K. Companies Act, shareholders meeting the threshold requirements set out in that section have the right to require the Company to publish on a website a statement setting out any matter relating to: (i) the audit of the Company’s accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the meeting; or (ii) any circumstance connected with an auditor of the Company ceasing to hold office since the previous meeting at which annual accounts and reports were laid in accordance with section 437 of the U.K. Companies Act. The Company may not require the shareholders requesting any such website publication to pay its expenses in complying with section 527 or section 528 of the U.K. Companies Act. Where the Company is required to place a statement on a website under section 527 of the U.K. Companies Act, it must forward the statement to the Company’s auditor not later than the time when it makes the statement available on the website. The business which may be dealt with at the meeting includes any statement that the Company has been required under section 527 of the U.K. Companies Act to publish on a website.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Voting Instructions and Information

Why did I receive these proxy materials?

We have delivered the proxy materials (comprised of the notice of Annual Meeting in this Proxy Statement, the Proxy Statement, proxy card, voting instruction form and the Cushman & Wakefield 2023 Annual Report), or a notice regarding the availability of the proxy materials (“notice card”), to our shareholders of record and beneficial holders of our ordinary shares as of the Record Date, in connection with the solicitation of proxies for use at the Annual Meeting, or at any adjournment or postponement thereof.

In addition, we have provided brokers, dealers, bankers, voting trustees and their nominees, at our expense, with additional copies of the proxy materials so that our shareholders of record can, as needed, supply these materials to the beneficial owners of shares as of the Record Date.

Copies of the proxy materials have also been supplied, at our expense, to Computershare Trust Company, N.A. (the “Depositary”) for ordinary shares that could not be deposited with The Depository Trust Company (“DTC”) at the closing of the Company’s initial public offering and have not been subsequently transferred. The Depositary will, as needed, supply these materials to the beneficial owners of the depositary receipts as of the Record Date. Each depositary receipt represents one ordinary share in the Company. The use of the Depositary allows for the ordinary shares to be held in the Depositary initially and subsequently transferred into DTC without the application of U.K. stamp duty or stamp duty reserve tax (“SDRT”), provided certain conditions are met.

Will any other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, we do not know of any other matters to be raised at the Annual Meeting other than those described in this Proxy Statement. If any other matters are, in accordance with the U.K. Companies Act, other applicable law or our Articles of Association, properly presented for consideration at the Annual Meeting, such matters will, subject to the U.K. Companies Act, our Articles of Association and applicable law, be considered at the Annual Meeting and the individuals named in the proxy card and voting instruction form will vote on such matters in their discretion.

What is the difference between holding ordinary shares as a shareholder of record, as a beneficial owner and holder of depositary receipts?

If a shareholder is registered on the register of members of the Company in respect of ordinary shares, they are considered, with respect to those ordinary shares, a shareholder of record. As of March 20, 2024, being the latest practicable date prior to publication of this Proxy Statement, our shareholders of record were Cede & Co., the nominee for DTC, and GTU Ops Inc., the nominee for Computershare Trust Company N.A., as depositary, for ordinary shares that could not be deposited with DTC as of the closing of the Company’s initial public offering.

If your ordinary shares are held for you in a stock brokerage account or by a broker, bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials or a notice card are being made available or forwarded to you by your broker, bank or other nominee through whom you hold the ordinary shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your ordinary shares by following the instructions for voting on the voting instruction form.

If you hold depositary receipts through the Depositary, these proxy materials are being made available or forwarded to you by the Depositary. Because each depositary receipt represents one ordinary share in the Company, you have the right to direct the Depositary on how to vote your depositary receipts by following the instructions for voting on your proxy card.

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In order to become a shareholder of record of ordinary shares, a beneficial owner whose ordinary shares are deposited with DTC or are deposited with the Depositary would need to take steps to withdraw the relevant ordinary shares from the DTC system or the Depositary’s custody, as applicable. Beneficial owners are reminded that any transfer of the ordinary shares out of the DTC system or the Depositary, as applicable, will generally be subject to U.K. stamp duty or SDRT at a rate of 0.5% of any consideration, which is payable by the transferee of the ordinary shares (i.e., any third party into whose name the ordinary shares are transferred). However, where no consideration is given for the transfer of the ordinary shares out of the DTC system or the Depositary, as applicable (i.e., where beneficial ownership of the ordinary shares is not changing and there is no third-party paying consideration for the ordinary shares), no charge to U.K. stamp duty or SDRT should arise. In addition, if such ordinary shares are subsequently redeposited into the DTC system, the redeposit will attract U.K. stamp duty or SDRT at a higher 1.5% rate. Beneficial owners are, therefore, strongly discouraged from withdrawing their ordinary shares from the DTC system or the Depositary, as applicable.

What is “householding” and how does it affect me?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a notice card or single copy of our proxy materials to multiple shareholders who share the same address unless we have received contrary instructions from one or more of the shareholders. This procedure reduces our printing costs, mailing costs and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards, voting instruction forms or notice cards. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials to any shareholders at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a shareholder is receiving multiple copies, to request that we only send a single copy of our proxy materials, such shareholder may write to Cushman & Wakefield plc, c/o General Counsel, 225 West Wacker Drive, Suite 3000, Chicago, Illinois 60606. Shareholders who beneficially own ordinary shares held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Who is entitled to vote at the Annual Meeting?

Shareholders of record and beneficial holders as of the Record Date are entitled to vote at the Annual Meeting. Please note the following special cases:

Beneficial owners of ordinary shares as of the Record Date have the right to direct their broker or other agent on how to vote the ordinary shares in their account. They are invited to attend the Annual Meeting. However, as beneficial owners are not shareholders of record of the relevant ordinary shares, they may not vote their ordinary shares at the Annual Meeting unless they request and obtain a legal proxy from their broker or agent.

Holders of depositary receipts as of the Record Date may instruct the Depositary as to how to exercise the votes attaching to the ordinary shares underlying such depositary receipts by completing the proxy card and following the instructions furnished by the Depositary. After the Depositary has received instructions on how to vote on the proposals from the holders of depositary receipts, it will complete an omnibus proxy card reflecting such instructions and send it to the transfer agent.

What are the total voting rights in the Company?

As of March 20, 2024, being the last practicable date prior to the publication of this Proxy Statement, there were 228,992,219 ordinary shares in issue and entitled to vote. Each ordinary share is entitled to one vote on each matter properly brought before the Annual Meeting.

How do I vote if I am a shareholder of record?

If you are a shareholder of record who is entitled to attend and vote at the Annual Meeting, you may vote your ordinary shares in person (by ballot) at the Annual Meeting or appoint another person or persons as your proxy to exercise any or all of your rights to attend and to speak and vote at the Annual Meeting. You may vote during the Annual Meeting at meetnow.global/MGRQT4N. You will need to enter your multi-digit control number included on your proxy card or notice card or on the instructions that accompany your proxy materials. Only one person will be able to log in with that unique control number at any time.

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You may also appoint a proxy to vote on your behalf using one of the following methods:

•	by submission via the internet by going to www.investorvote.com/CWK and following the instructions provided;
•	by telephone, using the number shown on the proxy card or notice card; or
•	by returning the proxy card, or other instrument appointing a proxy, completed in accordance with the instructions therein and signed to the address provided with the proxy card mailing (note that you will only have received a proxy card if you received a paper copy of the proxy materials).

Please sign the proxy card exactly as your name appears on the card. If a shareholder of record is a corporation, limited liability company or partnership, the proxy card should be signed in the full corporate, limited liability company or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, please state the signatory’s full title and provide a certificate or other proof of appointment. In the case of joint holders, the vote of the senior holder who tenders a vote shall be accepted to the exclusion of the votes of the other joint holders and seniority shall be determined by the order in which the names of the holders stand in the register of members.

To be effective, proxies submitted via the Internet or by telephone must be received before the polls are declared closed at the Annual Meeting.

The return of a completed proxy card, or the submission of proxy instructions via the internet or by telephone, will not prevent a shareholder of record from attending and voting at the Annual Meeting. If you have appointed a proxy and vote in person or virtually at the Annual Meeting, your proxy appointment will automatically be terminated.

If you properly give instructions as to your proxy appointment by executing and returning a paper proxy card or via the internet or by telephone, and your proxy appointment is not subsequently revoked, your ordinary shares will be voted in accordance with your instructions.

If you are a shareholder of record and you execute and return a proxy card, but do not give instructions, your proxy will be voted FOR the election of each of the director nominees and each of the proposals.

If you intend to vote in person, you must present government-issued identification. All attendees at the Annual Meeting will also be required to follow any then-current public health or other safety and security protocols issued by local authorities or the building where the Annual Meeting is held. This may include, without limitation, a search of your person and any bags or other items brought to the meeting.

How do I vote if I am a beneficial owner?

If you are a beneficial owner, you should follow the directions provided by your broker, bank or other nominee. You may submit instructions by telephone or via the internet to your broker, bank or other nominee, or request and return a paper voting instruction form to your broker, bank or other nominee (if you received a paper copy of the proxy materials). Alternatively, a beneficial owner can vote by attending the meeting virtually. See “How Can I attend the Annual Meeting virtually?” below.

If you have not received a voting instruction form and believe that you should have one, please contact your broker, bank or other nominee for more information.

How do I vote if I am a holder of depositary receipts?

If you are a holder of depositary receipts, you should follow the instructions on the form of proxy card furnished to you by the Depositary. After the Depositary has received instructions as to how to vote on the proposals from the depositary receipt holders, it will then complete an omnibus proxy card reflecting such instructions.

How is a quorum determined?

The presence of the holders of record of ordinary shares in the Company who together represent at least the majority of the voting rights of all the shareholders of record entitled to vote, present in person or virtually or represented by proxy, at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be counted as present and entitled to vote for the purposes of determining a quorum at the Annual Meeting.

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How many votes are required to approve each proposal?

Each proposal scheduled to be voted on at the Annual Meeting will be proposed as an ordinary resolution and requires the affirmative vote of a simple majority of the votes cast at the Annual Meeting. It is important to note that votes on Proposals 5 and 6 are non-binding and advisory. Therefore, the Company and/or the Board may determine to act in a manner inconsistent with the outcomes of such votes. However, the Board values the opinions of the Company’s shareholders as expressed through their advisory votes and, accordingly, the Board intends to review and consider the voting results on such resolutions.

How does the Board recommend that I vote?

The Board recommends that you vote “FOR” each of the director nominees in Proposal 1 and “FOR” each of Proposals 2 through 9.

What are “routine” and “non-routine” matters and what are “broker non-votes”?

Brokers, banks or other nominees generally have discretionary voting power with respect to “routine” matters.

For “routine” matters, if you own your ordinary shares through a bank, broker or other nominee and you do not provide them with specific voting instructions, the bank, broker or nominee will have discretion to vote your shares. Brokers, banks and other nominees may not vote on your behalf on “non-routine” matters and will submit a “broker non-vote” if you do not provide them with specific instructions on how to vote your shares on those matters.

Under the rules and interpretations of the NYSE (which by extension imposed by the SEC apply to all US brokers), “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested) and executive compensation, including advisory shareholder votes on executive compensation and on the frequency of shareholder votes on executive compensation. Proposals 2, 3, and 4 are considered to be “routine,” and therefore, if you own your ordinary shares through a bank, broker or other nominee, your bank, broker or nominee will have discretion to vote your shares on such proposals in the absence of voting instructions from you. All of the other proposals are non-routine matters. Broker non-votes will not be counted as “for” or “against” any such non-routine matters.

What are the voting requirements to approve the resolutions?

In accordance with our Articles of Association, all resolutions will be taken on a poll. Voting on a poll will mean that each ordinary share represented in person or virtually at the meeting or by proxy may be voted “for” or “against” a particular resolution, or may abstain from voting with respect to a particular resolution. Please see the discussion under each proposal for a detailed explanation of the voting requirement for each proposal.

Can I change my vote or revoke my proxy?

If you are a shareholder of record, you can change how you wish to instruct the proxy to vote or revoke your proxy at any time before the Annual Meeting, by:

•	delivering a valid, later-dated proxy card prior to the cut-off time for receipt of proxies, in which case your later-submitted proxy will be recorded and your earlier proxy revoked. Any later-dated proxy card received after the relevant cut-off time will be disregarded;
•	amending your internet or telephone proxy instruction prior to the cut-off time for receipt of proxies, whereby your original instruction will be superseded. Any amended proxy instruction received after the relevant cut-off time will be disregarded;
•	sending written notice to the office of the Company Secretary at the Company’s registered office, which must be received at least 24 hours prior to the start of the Annual Meeting; or
•	voting on the poll in person or virtually at the Annual Meeting.

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If you are a beneficial owner of ordinary shares, you may submit new voting instructions by contacting your broker, bank or other nominee. Your broker, bank or other nominee may have a deadline by which you need to submit your new voting instructions.

If you are a holder of depositary receipts, you may submit a new proxy card by following the instructions previously set out, at any time prior to 11:59 p.m. (Eastern Time) on May 13, 2024.

All ordinary shares that have been properly voted and not revoked will be counted in the votes held on the resolutions proposed at the Annual Meeting. Attending the Annual Meeting virtually without taking further action will not automatically revoke your prior proxy.

We will honor the proxy with the latest date. However, no revocation will be effective unless we receive notice of such revocation at or prior to the deadlines mentioned above. For those shareholders who submit a proxy electronically or by telephone, the date on which the proxy is submitted in accordance with the instructions listed on the proxy card is the date of the proxy.

Can I attend the Annual Meeting virtually?

We are pleased that the Annual Meeting will be hosted as a hybrid meeting – both virtual and in person. We are excited to embrace the latest technology to provide expanded access and improved communication for our shareholders.

Shareholders of record on the record date may attend the Annual Meeting virtually. If you are a shareholder of record, you may attend, vote and ask questions virtually at the meeting by logging in at meetnow.global/MGRQT4N and following the instructions on your proxy card, notice card or on the instructions that accompany your proxy materials.

If you are a beneficial owner, you have two options:

(a)	Register in advance of the Annual Meeting
Submit proof of your legal proxy from your broker or bank reflecting your Cushman & Wakefield holdings along with your name and email address to Computershare.

Requests for advance registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. (Eastern Time) on May 13, 2024. You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to Computershare at the following:

By email: Forward the email from your broker granting you a legal proxy, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:	Computershare Cushman & Wakefield Legal Proxy P.O. Box 43001 Providence, RI 02940-3001

(b)	Register at the Annual Meeting

We expect that the vast majority of beneficial owners will be able to fully participate virtually by using the control number received with their voting instruction form. Please note, however, that this option is intended to be provided as a convenience to beneficial owners only, and there is no guarantee this option will be available for every type of beneficial owner voting control number. As a result, we strongly encourage beneficial owners to choose the “Register in advance of the Annual Meeting” option above, if they plan to vote or ask questions virtually at the Annual Meeting.

Please go to meetnow.global/MGRQT4N for more information on the available options and registration instructions.

The live webcast of the Annual Meeting will begin promptly at 9:00 a.m. (Eastern Time). We encourage you to access the Annual Meeting prior to the start time, leaving ample time for the registration process.

Where is the Annual Meeting being held?

The Annual Meeting will be held via live webcast at meetnow.global/MGRQT4N and at our offices at 1290 Avenue of the Americas, 7th Floor, New York, New York 10104.

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Can I ask questions at the Annual Meeting?

If you were a shareholder on the Record Date and have the right to attend the Annual Meeting, you can ask questions at the Annual Meeting.

What if I have trouble accessing the Annual Meeting virtually?

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer not a supported browser. Shareholders should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the Annual Meeting prior to the start time. For further assistance should you need it you may call +1 888 724-2416.

Who will count the votes?

Representatives of Computershare, the Company’s transfer agent, will serve as scrutineers of the poll and tabulate the final results.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be checked by the scrutineers and disclosed by way of an announcement via a Current Report on Form 8-K, which the Company is required to file with the SEC. The results of the polls taken on the resolutions at the Annual Meeting and any other information required by the U.K. Companies Act will be made available on our website (www.cushmanwakefield. com) as soon as reasonably practicable after the Annual Meeting and for a period of two years thereafter.

Who will solicit and pay the cost of soliciting proxies?

The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and employees may, without additional pay, solicit proxies by telephone, facsimile, e-mail and in person. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the brokerage houses and other persons for their reasonable expenses in connection with this distribution.

Why does the Company have two different sets of financial statements covering the same fiscal year?

SEC rules require us to send you our Annual Report, which includes our consolidated financial statements for the year ended December 31, 2023 prepared in accordance with U.S. GAAP. Under the U.K. Companies Act, we are also required to prepare financial statements for the year ended December 31, 2023 in accordance with International Financial Reporting Standards (IFRS). The IFRS financial statements will be included in our U.K. Annual Report, which is being made available or distributed simultaneously with this Proxy Statement to each shareholder and will also be available at https://ir.cushmanwakefield.com/financials/annual-reports.

Other information

For additional information, please contact investor relations by email at ir@cushwake.com or phone at +1 312 338-7860.

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ANNEX A

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures

The Company prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We have used the following measures, which are considered “non-GAAP financial measures”:

•	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”).
•	Free cash flow.

Our management principally uses these non-GAAP financial measures to evaluate operating performance, develop budgets and forecasts, improve comparability of results and assist our investors in analyzing the underlying performance of our business. These measures are not recognized measurements under GAAP. When analyzing our operating results, investors should use them in addition to, but not as an alternative for, the most directly comparable financial results calculated and presented in accordance with GAAP. Because the Company’s calculation of these non-GAAP financial measures may differ from other companies, our presentation of these measures may not be comparable to similarly titled measures of other companies.

The Company believes that these measures provide a more complete understanding of ongoing operations, enhance comparability of current results to prior periods and may be useful for investors to analyze our financial performance. The measures eliminate the impact of certain items that may obscure trends in the underlying performance of our business. The Company believes that they are useful to investors for the additional purposes described below.

Adjusted EBITDA: We have determined Adjusted EBITDA to be our primary measure of segment profitability. We believe that investors find this measure useful in comparing our operating performance to that of other companies in our industry because these calculations generally eliminate unrealized loss on investments, net, integration and other costs related to merger, acquisition related costs and efficiency initiatives, cost savings initiatives, CEO transition costs, servicing liability fees and amortization, certain legal and compliance matters, and other non-recurring items. Adjusted EBITDA also excludes the effects of financings, income tax and the non-cash accounting effects of depreciation and intangible asset amortization.

Free cash flow: Free cash flow is a financial performance metric that is calculated as net cash provided by (used in) operating activities, less capital expenditures (reflected as Payment for property and equipment in the investing section of the Consolidated Statements of Cash Flows).

Adjustments to U.S. GAAP Financial Measures Used to Calculate Non-GAAP Financial Measures

Unrealized loss on investments, net represents net unrealized losses on fair value investments during the years ended December 31, 2023 and 2022, primarily related to our investment in WeWork.

Integration and other costs related to merger reflects the non-cash amortization expense of certain merger related retention awards that will be amortized through 2026, and the non-cash amortization expense of merger related deferred rent and tenant incentives which will be amortized through 2028.

Acquisition related costs and efficiency initiatives includes internal and external consulting costs incurred to implement certain distinct operating efficiency initiatives designed to realign our organization to be a more agile partner to our clients, which vary in frequency, amount and occurrence based on factors specific to each initiative. In addition, this includes certain direct costs incurred in connection with acquiring businesses.

Cost savings initiatives primarily reflects severance and other one-time employment-related separation costs related to 2023 actions to reduce headcount across select roles to help optimize our workforce given the current macroeconomic conditions and operating environment, as well as property lease rationalizations.

CEO transition costs reflects accelerated stock-based compensation expense associated with stock awards granted to Mr. Forrester, the Company’s former CEO who stepped down from that position as of June 30, 2023, but who remained employed by the Company as a Strategic Advisor until December 31, 2023. The requisite service period under the applicable award agreements was satisfied upon Mr. Forrester’s retirement from the Company on December 31, 2023.

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	A-1

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In addition, this includes Mr. Forrester’s salary and bonus accruals for the second half of 2023. We believe the accelerated expense for these stock awards, as well as the salary and bonus accruals, are similar in nature to one-time severance benefits and are not normal, recurring operating expenses necessary to operate the business.

Servicing liability fees and amortization reflects the additional non-cash servicing liability fees accrued in connection with the A/R Securitization (as defined below) amendments during the years ended December 31, 2023 and 2022. The liability will be amortized through June 2026.

Legal and compliance matters includes estimated losses and settlements for certain legal matters which are not considered ordinary course legal matters given the infrequency of similar cases brought against the Company, complexity of the matter, nature of the remedies sought and/or our overall litigation strategy. We exclude such losses from the calculation of Adjusted EBITDA to improve the comparability of our operating results for the current period to prior and future periods.

Reconciliations of Non-GAAP financial measures

Reconciliation of Net (loss) income to Adjusted EBITDA:

	Year Ended December 31,
(in millions) (unaudited)	2023	2022
Net (loss) income	$(35.4)	$196.4
Add/(less):
Depreciation and amortization	145.6	146.9
Interest expense, net of interest income	281.1	193.1
Provision for income taxes	5.4	141.6
Unrealized loss on investments, net	27.8	84.2
Integration and other costs related to merger	11.2	14.0
Pre-IPO stock-based compensation	—	3.1
Acquisition related costs and efficiency initiatives	14.2	93.8
Cost savings initiatives	55.6	—
CEO transition costs	8.3	—
Servicing liability fees and amortization	11.7	7.9
Legal and compliance matters	23.0	—
Other(1)	21.6	17.8
Adjusted EBITDA	$570.1	$898.8
(1)	For the year ended December 31, 2023, Other primarily reflects non-cash stock-based compensation expense associated with certain one-time retention awards, one-time consulting costs associated with certain legal entity reorganization projects, a loss on disposal of a business, and a one-time impairment of certain customer relationship intangible assets. For the year ended December 31, 2022, Other predominantly includes a loss of $13.8 million related to the disposal of operations in Russia, as well as one-time consulting costs associated with certain statutory reporting and legal entity reorganization projects.

Reconciliation of Net cash provided by operating activities to Free cash flow:

	Year Ended December 31,
(in millions) (unaudited)	2023	2022
Net cash provided by operating activities	$152.2	$49.1
Payment for property and equipment	(51.0)	(50.7)
Free cash flow	$101.2	$(1.6)

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	A-2

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ANNEX B

DIRECTORS’ REMUNERATION REPORT

Annual Statement

From the Chair of the Compensation Committee

As required by the U.K. Companies Act 2006 and The Large and Medium-sized Companies and Groups (Accounts and Reports) Regulations 2008 (as amended), this Directors’ Remuneration Report is made up of three parts:

•	This Annual Statement from the Chair of the Compensation Committee (the “Committee”);
•	The Amended Directors’ Remuneration Policy (the “Amended Policy”) which sets out the amended directors’ remuneration policy which we are asking shareholders to approve at the 2024 Annual General Meeting of shareholders (the “2024 Annual Meeting”); and
•	The Annual Report on Remuneration, which sets out the payments made and awards granted to the directors for the financial year ended December 31, 2023 and which, together with this Annual Statement, is subject to an advisory shareholder vote at the 2024 Annual Meeting.

Our Remuneration Policy

The objective of our directors’ remuneration policy is to provide an attractive, flexible and effective remuneration package to our Executive Directors that is tied to our corporate performance and aligned with the interests of our shareholders. It is also designed to help us recruit, motivate and retain the calibre of Executive Directors necessary to deliver consistent high performance to our clients, shareholders and other stakeholders.

Our current directors’ remuneration policy (the “Existing Policy”) was approved by shareholders at our 2023 Annual General Meeting of shareholders and became effective immediately thereafter. While the key components of this policy are considered to remain fit-for-purpose, following a period of executive leadership transition, the Board of Directors (the “Board”) resolved that it would be appropriate to make a number of amendments to the policy. As required under the aforementioned legislation, the Amended Policy is required to be submitted for approval at the 2024 Annual Meeting and we are proposing shareholders adopt the Amended Policy. If adopted, it is the Board’s current intention that the Amended Policy will last for up to three years. If the Amended Policy is not adopted, the Existing Policy will remain in effect.

Key context for remuneration decision-making in 2023

John Forrester retired as our Chief Executive Officer on June 30, 2023 and was succeeded in that role by Michelle MacKay on July 1, 2023 (on which date she was also appointed to the Board). Ms. MacKay’s 2023 remuneration as Chief Executive Officer comprised: an annual base salary of $1,000,000; an annual incentive target opportunity of $2,500,000; an annual long-term incentive award opportunity of performance- and time-vesting restricted stock units (“RSUs”) with an aggregate target grant date value of $5,500,000; and other benefits in line with our typical offering.

Brett White continues to serve as our Executive Chairman and entered into a new offer letter, dated December 19, 2023 (the “White Offer Letter”), regarding the terms of his continued service from January 1, 2024.

Performance context in 2023

•	Revenue of $9.5 billion (a 6% decrease from 2022).
•	Service line fee revenue of $6.5 billion (a 10% decrease from 2022).
•	U.S. GAAP Net loss of $35.4 million.
•	U.S. GAAP Diluted loss per share of $0.16.
•	Adjusted EBITDA of $570.1 million (a 37% decrease from 2022).

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	B-1

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Incentive outcomes

AIP

The 2023 Annual Incentive Plan (“AIP”) was designed to be based on the achievement of two performance measures: (1) Compensation EBITDA, weighted at 75%, and (2) Compensation Fee Revenue, weighted at 25%. The 2023 AIP design also included a +/- 20% modifier for executive officers based on individual performance of goals and values/behaviors, provided that the 2023 AIP could not exceed the maximum funding cap of 200%.

Performance in 2023 resulted in funding levels of 43.5% of target for the Compensation EBITDA element, and 73.1% of target for the Compensation Fee Revenue element. This resulted in an aggregate payout of 50.9% of target value, or $890,750 to Ms. Mackay and $947,426 to Mr. Forrester. Mr. White was not eligible to receive an annual incentive payment for service in 2023.

2021 Performance-vesting RSUs

On February 21, 2024, the Committee determined a payout level of 130.1% of target for performance-vesting RSU grants issued to the executive officers on February 25, 2021. These awards (further details of which are contained in the Directors’ Remuneration Report that follows) were based (a) 75% on a Strategic Cost Efficiency performance metric, and (b) 25% on Adjusted EBITDA Margin Accretion performance metric, each measured over three performance years (2021, 2022 and 2023). As a result, 87,635 shares vested to Ms. MacKay (her award having been granted in connection with her former role) and 159,339 shares vested to Mr. Forrester.

2023 equity grants

In 2023, Mr. White received an award of RSUs with a face value equivalent to $10,000,000, Ms. MacKay received an award of RSUs of $4,275,000, and Mr. Forrester received an award of RSUs of $5,100,000. For each of executive officer, 50% of the RSU award is subject to performance conditions and the balance is subject to continued employment over the three-year vesting period.

I look forward to receiving your support at the 2024 Annual Meeting on the Directors’ Remuneration Report resolution and the Amended Directors’ Remuneration Policy resolution.

Timothy Dattels

Chair of the Compensation Committee

March 28, 2024

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	B-2

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Executive Remuneration Principles

Our remuneration philosophy is to provide an attractive, flexible and effective remuneration package to our Executive Directors that is tied to our corporate performance and aligned with the interests of our shareholders. Our executive remuneration policy is designed to reflect remuneration design practices in the U.S., to help Cushman & Wakefield compete effectively in its primary market for senior executive talent. Our ability to recruit, motivate and retain the highest calibre of executive officers underpins our ability to deliver consistently high performance outcomes to our clients, shareholders and other stakeholders.

Our remuneration principles and practices also allow us to communicate our goals, drive focused performance, and motivate and reward employees for their achievements. In particular, our remuneration programs have three primary objectives, which are supported as shown below:

Our executive remuneration policy has been designed to reward strong performance by focusing the remuneration opportunity for our Chief Executive Officer on annual and long-term incentives that depend upon the Group’s performance, as well as the achievement of individual metrics where appropriate.

Our executive remuneration policy consists of base salary, an annual incentive award, long-term equity incentive awards and health, welfare and other customary employee benefits.

•	Base salary—Critical in attracting and retaining key executive talent. In evaluating the base salary of our Chief Executive Officer, the Board considers several factors, including individual and company performance, qualifications, experience, tenure, scope of responsibilities, future potential, competitive market practices, our desired remuneration position with respect to the competitive market, the criticality of the role, and internal equity. Pursuant to the terms of a Side Letter Agreement between Mr. White and the Group, dated December 31, 2021 (the “White Side Letter”), Mr. White did not receive a salary as Executive Chairman in 2023.
•	Short-Term Incentive—Each year, our Executive Directors may be eligible to receive an annual cash incentive award under our Annual Incentive Plan (“AIP”). At the beginning of each year, the Committee, and the Board for our CEO, approves the terms and conditions of the AIP, including the selection of one or more performance measures as the basis for determining the funding of annual cash bonuses, the performance range relative to our annual operating plan and the weighting of such performance measures. The Committee (and the Board for our CEO) considers the same factors set out above in relation to base salary when determining the AIP award opportunities for our Executive Directors. Pursuant to the terms of the White Side Letter, Mr. White is not eligible to participate in the AIP.
•	Long-Term Incentive—Promotes long-term growth and profitability by aligning the interests of management with the interests of our shareholders and by supporting retention. At the beginning of each year, the Committee determines (and the Board approves) the target award opportunity for our Executive Directors and equity award vehicle(s) through which this will be delivered. In 2023, our long-term incentive program (“LTIP”) continued to consist of a combination of time-vesting and performance-vesting RSUs to effectively and efficiently balance our stated objectives of incentivizing performance and supporting retention.

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	B-3

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Directors’ Remuneration Policy

Introduction

The Directors’ Remuneration Policy (the “Policy”) described in this section reflects amendments to the Policy which was approved by shareholders at the 2023 Annual General Meeting of shareholders. To ensure our Policy is fit for purpose following a period of leadership transition for the Company, we are submitting an Amended Policy for shareholder approval at the 2024 Annual Meeting. If approved, it is intended to take effect immediately from that date and remain in force for up to three years in accordance with applicable law. Following approval, the Amended Policy will be displayed on the Group’s website, within the Investor Relations section, while it remains in force. If the Amended Policy is not adopted, our Existing Policy, as approved at our 2023 Annual General Meeting of shareholders, will remain in effect.

As further described below, the Amended Policy and the Existing Policy are substantially identical except for the changes summarized.

Differences between the Amended Policy and the Existing Policy

A number of updates are proposed to the Existing Policy, to reflect recent Board changes, provide additional clarity to our disclosures and ensure an appropriate degree of flexibility going forward.

The main changes are summarized below (and italicized in the Directors’ Remuneration Policy Table below):

Executive Directors

•	Base salary: reflecting recent changes to the Board and the White Offer Letter, the following clause has been removed: “Salary will constitute no more than 15% of the total target compensation package”.
•	Benefits: inclusion of financial planning support, and clarifying that the Committee retains discretion to offer additional allowances, or benefits, if considered appropriate and reasonable (including, but not limited to, relocation expenses and support).
•	AIP: wording updated to reflect that the Executive Chairman no longer participates in variable incentives. Added market-standard flexibility to enable the Committee to select appropriate performance measures (and weightings) at the start of each performance year.
•	LTIP: added flexibility on the mix of time- and performance-vesting stock awards, retaining flexibility to grant options but clarifying that there is no intention to do so as part of the annual package. Similar to the AIP, wording updated to reflect that the Executive Chairman no longer participates in variable incentives. The description of package mix has been updated, to state that the maximum award value of RSUs will generally be at least 50% of the total remuneration package at target (this was previously described as generally being in the region of 60%). Additional flexibility is incorporated to set the maximum vesting level of performance-vesting RSUs to be up to 3x target (previously 2x).
•	Shareholding requirement: includes additional detail on the retention requirements for vested awards.
•	Malus and Clawback: updated to reflect the Clawback Policy adopted in 2023 in line with published SEC rules and NYSE listing standards.
•	Employment agreements and payments for loss of office: updated to reflect Board changes in the year.

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	B-4

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Non-Executive Directors

•	Fees: the maximum RSU grant value is defined as a percentage (at least 50%) of the aggregate value of the annual Board retainer plus any RSU award (previously capped as a dollar face value). We have revised the RSU vesting period to be at such date as determined by the Board and generally no earlier than the first anniversary of grant (previously, the earlier of the first anniversary of the date of grant or the next Annual General Meeting of shareholders), to reflect the amendment being proposed to our Omnibus Non-Employee Director Share and Cash Incentive Plan.

Except as set forth above and other changes for clarity, the Amended Policy we are proposing is similar to our Existing Policy.

Overview

As a U.S. headquartered business with senior executives based in the U.S., the Committee’s overall approach to total remuneration is to set pay opportunities by reference to U.S. market practice. As such, the Committee uses market benchmarks for global real estate firms operating in the U.S. and other U.S. business service companies.

The Committee will keep the Directors’ Remuneration Policy under regular review, to ensure that it remains aligned with business needs and sufficiently flexible to enable us to position Executive Director remuneration at an appropriate level relative to the market. Unless changes are required sooner, the Committee’s intention is to revise the Policy and seek shareholder approval no more frequently than every three years.

Peer Group

We benchmark total potential remuneration against total remuneration packages paid by peer group companies. We believe that ensuring our remuneration levels are competitive with the market for high calibre talent in our industry is an important attraction and retention tool. The remuneration levels of our peer group companies are an input in assessing both our total remuneration and the form and mix of cash and equity incentives awarded to our employees and our executive officers, including our Executive Directors. We use a defined peer group as a reference and a guide in making total remuneration decisions. In selecting our peer group, we consider the following factors: industry segment, business profile and various financial criteria. The comparator group is evaluated on an annual basis and may change over time based upon the availability of peer data and the future characteristics of our business compared with peer companies. Details of our 2023 peer group are set out in the Annual Report on Remuneration below.

The peer group data is not used by the Committee in isolation but rather serves as one point of reference for making decisions about remuneration. The Committee also takes into consideration other factors it considers relevant, such as the financial and operational performance of our businesses, individual performance, experience and skill set, specific retention concerns and internal equity.

Balancing short-and long-term remuneration

Based on our view of current market practice and our remuneration principles, we have established the Directors’ Remuneration Policy set out in this report. Fixed annual elements, including base pay and benefits, recognise the scope and complexity of the responsibilities of our Executive Directors and enable us to offer a total package that is – and is able to remain – appropriately market competitive. Annual incentive and stock awards are designed to motivate and reward our Executive Directors for making the Group successful on a sustainable basis and promote retention.

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	B-5

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Directors’ Remuneration Policy table (Executive Directors)

(Key changes to the Existing Policy are italicized)

Element and link to strategy	Operation	Opportunity	Performance conditions
Base Salary To attract and retain individuals based on their skills, and reflect the role’s responsibilities

Salaries are generally reviewed annually.

Salary levels take account of:

•  Role, performance, experience and qualifications

•  Future potential, tenure and criticality of role

•  Group performance and desired position with respect to competitive market / internal equity

Increases are applied in line with the outcome of the review.

The rationale for any increase will be explained in the relevant Annual Report on Remuneration, in the context of the factors taken into account by the Committee in its decision-making.

N/A
Benefits To provide market-competitive and cost-effective benefits as part of remuneration packages designed to attract and retain high-calibre executive talent

Benefits typically include the following:

•  Healthcare (medical, pharmacy, dental and vision benefits)

•  Welfare (medical and dependent care flexible spending accounts)

•  Insurance (short-term and long-term disability, accidental death, dismemberment, basic life insurance)

•  Financial planning support

The Committee has discretion to offer additional allowances, or benefits, to Executive Directors if considered appropriate and reasonable. These may include, but are not limited to, relocation expenses and support where an Executive Director is asked to relocate as part of their appointment or role.

		Benefits may vary by role and individual circumstances, and are reviewed periodically. The Committee reserves the right to introduce additional benefits to ensure alignment with market practice.	N/A
Pension To provide market competitive retirement packages	Contributions to 401(k) retirement plan or similar defined contribution arrangement in other jurisdictions.	Employer contribution of up to 5% of salary	N/A

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	B-6

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Element and link to strategy	Operation	Opportunity	Performance conditions
AIP To reinforce and reward delivery of financial objectives and personal performance	The performance measures and target ranges are approved by the Committee at the beginning of the financial year. AIP awards are payable in cash after the end of the financial year.

To the extent an Executive Director participates in the AIP, the opportunity will generally form no more than 35% of the overall package at target and, in such cases, the total remuneration delivered in cash (i.e. including salary) will generally be limited to no more than 50% of the overall remuneration package at target.

Maximum AIP payout is 2x annual target.

The Board retains discretion to adjust the amount of the actual cash bonus payments to reflect the quality of the results.

Performance conditions will be based in the majority on financial metrics measured over the financial year. All measures (whether or not financial) will be selected to align with the strategic plan and key business priorities, and will be detailed in the relevant Annual Report on Remuneration.

Provisions for the recovery or withholding of amounts in certain specific scenarios are contained in the Cushman & Wakefield Clawback Policy.

LTIP To reward key executives for the delivery of long-term growth objectives, support retention and align the interests of management with those of shareholders through meaningful share ownership

Awards are made under the 2018 Omnibus Management Share and Cash Incentive Plan (the “Plan”) that is in force at the date of grant, and as may be amended and approved by shareholders from time to time.

Awards will typically be granted annually, in the form of RSUs. In exceptional circumstances, the Plan also permits the granting of share options. However, it is presently the Committee’s intention not to grant share options to Executive Directors as part of their annual package.

At least 25% of the RSU awards will ordinarily be performance-vesting with three-year cliff vesting, with the balance (i.e., up to 75% of the opportunity) delivered in time-vesting awards in equal instalments over three years from the date of grant subject to continued employment. However, in exceptional circumstances the Committee retains discretion to make awards under the LTIP with a lesser proportion being performance-vesting RSU awards.

To the extent an Executive Director receives an award under the Plan, the maximum annual award value of RSUs (and/or options in exceptional circumstances) will generally be at least 50% of the total remuneration package at target. Maximum vesting for performance-vesting RSUs may be up to 3x target award.

In exceptional circumstances, such as to support a specific retention need, the Committee reserves the right to make additional awards to an Executive Director under this element of the Policy. The details of, and rationale for, any such awards shall be disclosed in the relevant Annual Report on Remuneration.

Performance-vesting RSUs will be dependent on metrics such as Relative Total Shareholder Return and measures based on financial metrics such as margin performance or Adjusted EBITDA, as deemed appropriate by the Committee.

Provisions for the recovery or withholding of amounts (whether vested or unvested) in certain specific scenarios are contained in the Cushman & Wakefield Clawback Policy.

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	B-7

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Element and link to strategy	Operation	Opportunity	Performance conditions
Shareholding Requirement

Executive Directors are expected to meet minimum stock ownership guidelines.

Executive Directors are expected to retain at least 75% of shares (net of tax) which vest upon (i) the settlement of performance shares, (ii) the vesting of RSUs, and (iii) the exercise of stock options (or SARs), until the stock ownership guideline is met.

The Executive Directors’ compliance with the stock ownership guidelines is assessed at May 31st each year, based on the Executive Directors’ salary and the average closing stock price for a period of 30 trading days leading to and including May 31st.

		The Ownership Guideline (including unvested time-vesting RSUs) is set at a level equivalent to six times base salary.	N/A

Performance measures and targets

Performance measures for the AIP and LTIP are selected by the Committee to support the strategic objectives of the business and to drive profitable growth. Because these can change from year to year (in line with the Policy), the rationale for the selection of measures for each award cycle will be detailed in the relevant year’s Annual Report on Remuneration. Targets for the AIP will be set in line with the Board’s budget for the financial year and performance targets for the LTIP will be aligned with longer-term forecasts, with the performance range set to capture an appropriate range that reflects delivery of good outcomes over the relevant performance period. The use of time-vesting RSUs is intended to align the interests of executives with those of shareholders and to support retention.

Malus and clawback

The Board has the authority to adopt a remuneration clawback policy applicable to Executive Directors. The terms of such policy are subject to the Board’s discretion, but the policy will, at a minimum, comply with applicable SEC rules and NYSE listing standards. Effective October 2023, we replaced the Cushman & Wakefield 2018 Recoupment Policy with a Clawback Policy to enable us to recoup certain executive remuneration and which complies with SEC rules and NYSE listing standards. In the event of an accounting misstatement or misconduct, our Clawback Policy provides for the forfeiture, repayment or return to the Company by an Executive Director of cash or equity-based incentive remuneration that was erroneously awarded. Our Clawback Policy also requires clawback of certain remuneration in the event of executive misconduct (as such term is defined therein).

Differences between the remuneration policy for the Executive Directors and that for other employees

The remuneration policy for other employees is based on the same philosophy and principles that govern the remuneration policy for Executive Directors. Annual salary reviews take into account Group and individual performance, local pay and market conditions, and salary levels for similar roles in the relevant geographies. Senior executives are eligible to participate in the AIP and LTIP on similar terms as the Executive Directors. Managerial and professional employees are eligible to participate in the AIP; opportunities vary by organizational level and an individual’s role.

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	B-8

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Some employees below the executive level are eligible to participate in the time-vesting RSU component of the LTIP; opportunity levels are commensurate with organizational level and set in keeping with a common principle to offer remuneration packages that are appropriately competitive to support our ability to recruit and retain employees in relevant talent markets.

Approach to remuneration on recruitment

The Committee’s approach to remuneration in connection with recruitment is to pay remuneration that is appropriate in level and structure to attract, retain and reward high calibre Executive Directors, while paying no more than is necessary to attract appropriate candidates to the role. AIP payouts and vesting outcomes under the performance-vesting RSUs will have a maximum opportunity set by reference to the on-target opportunity and within the limits set out in the Policy table for the components of the package. The level of fixed remuneration is set on appointment and in accordance with the Policy table, with benefits provided on a similar basis to those available to other employees who are at senior levels within the Group.

Annual remuneration terms for any new Executive Directors will be based on the approved Directors’ Remuneration Policy in force at the time. In addition, and only where necessary or desirable, the Committee at its absolute discretion may provide additional one-off awards on recruitment to ‘buy out’ a new Executive Director’s unvested awards from a previous employer. In that case, the Committee will generally seek to match the expected value of the awards by granting awards with a similar target value. Existing annual incentive opportunities that are forfeited may be bought out on an expected value basis or, at the discretion of the Committee, through a guaranteed payout for the first performance year only. For internal promotions, ‘top up’ awards may be made to help bring the remuneration opportunity into line with the desired level for the new role from appointment.

Where appropriate (and in keeping with the Policy set out in the table earlier in this Directors’ Remuneration Report), the Committee will agree to reasonable costs of relocation for a Director which, based on individual circumstances, may include costs incurred such as travel, shipping, immigration and tax advice, temporary housing, transaction costs on home sale/purchase, legal fees, home/school search and school fees and, if in relation to a temporary assignment, tax equalisation and a housing allowance.

Employment agreements and payment for loss of office

Executive Directors’ employment agreements are designed to provide an appropriate level of protection for the executive and the Group by: (i) setting out individual entitlements to elements of remuneration; (ii) summarizing notice periods and remuneration on termination of employment by the Group; and (iii) describing the obligations in relation to confidentiality, data protection, intellectual property and restraint on certain activities. In some instances, the Board has discretion to award less than what is shown per the employment agreement. Further details for each Executive Director are set out below.

Mr. White

On December 19, 2023, Mr. White agreed to the White Offer Letter regarding the terms of his continued service as Executive Chairman. Under the terms of the White Offer Letter, from January 1, 2024 Mr. White’s employment as Executive Chairman is at-will and may be terminated by either Mr. White or the Group at any time, with or without notice and for any or no reason. Upon termination of employment, Mr. White will not be entitled to any severance or termination pay or benefits (except as set forth in previously executed equity award agreements and summarised in the 2022 Directors’ Remuneration Policy contained in Annex B to our 2023 Proxy Statement).

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	B-9

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Ms. MacKay

Ms. MacKay’s employment remains at-will and may be terminated by either Ms. MacKay or the Group at any time, with or without notice and for any or no reason. The treatment on termination of each element of Ms. MacKay’s remuneration is summarised in the table below.

		Termination without cause not in connection with change in control	Termination without cause or with Good Reason(1) in connection with change in control
Remuneration element	Termination for cause	Restrictive covenants apply(2)
Base Salary	No payment	18 months’ base salary.	24 months’ base salary.

		Subject to continued compliance with any other obligations the individual has to the Group.	Subject to continued compliance with any other obligations the individual has to the Group.
Benefits	No payment	Continued participation in medical, dental and health plans at the Group’s cost for the severance period following the termination of employment.

Outplacement services may also be provided.
AIP	Unpaid awards lapse in full	Target bonus opportunity, and continued eligibility for a discretionary pro-rated bonus for the year of termination.	2x the target bonus opportunity, and continued eligibility for a discretionary pro - rated bonus for the year of termination.
LTIP	Unvested awards lapse in full

Time-vesting RSUs shall remain outstanding and eligible to vest in accordance with the regular schedule.

Performance-vesting RSUs shall remain outstanding and eligible to vest in accordance with the regular schedule to the extent the applicable performance metrics are satisfied.

The above treatment also applies in qualifying cases of retirement.

In the event termination is due to death or disability:

Time-vesting RSUs vest immediately. If termination occurs prior to the first anniversary of grant, then awards will be pro-rated for the number of completed months of employment, divided by 36.

Performance-vesting RSUs will vest immediately at the target level of performance. If termination occurs prior to the first anniversary of grant, then awards will be pro-rated for the number of completed months of employment, divided by 36.

In circumstances where there is a change in control but employment is not terminated, the vesting of unvested equity awards shall not be accelerated if the acquirer assumes those awards.

If the acquirer does not assume equity awards, unvested awards shall become immediately vested, with the vesting of performance-vesting RSUs based on an assessment of the extent to which the applicable performance metrics have been achieved.

In the event employment is terminated without cause or with Good Reason within two years of a change in control, any unvested equity awards granted on or after 24 February 2022 will vest fully on an accelerated basis, with the vesting of performance-vesting RSUs based on an assessment of the extent to which the applicable performance metrics have been achieved.

(1)	“Good Reason” includes, among others, a diminution in role, salary or bonus, or breach of written agreement or offer letter.
(2)	Restrictive covenants apply where not prohibited by law, including (i) prohibitions on competing with us during employment with us and for a period of 18 months thereafter, (ii) prohibitions on soliciting or hiring our customers or employees during employment with us and for a period of 24 months thereafter, and (iii) non-disparagement and confidentiality obligations.

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	B-10

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Dates of Directors’ employment agreements and letters of appointment

The Executive Directors in office at the date of this Directors’ Remuneration Report have served on the Board for the periods shown below and have employment agreements dated as follows:

Executive Director	Employment agreement commencement date	Date employment agreement
Brett White	16 March 2015	Any time, at will
Michelle MacKay(1)	1 July 2023	Any time, at will
(1)	Ms. MacKay also previously served on our Board as a Non-Executive Director from November 2018 to March 2020.

Non-Executive Directors generally have letters of engagement setting out their duties and the time commitment expected. Details of the appointments of Non-Executive Directors in office at the date of this Directors’ Remuneration Report (which are terminable at one month’s notice and without compensation) are set out below.

Non-Executive Director (1)	Date of current appointment
Jonathan Coslet	19 July 2018
Timothy Dattels	19 July 2018
Michelle Felman	2 November 2023
Jodie McLean	30 October 2018
Jennifer McPeek	18 March 2024
Angela Sun	1 November 2021
Rajesh Vennam	18 March 2024
Billie Williamson	19 July 2018
(1)	Each of Anthony Miller and Lincoln Pan served as a Non-Executive Director in 2023 and until their respective resignations from the Board on March 18, 2024.

The Board is divided into three classes, with each Director serving a three-year term and one class being elected at each year’s Annual General Meeting of shareholders. Ms. MacKay, Mr. Dattels, Ms. Sun and Mr. Vennam serve as Class III Directors with a term expiring at the 2024 Annual Meeting. Mr. Coslet, Ms. Felman and Ms. McPeek serve as Class I Directors with a term expiring in 2025. Mr. White, Ms. McLean and Ms. Williamson serve as Class II Directors with a term expiring in 2026. Upon the expiration of the term of office for each class of Directors, each Director in such class shall be up for election for a term of three years and, if elected, shall serve until a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Any additional directorships resulting from an increase in the number of Directors or a vacancy may be filled by the Directors then in office. Mr. Dattels has informed the Board of his decision to retire and is not standing for re-election at the 2024 Annual Meeting.

The form of letter of engagement for the Non-Executive Directors, and the employment agreements and offer letters for our Executive Directors, are available on the website of the SEC:

https://www.sec.gov/ixviewer/ix.html?doc=/Archives/edgar/data/0001628369/000162836924000005/cwk-20231231.htm

Illustrations of application of Remuneration Policy

The charts below illustrate the remuneration payable for Mr. White, our Executive Chairman (under the terms of the White Offer Letter), and Ms. MacKay, our CEO (under the terms of her Offer Letter with the Group, dated May 4, 2023 (the “MacKay Offer Letter”) – excluding the additional equity award on appointment), in minimum, on-target and maximum performance scenarios and based on the following assumptions. Salary and benefits are assumed to be $480,000 for Mr. White and $1,008,250 for Ms. MacKay.

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	B-11

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Remuneration Scenarios

The following assumptions have been made for the purposes of the scenarios in the above charts:

•	Minimum—fixed remuneration (salary, benefits) and time-vesting RSUs only

•	On-target—fixed remuneration (salary, benefits) and time-vesting RSUs; on-target bonus; and on target vesting of performance-vesting RSUs

•	Maximum—fixed remuneration (salary, benefits) and time-vesting RSUs; maximum bonus; maximum vesting of performance-vesting RSUs

•	Maximum Plus—as above plus 50% share price increase on performance-vesting RSUs

Brett White
$1,000
$750
$500
$250
$0
480
480
480
480
100%
100%
100%
100%
Minimum
On-target
Maximum
Maximum Plus
Base and Benefits
Annual Incentive
Time-Vesting RSUs
Performance-Vesting RSUs

Michelle MacKay
$20,000
$15,000
$10,000
$5,000
$0
3,758
73%
27%
9,008
31%
31%
28%
11%
14,258
39%
19%
35%
7%
17,008
49%
16%
29%
6%
Minimum
On-target
Maximum
Maximum Plus
Base and Benefits
Annual Incentive
Time-Vesting RSUs
Performance-Vesting RSUs

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	B-12

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Directors’ Remuneration Policy table (Non-Executive Directors)

(Key changes to the Existing Policy are italicized)

How the element supports our strategic objectives	Operation of the elements (fees and benefits)	Maximum potential pay-out	Performance measures used, weighting and time period applicable
To attract Non-Executive Directors who have the broad range of experience and skills required to oversee the implementation of the strategy

•  Fees for Non-Executive Directors are set by the Board and paid in regular instalments

•  The Non-Executive Directors who are not employees or a substantial equivalent thereof of the Principal Shareholders are also eligible to receive annual RSU awards, which will vest in full on such date as determined by the Board but generally no earlier than the first anniversary of the date of grant.

•  Fees are set within the range of comparative board and committee fees, benchmarked against the peer group. Average increases will typically be in alignment with the market.

•  The maximum RSU award will generally be at least 50% of the total of the annual Board retainer plus RSU award. RSU awards to the Non-Executive Directors are also subject to the limits provided for by the 2018 Omnibus Non-Employee Director Share and Cash Incentive Plan that is in force at the date of grant, and as may be amended and approved by shareholders from time to time.

•  Fees are constituted of an annual Board retainer plus additional fees for certain Board roles and responsibilities including, but not limited to, members and chairs of the Audit, Compensation and Nominating and Corporate Governance Committees.

N/A
Shareholding guideline

•  Shareholding guideline compliance assessed at May 31st each year.

•  Unvested time-vesting RSUs included.

•  Non-Executive Directors who are not employees or a substantial equivalent thereof of the Principal Shareholders are expected to retain 100% of their after-tax shares until they meet their stock ownership guideline.

		• Five times the annual Board member retainer fee	N/A

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	B-13

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Employee context

The Committee does not consult with employees specifically on its Executive Director remuneration policy and framework; however, when determining pay for Executive Directors, the Committee takes into account several data elements including but not limited to:

•	Group and individual performance;
•	annual incentive plan funding levels; and
•	market data provided by an independent compensation consultant.

Consideration of shareholder views

The Committee will consider shareholder feedback in relation to the Directors’ Remuneration Report for the prior year. This feedback, as well as any additional feedback received during any other meetings with shareholders, is then considered as part of the Group’s annual review of remuneration arrangements for the following year. Where any significant change is proposed, the Chair of the Committee may inform major shareholders in advance and offer a meeting to discuss.

Legacy Arrangements

The Committee reserves the right to make any remuneration and/or severance payments that are not in line with the Policy set out above, but that were agreed: before the Policy came into effect; and/or at a time when the relevant individual was not a Director of the Group and, in the opinion of the Committee, the payment was not in consideration for the individual becoming a Director of the Group; and/or to satisfy contractual commitments under legacy remuneration arrangements. This includes the vesting of equity awards granted in the past.

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	B-14

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Annual Report on Remuneration

Single total figure of remuneration for our Executive Directors for the financial years ended December 31, 2023 and December 31, 2022 (Audited)

Name and Principal Position	Year	Base pay $000	Pension $000	Taxable benefits $000	Annual Incentive $000	Time-vesting RSUs awarded $000	Long-term incentive vested $000	Total $000	Total Fixed Remuneration $000	Total Variable Remuneration $000
Brett White(1) Executive Chairman	2023	0	0	33	0	5,000	0	5,033	33	5,000
	2022	0	0	33	0	5,000	12,421	17,454	33	17,421
Michelle MacKay(2) Chief Executive Officer	2023	870	8	0	891	2,138	861	4,768	878	3,890

John Forrester(3) Former Chief Executive Officer	2023	838	23	38	947	2,550	1,565	5,961	899	5,062
	2022	939	26	54	1,965	2,650	269	5,903	1,019	4,884
Notes:
(1)	Mr. White’s remuneration in 2023 reflects the provisions set forth in the White Side Letter. Pursuant to the terms of the White Side Letter, Mr. White, as Executive Chairman: did not receive a salary in 2023 or 2022; nor was he eligible to participate in the AIP relating to the 2023 and 2022 financial years. As a result of Mr. White’s Qualifying Resignation, as defined under his employment agreement and further clarified under the White Side Letter, on January 1, 2022, Mr. White had equity awards accelerate vesting of (a) time-vesting RSUs originally granted on March 3, 2018, March 7, 2019, February 27, 2020 and February 25, 2021 and (b) performance-vesting RSUs granted on February 25, 2021. The performance-vesting RSUs have been included in the 2022 values reported in this table.
(2)	Ms. MacKay was promoted to the role of Chief Executive Officer on July 1, 2023, on a salary of $1,000,000 per annum. U.K. remuneration reporting regulations require the disclosure of remuneration received in respect of Executive Director roles only. However, for reasons of transparency (and consistency with the disclosures required in the Compensation Discussion & Analysis section of the 2024 Proxy Statement), the 2023 figures set out in the table reflect all remuneration paid to Ms. MacKay in relation to 2023 (and relating to her former role as well as that of Chief Executive Officer). 2023 remuneration paid to Ms. MacKay from her appointment as Chief Executive Officer to December 31, 2023 was as follows: Base salary $480,769, Pension $0 (Ms. MacKay’s 401(k) match was paid prior to her appointment as Chief Executive Officer), Taxable benefits $0, Annual Incentive $636,250. The value of time-vesting RSUs reflects the grant values of both the additional award made on appointment pursuant to the terms of the MacKay Offer Letter ($612,500) and the award to Ms. MacKay earlier in 2023 in connection with her former role. The Long-term incentive column includes the value at vesting of performance-vesting RSUs granted to Ms. MacKay in 2021, which were made in connection with a former role.
(3)	Mr. Forrester stepped down from the Board and as Chief Executive Officer on June 30, 2023. U.K. remuneration reporting regulations require the disclosure only of remuneration received in respect of an individual’s service as an Executive Director. However, for reasons of transparency (and consistency with the disclosures required in the Compensation Discussion & Analysis section of the 2024 Proxy Statement), the 2023 figures set out in the table reflect all remuneration paid to Mr. Forrester in 2023 (including that relating to his service as Strategic Adviser for the period of July 1, 2023 to December 31, 2023). Of these amounts, remuneration paid to Mr. Forrester for the period of 2023 for which he was Chief Executive Officer was as follows: Base salary $418,803, Pension $11,633, Taxable benefits $18,939, Annual Incentive $473,713. During the period of service as Strategic Adviser, Mr. Forrester was paid base salary, participated in the Group’s benefit plans on the same terms as he participated prior thereto, and was eligible to receive a bonus payment for that period under the 2023 AIP (determined and calculated in accordance with the terms of the Plan and in the same manner as applicable to the other executive officers of the Group). The values for time-vesting RSUs awarded and Long-term incentive vesting reflect the valuation methodologies set out below (and, in accordance with Mr. Forrester’s Employment Agreement, are not pro-rated for time). Note also that Base pay, Pension, Taxable benefits, and Annual Incentive for Mr. Forrester have been converted from GBP at a rate of 0.828432 for 2023, which represents the month-end rate as of December 31, 2022 to ensure consistency year-over-year and provide greater visibility into Mr. Forrester’s remuneration, excluding the effect of foreign currency rate fluctuations. If these amounts were translated at the yearly average rate of 0.80445 for 2023, the total remuneration above would have been $6,016,000.

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	B-15

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Additional information in relation to the 2023 single total figure (Audited)

Element	Explanation
Pension	For Ms. MacKay this amount represents 401(k) contributions made by the Group in the first half of 2023 while in her former role. Mr. Forrester received cash in lieu of retirement benefits.
Taxable benefits	For Mr. Forrester this amount represents $13,004 for private medical, $15,994 for a car allowance, $4,225 for tax consulting services, $4,108 for health screening and $608 in life assurance benefits.

For Mr. White this amount represents the value of company contributions to health and welfare benefit provision as set out in the White Side Letter.
Annual incentive	Target opportunity: Ms. MacKay (133% of salary as COO, 250% of salary as CEO); Mr. Forrester – 222% of salary;

Maximum opportunity: 2x Target for each of Ms. MacKay and Mr. Forrester.

Payable in cash. Pursuant to the White Side Letter, Mr. White was not eligible to receive an annual incentive payment for his service in 2023.
Time-vesting RSUs	Represents the value of 373,692, 113,976 and 190,583 time-vesting RSUs awarded to Mr. White, Ms. MacKay and Mr. Forrester, respectively, in the financial year at the share price on the date of grant (February 23, 2023) of $13.38. For Ms. MacKay, it also includes the value of 74,878 time-vesting RSUs awarded on appointment as CEO at the share price on the date of grant (July 1, 2023) of $8.18.
Long-Term incentive	This amount represents the value of the performance-vesting RSUs granted on February 25, 2021 and vested on February 25, 2024, which is based on the closing share price on the date of the vesting of $9.82: Ms. MacKay (87,635), and Mr. Forrester (159,339).

The 2022 amount represents the vesting on March 3, 2023 of the following numbers of performance-vesting RSUs granted on February 27, 2020, which is based on the closing share price on the date of vesting of $12.88: Mr. White (36,514), and Mr. Forrester (20,865). The amounts included for 2022 Long-term incentive have been revised to now only include the 2020 and 2021 performance-vesting RSUs, the previous amounts also included the March 2019 performance-vesting RSUs which are now excluded. For Mr. White this amount also represents the accelerated vesting on January 1, 2022 of the 537,354 performance-vesting RSUs granted on 25 February 2021 as a result of Mr. White’s Qualifying Resignation under his Employment Agreement and Side Letter. The value is based on the closing share price on the date of the vesting of $22.24.

Determination of AIP amount (Audited)

The 2023 AIP was again designed to be based on the achievement of two performance measures: (1) Compensation EBITDA, weighted at 75%; and (2) Compensation Fee Revenue, weighted at 25%. The performance range for the Compensation EBITDA metric was from a threshold of 70% to a maximum of 130% as measured against the relevant annual operating plan target, and the performance range for the Compensation Fee Revenue metric was from a threshold of 80% to a maximum of 120% as measured against the relevant annual operating plan target, and each with straight line interpolation between performance levels. The amount paid to each executive officer under the 2023 AIP was based on a funded range of 0% to 200% of the executive officer’s respective applicable target. The 2023 AIP design also included a +/- 20% modifier based on individual performance of goals and values/behaviors, provided that the 2023 AIP could not exceed the maximum funding cap of 200%. Further, the Committee (and the Board for the CEO) has the discretion to adjust the amount of the actual cash bonus payments to be received as it deems to be appropriate, upwards to the applicable cap or downwards to zero.

“Compensation EBITDA” means Adjusted EBITDA further adjusted for (a) currency rate fluctuations, (b) certain government subsidies and (c) certain other one-time items outside of our control. “Compensation Fee Revenue” means Fee Revenue adjusted for (x) currency rate fluctuations, (y) certain government subsidies and (z) certain other one-time items outside of our control. “Fee Revenue” means service line fee revenue, which is revenue excluding certain costs reimbursable by clients that have substantially no margin. These adjustments may be made to each performance measure at the discretion of the Committee (and the Board for the CEO) to ensure that the achievement reflects underlying performance of the Group. The Committee and the Board believe that Compensation EBITDA and Compensation Fee Revenue are good measures of financial performance.

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	B-16

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	Threshold	Target	Maximum	Actual
Compensation EBITDA	$490m	$700m	$910m	$581m
Compensation Fee Revenue	$5.520b	$6.900b	$8.280b	$6.529b
Bonus payable (% of target)	0%	100%	200%	50.9%
Bonus payable to Ms. MacKay(1)	$0	$1,750,000	$3,500,000	$890,750
Bonus payable to Mr. Forrester(2)	$0	$1,861,348	$3,722,696	$947,426
(1)	Reflects the aggregate bonus outcome for Ms. MacKay in relation to her role as CEO (from July 1, 2023) as well as her former role (from January 1 to June 30, 2023)
(2)	Reflects the aggregate bonus outcome for Mr. Forrester in relation to his service as CEO (until June 30, 2023) as well as his subsequent role as Strategic Adviser (from July 1 to December 31, 2023). Note that Annual Incentive for Mr. Forrester has been converted from GBP at a rate of 0.828432

As shown in the table above, for 2023 the actual achieved Compensation EBITDA was $581.3 million, or 83.0% of target, resulting in a funding level of 43.5%. The actual achieved Compensation Fee Revenue in 2023 was $6.529 billion, or 94.6% of target, resulting in a funding level of 73.1%. This resulted in a funded amount of 50.9% of the AIP target which, in respect of their services as an Executive Director during 2023, warranted a payout to Ms. MacKay in the amount of $890,750 and a payout to Mr. Forrester in the amount of $947,426. Pursuant to the White Side Letter, Mr. White was not eligible to receive an annual incentive payment for his service in 2023.

Determination of 2021 Performance-vesting (Audited)

On February 21, 2024, the Committee determined the payout for the performance-vesting RSU grants issued to the executive officers on February 25, 2021. The calculation was based (a) 75% on a target Strategic Cost Efficiency performance metric, and (b) 25% on a target Adjusted EBITDA Margin Accretion performance metric, and each metric is measured as the average of three separate years of performance (2021, 2022 and 2023). Strategic Cost Efficiency is a measure of achievement of the Group’s progress on strategic cost efficiency goals as compared to the relevant annual operating plan approved by the Board annually. Adjusted EBITDA Margin Accretion is a measure of profitability obtained by dividing Compensation EBITDA by Compensation Fee Revenue. For each performance metric, payout ranged from 0% to 150% of target. Generally, each metric also included a minimum threshold. If actual performance for a metric was less than the minimum threshold level, the payout would be 0% for that metric. The payout for each metric was linearly interpolated for performance between the minimum threshold and target and also for performance between the target and maximum (or for years with no minimum threshold, 0% for all performance below target and linearly interpolated for performance between target and maximum). The 2024 calculation resulted in a payout level of 130.1% of the target for the 2021 performance-vesting RSUs.

Strategic Cost Efficiency (75% weighting)	Threshold	Target	Maximum	Actual Results	Actual Achievement
Performance Year
2021 (yr 1)	—	$101m	$135m	$154m	150% (max)
2022 (yr 2)	—	$20m	$35m	$36m	150% (max)
2023 (yr 3)	$35m	$50m	$75m	$118m	150% (max)
THREE YEAR AVERAGE					150%

Adjusted EBITDA Margin Accretion (25% weighting)	Threshold	Target	Maximum	Actual EBITDA Margin	Actual Achievement
Performance Year
2021 (yr 1)	8.2%	8.7%	9.2%	12.7%	150% (max)
2022 (yr 2)	11.7%	12.7%	13.7%	11.9%	61%
2023 (yr 3)	10.9%	11.9%	12.9%	8.2%	0%
THREE YEAR AVERAGE					70.5%

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	B-17

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Aggregate Weighted Payout	Weight	Metric Payout of Target	Weighted Payout
Strategic Cost Efficiency	75%	150%	112.5%
Adjusted EBITDA Margin Accretion	25%	70.5%	17.6%
AGGREGATE WEIGHTED PAYOUT			130.1%

The amounts earned by Ms. MacKay and Mr. Forrester are reflected in the table below and were delivered on February 25, 2024. Mr. White’s 2021 performance-vesting RSUs vested on January 1, 2022 as a result of his Qualifying Resignation.

	2021 Performance- Vesting RSUs at Target	Aggregate Weighted Payout	Shares Vesting
Michelle MacKay	67,360	130.1%	87,635
John Forrester	122,474	130.1%	159,339

As noted elsewhere in this Directors’ Remuneration Report, Ms. MacKay’s February 2021 award was granted in connection with a former role.

Determination of 2020 Performance-vesting (Audited)

To align with the U.K. Reporting Requirements for long-term incentives, we have revised our disclosures in the single total figure of remuneration table above, having included in our 2022 report the vested value of the 2019 award, rather than the 2020 award. For completeness, we set out below the determination of the 2020 performance-vesting award which is captured in the 2022 value above in the Single Total Remuneration Table.

On March 3, 2023, the Committee determined the payout for the performance-vesting RSU grants issued to the executive officers on February 27, 2020. The calculation was based (a) 50% on a target Adjusted EBITDA Margin Accretion, as measured as the average of three separate years of performance (2020, 2021, and 2022), and (b) 50% on a target relative total shareholder return (“TSR”), as measured on a cumulative basis over a performance period commencing March 1, 2020 and ending February 28, 2023. Adjusted EBITDA Margin Accretion is a measure of profitability obtained by dividing Compensation EBITDA by Compensation Fee Revenue. Relative TSR is the Group’s total shareholder return relative to the companies in the Russell 3000. For each performance metric, payout ranged from 50% to 150% target. Each performance metric also included a minimum threshold. If actual performance was less than the minimum threshold level, the payout would be 0% for that metric. The payout for each metric was linearly interpolated for performance between the minimum threshold and target and also for performance between the target and maximum. Further, if the Group’s TSR for the performance period were negative, then the payout for that performance metric could not exceed 100%.

Adjusted EBITDA Margin Accretion (50% weighting)	Threshold	Target	Maximum	Actual Results	Actual Achievement
Performance Year
2020 (yr 1)	11.3%	12.3%	13.2%	8.2%	0%
2021 (yr 2)	7.2%	8.2%	9.2%	12.7%	150% (max)
2022 (yr 3)	11.7%	12.7%	13.7%	11.9%	61%
THREE YEAR AVERAGE					70.5%

Relative TSR (50% weighting)	Threshold	Target	Maximum	Actual Results	Actual Achievement
Performance Period
3-year cumulative result (March 1, 2020 – February 28, 2023)	25th percentile	50th percentile	75th percentile	21st percentile	0%

Aggregate Weighted Payout	Weight	Metric Payout of Target	Weighted Payout
Adjusted EBITDA Margin Accretion	50%	70.5%	35.2%
Relative TSR	50%	0%	0%
AGGREGATE WEIGHTED PAYOUT			35.2%

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	B-18

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The amounts earned by Mr. White and Mr. Forrester are reflected in the table below and were delivered on March 7, 2023.

	2020 Performance- Vesting RSUs at Target	Aggregate Weighted Payout	Shares Vesting
Brett White	103,734	35.2%	36,514
John Forrester	59,276	35.2%	20,865

Ms. MacKay’s February 2020 award was granted in connection with a former role and vested before she was appointed as CEO, and for this reason is not disclosed in this Directors’ Remuneration Report.

Total pension entitlements (Audited)

None of the Directors has a prospective entitlement to a defined benefit pension by reason of the provision of qualifying services to the Group.

Scheme interests awarded during 2023 (Audited)

We provide long-term incentive remuneration because we believe it promotes long-term growth and profitability by aligning the interests of our Executive Directors with the interests of our shareholders and by encouraging retention.

At the beginning of each year, the Committee proposes (and the Board approves) the target and type of equity award to be delivered to our Executive Directors. In 2023, our long-term incentive program consisted of a combination of 50% time-vesting RSUs and 50% performance-vesting RSUs, to balance performance and retention objectives.

The following scheme interests were awarded to Executive Directors in 2023.

Principal Name	Date of grant	Type of interest	Basis of award	No of shares	Face value $(1)	Threshold vesting (% max)	End of performance period(2)(3)
Brett White	February 23, 2023	Time-vesting RSUs	Fixed value	373,692	4,999,999	—	—
	February 23, 2023	Performance- vesting RSUs	Fixed value	747,384	9,999,998	25%	See below
Michelle MacKay(4)	February 23, 2023	Time-vesting RSUs	Fixed value	113,976	1,524,999	—	—
	February 23, 2023	Performance- vesting RSUs	Fixed value	227,952	3,049,998	25%	See below
	July 1, 2023	Time-vesting RSUs	Fixed value	74,878	612,502	—	—
	July 1, 2023	Performance- vesting RSUs	Fixed value	149,756	1,225,004	25%	See below
John Forrester(5)	February 23, 2023	Time-vesting RSUs	Fixed value	190,583	2,550,001	—	—
	February 23, 2023	Performance- vesting RSUs	Fixed value	381,166	5,100,001	25%	See below
Notes:
(1)	The face value of time-vesting RSUs calculated based on the underlying shares and the closing stock price on the date of grant of $13.38 per share (for February awards) and $8.18 (for the July award). The face value of the performance-vesting RSUs calculated based on assumed maximum performance of 200% and the closing stock price on the day of grant of $13.38 (for February awards) and $8.18 (for the July award).
(2)	Time-vesting RSUs vest in equal instalments over three years, subject to continued employment, with the first vesting scheduled to occur on February 23, 2024 (and, for Ms. MacKay’s grant in July 2023, on July 1, 2024).
(3)	The performance-vesting RSUs vest following the three-year performance period ending December 31, 2025, on the basis of conditions relating to Strategic Cost Efficiency and Adjusted Free Cash Flow as set out below, and subject to a relative TSR modifier.
(4)	Awards granted to Ms. MacKay in February 2023 were made in relation to her previous role and are disclosed in the table above for transparency. The awards granted on appointment as CEO in July brought Ms. MacKay’s overall 2023 award opportunity more into line with the annual long-term incentive opportunity agreed by the Committee in relation to Ms. MacKay’s promotion.
(5)	Mr. Forrester retired from the Board on June 30, 2023. Pursuant to the terms set out in his Employment Agreement, Mr. Forrester’s unvested RSUs remain outstanding and eligible to be settled and distributed in accordance with the original vesting and settlement schedule. Performance-vesting RSUs also remain outstanding and eligible to vest if, and to the extent, the applicable performance metrics are satisfied at the end of the applicable performance periods.

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	B-19

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For the 2023 performance-vesting RSUs, payouts are based 50% on a target Strategic Cost Efficiency metric, and 50% on a target Adjusted Free Cash Flow metric. Each performance metric will be measured each year and averaged over the three-year performance period (2023, 2024 and 2025). Adjusted Free Cash Flow is a measure of achievement equal to the Group’s operating cash flow less CapEx spent on payments for property and equipment, with such adjustments as are approved by the Committee for infrequent or unusual items. Strategic Cost Efficiency is a measure of achievement of the Company’s progress on strategic cost efficiency goals as compared to the relevant Annual Operating Plan approved by the Board annually, with such adjustments as approved by the Committee for (a) currency rate fluctuations and (b) infrequent or unusual items. For each performance metric, payout ranges from 50% to 200% of target. Each metric also includes a minimum threshold. If actual performance for that metric is less than the minimum threshold level, the payout will be 0% for that metric. The payout for each metric is linearly interpolated for performance between the minimum threshold and target and also for performance between the target and maximum.

Further, a +/- 20% relative TSR modifier shall be applied to each performance metric, with the relative TSR multiplier to be measured on a cumulative basis over the three-year performance period. Relative TSR is the Group’s total shareholder return relative to the companies in the Russell 2000. No positive modifier may be applied if the Group’s TSR over the performance period is negative and maximum payouts will be capped at 200% of target. No performance-vesting RSUs may vest until the end of the full three-year performance period, subject to the Executive Director’s continued employment through the end of the performance period, subject to certain limited exceptions.

For the 2023 performance-vesting RSUs, given the changes that were happening in the macroeconomic environment and the resulting, acute impacts on the commercial real estate market, at the time the 2023 performance-vesting RSUs were granted it was unusually difficult to forecast the Group’s performance against quantitative financial metrics. Against that uncertainty, rather than attempt to craft targets for a three-year period, the Committee decided to utilize three one-year performance periods for Strategic Cost Efficiency and Adjusted Free Cash Flow. The targets for the 2023 performance year were set in February 2023 and subsequently the financial targets for 2024 were set in February 2024. We expect to set the financial targets for 2025 in early 2025. The Strategic Cost Efficiency and Adjusted Free Cash Flow targets for the 2023 performance-vesting RSUs will not be released due to their commercial sensitivity. Results of financial data will be released as they become publicly available.

Payments for loss of office (Audited)

Mr. Forrester’s remuneration for the full financial year ended December 31, 2023 is set out in full earlier in this Annual Report on Remuneration. No other payments were made in 2023 in connection with Mr. Forrester’s retirement.

Payments to past Directors (Audited)

Other than the payments to Mr. Forrester described elsewhere in this Annual Report of Remuneration, there were no payments to past Directors during 2023.

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	B-20

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Single total figure of remuneration for Non-Executive Directors (Audited)

Non-Executive Directors who are not employees or a substantial equivalent thereof of any Principal Shareholder receive remuneration consisting of fees and equity awards. They do not participate in any of the Group’s incentive arrangements, nor do they receive any benefits.

In 2023, each Non-Executive Director who was not an employee of or advisor to the Principal Shareholders (each such director, a “Non-Employee Director”) was eligible to receive an annual cash retainer of $100,000, plus additional cash retainers for serving as a member or the chair of the Audit, Compensation or Nominating and Corporate Governance Committees. Additionally, each Non-Employee Director was eligible to receive an annual RSU award with a grant date value of $180,000. All awards granted in 2023 were granted under our Amended & Restated 2018 Omnibus Non-Employee Director Share and Cash Incentive Plan and will vest in full on the earlier of the first anniversary of the date of grant or the next Annual General Meeting of shareholders.

Non-Executive Director(1)	Fees(2) $000 2023	Fees(2) $000 2022	Equity Awards(3) $000 2023	Equity Awards(3) $000 2022	Total $000 2023	Total $000 2022
Jonathan Coslet(4)	—	—	—	—	—	—
Timothy Dattels(4)	—	—	—	—	—	—
Anthony Miller(4)	—	—	—	—		—
Lincoln Pan(4)	—	—	—	—	—	—
Michelle Felman(5)	17	—	95	—	112	—
Jodie McLean	120	110	180	180	300	290
Angela Sun	113	102	180	180	293	282
Billie Williamson	140	130	180	180	320	310
Angelique Brunner(6)	58	110	180	180	238	290
Notes:
(1)	Mr. Vennam and Ms. McPeek each joined the Board on March 18, 2024 and therefore are not included in this table.
(2)	Fees are pro-rated to reflect the number of days worked in the financial year.
(3)	Equity awards vest on the earlier of the first anniversary of the date of grant or the date of the next Annual General Meeting of shareholders.
(4)	These Directors represent the Principal Shareholders and did not receive fees in 2022 or 2023. On March 12, 2024, each of Mr. Pan and Mr. Miller notified the Board of his decision to resign from the Board, effective as of March 18, 2024, which the Board accepted. Mr. Dattels is retiring from the Board and will not be standing for re-election at the 2024 Annual Meeting.
(5)	Ms. Felman was appointed to the Board on November 2, 2023.
(6)	Ms. Brunner was a member of the Board during 2023 through her resignation on June 30, 2023. Ms. Brunner was granted an equity award in May 2023, but this was forfeited at the time of her resignation.

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	B-21

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Directors’ shareholdings and share interests (Audited)

Executive Directors’ Share Interests (Audited)

Mr. White and Ms. MacKay are (and, until retiring as Chief Executive Officer on June 30, 2023, Mr. Forrester was) subject to our shareholding requirement. As of December 31, 2023, Mr. White and Ms. MacKay were in compliance with this requirement, either by meeting the applicable minimum ownership requirement or by satisfying the applicable retention requirement.

	Cushman & Wakefield plc shares as at December 31, 2023
Principal Name	Shares held outright	RSUs subject to continued service	RSUs subject to performance(1)	Options Subject to continued service	Options that have vested but not been exercised
Brett White	1,378,891	522,170	1,824,795	0	0
Michelle MacKay(2)	104,757	295,835	614,604	0	0
John Forrester(3)	340,750	352,743	800,957	0	0
Notes:
(1)	The RSUs subject to performance-vesting are listed above based on assumed maximum performance, which for 2021 is 150% and for 2022 and 2023 is 200%.
(2)	To the extent Ms. MacKay’s shareholding is assessed at the relevant date to have fallen below the minimum requirement, Ms. MacKay will be expected to retain 100% of shares (net of tax) until the stock ownership guideline is again met.
(3)	As of the date of stepping down from the Board on June 30, 2023.

Over the course of the year Mr. White and Ms. MacKay did not exercise any stock options.

Over the course of the prior year Mr. White exercised 26,630 stock options as detailed in the table below:

Date of Exercise	# of Options Exercised	FMV on Exercise	Exercise Price	Value Realized on Exercise
2/15/2022	26,630	$21.9427	$10.00	$318,034
Over the course of the year (but after stepping down as CEO), Mr. Forrester exercised 585,000 stock options as detailed in the table below:
Date of Exercise	# of Options Exercised	FMV on Exercise	Exercise Price	Value Realized on Exercise
12/14/2023	585,000	$10.607	$10.00	$355,000
Over the course of the prior year Mr. Forrester exercised 15,000 stock options as detailed in the table below:
Date of Exercise	# of Options Exercised	FMV on Exercise	Exercise Price	Value Realized on Exercise
6/15/2022	15,000	$14.86	$10.00	$72,900

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	B-22

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Non-Employee Directors who receive remuneration must hold 100% of their after-tax shares until they meet their stock ownership guideline of five times their annual cash retainer. Share interests held by the Non-Executive Directors (including holdings by connected persons) at the end of the year (or earlier retirement from the Board) are shown below:

	Cushman & Wakefield plc shares held at December 31, 2023		Shareholding
Non-Executive Director(1)	Shares held outright	RSU awards(2)	guideline met
Jonathan Coslet	—	—	N/A
Timothy Dattels	—	—	N/A
Anthony Miller	—	—	N/A
Lincoln Pan	—	—	N/A
Michelle Felman	—	12,393	No
Jodie McLean	33,176	23,196	Yes
Angela Sun	14,651	23,196	No
Billie Williamson	50,345	23,196	Yes
Angelique Brunner(3)	32,903	—	Yes
Notes:
(1)	Mr. Vennam and Ms. McPeek each joined the Board on March 18, 2024 and therefore are not included in this table.
(2)	In 2023, Non-Employee Directors received an annual RSU award of $180,000. Ms. Williamson, Ms. McLean, and Ms. Brunner received awards on May 11, 2023 at a share price of $7.76. Ms. Felman received an award on November 2, 2023 at a share price of $7.64.
(3)	As of the date of stepping down from the Board on June 30, 2023. Ms. Brunner was granted an equity award in May 2023, but this was forfeited at the time of her resignation.

Remuneration details contained in Executive Directors’ employment agreements

Brett White

On December 19, 2023, the Group entered into the White Offer Letter, pursuant to which Mr. White will continue to serve as Executive Chairman of the Board. The White Offer Letter supersedes and replaces Mr. White’s previous Employment Agreement with the Group, dated August 27, 2020 (the “White Employment Agreement”), and the White Side Letter, except as set forth therein and summarized below. The White Offer Letter provides that during his service on the Board as its Executive Chairman, Mr. White will receive annual cash compensation at a rate equivalent to $480,000 per year in accordance with the Group’s regular payroll practices, pro-rated for any partial year of service. In the event that Mr. White transitions from Executive Chairman of the Board to non-Executive Chairman and remains on the Board, he will be entitled to receive: (a) the same annual cash retainers for Board and committee service, as applicable, pro-rated for any partial year of service and a pro-rated annual equity award, in each case in such amounts and on such terms as are provided to the non-employee directors on the Board under the Group’s director compensation program; (b) an additional annual cash retainer of $100,000 solely in respect of his service as non-Executive Chairman of the Board, pro-rated for any partial year of service; and (c) an additional pro-rated award of RSUs solely in respect of his service as non-Executive Chairman of the Board with a grant date value of $100,000, on terms consistent with those applicable to the annual RSU award granted to the non-employee directors on the Board under the Group’s director compensation program. In the event that Mr. White transitions from Executive Chairman of the Board to a non-employee director of the Board (and does not serve as its Chairman), Mr. White will be entitled to receive only the annual cash retainers for Board and committee service, as applicable, pro-rated for any partial year of service and a pro-rated annual equity award, in each case in such amounts and on such terms as are provided to the other non-employee directors on the Board under the Group’s director compensation program. Except as summarized above, Mr. White will not otherwise be eligible for any further base salary, annual bonus, severance benefits or other cash or equity incentive compensation.

Under the terms of the White Offer Letter, Mr. White’s employment as Executive Chairman will remain at-will and may be terminated by either Mr. White or the Group at any time, with or without notice and for any or no reason. Upon a termination of his employment, Mr. White will not be entitled to any severance or termination pay or benefits, except as set forth in his previously executed equity award agreements. Notwithstanding any termination of Mr. White’s employment as Executive Chairman, the White Offer Letter provides that Section 1 of the White Side Letter remains

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	B-23

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in full force and effect. This includes that Mr. White remains subject to certain restrictive covenants as set forth under the White Side Letter and the White Employment Agreement, including prohibitions on (i) competing with us through June 30, 2025, (ii) soliciting or hiring our customers or employees through June 30, 2025, and (iii) non-disparagement, confidentiality and intellectual property assignment obligations.

Summaries of the White Employment Agreement and White Side Letter were included in last year’s Directors’ Remuneration Report.

Michelle MacKay

In connection with her appointment as our CEO, the Group and Ms. MacKay entered into the MacKay Offer Letter on May 4, 2023, which superseded her prior offer letter effective as of January 1, 2022 in its entirety.

The MacKay Offer Letter provides that Ms. MacKay’s role as CEO was effective as of July 1, 2023. The MacKay Offer Letter provides for an annual base salary of $1,000,000. Ms. MacKay is eligible to receive an annual cash bonus with a target amount equal to $2,500,000 (and a maximum annual bonus opportunity equal to 200% of such target amount), pro-rated for partial service in this role in a year. Ms. MacKay is also eligible to receive, at the Board’s discretion, an annual grant of RSUs with an initial target grant date fair value of $5,500,000 each year during which Ms. MacKay remains employed with the Group as CEO. Subject to change at the Board’s discretion, such RSUs awarded to Ms. MacKay shall vest over a three-year period, with 50% of such RSUs also subject to performance-based vesting conditions, which PRSUs will vest and be earned, if at all, upon the achievement of the applicable performance-vesting conditions at the end of the three-year performance period. Upon certain terminations of employment, Ms. MacKay will be eligible to receive severance benefits as set forth in both the MacKay Offer Letter and the Group’s Amended & Restated Executive Employee Severance Pay Plan, which are each appended as exhibits to the U.S. Annual Report for the year ended December 31, 2023 filed on Form 10-K.

John Forrester (former director)

On May 4, 2023, the Group and Mr. Forrester entered into a side letter agreement (the “Forrester Side Letter”) in connection with Mr. Forrester’s retirement. Pursuant to the terms of the Forrester Side Letter, Mr. Forrester (a) stepped down as our CEO as of June 30, 2023, (b) remained employed by the Group in a non-executive role of Strategic Advisor during a transition period between July 1, 2023 to December 31, 2023, and (c) resigned from the Group effective as of December 31, 2023. The Forrester Side Letter provided that during the transition period between July 1 and December 31, 2023, Mr. Forrester continued to: receive a base salary at a rate of £693,900 per year; participate in the Group’s benefit plans on the same terms as when he was CEO; and, upon successful completion of the transition period, be eligible to receive a bonus payment under the 2023 AIP with a target cash bonus opportunity equal to £1,542,000. Additionally, the Forrester Side Letter confirmed the Board approved Mr. Forrester’s resignation on December 31, 2023 as a “Retirement” as such term is defined under the employment agreement between the Group and Mr. Forrester, effective as of January 1, 2022 (the “Forrester Employment Agreement”). As a result of his Retirement, pursuant to the terms of the Forrester Employment Agreement: (i) with respect to Mr. Forrester’s time-vesting RSUs that were outstanding and unvested as of the retirement date, all continued employment requirements have been deemed to be satisfied and such RSUs shall be settled in accordance with their regularly-scheduled time-vesting schedule and (ii) with respect to Mr. Forrester’s PRSUs that were outstanding and unvested as of the retirement date, all continued employment requirements have been deemed to be satisfied through the applicable performance periods and such PRSUs shall be eligible to vest if, and to the extent, the applicable performance metrics are satisfied as of the end of the applicable performance period.

A summary of the Forrester Employment Agreement was included in last year’s Directors’ Remuneration Report.

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	B-24

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TSR chart and CEO pay table

For the purposes of the TSR chart below, the Russell 2000 index has been chosen as the broad equity market index against which to compare the Total Shareholder Return of Cushman & Wakefield plc, as Cushman is included in this index.

Chief Executive Officer		2018	2019	2020	2021	2022	2023
Single total figure ($000)	Brett White	$37,195	$7,603	$7,127	$12,490
	John Forrester					$5,903	$5,038
	Michelle MacKay						$2,590
% of maximum AIP	Brett White	76.7%	53.8%	25%	100%
	John Forrester					47.1%	25.5%
	Michelle MacKay						25.5%
% of maximum performance-vesting LTIP	Brett White	n/a	—	—	59.3%
	John Forrester					23.5%	86.7%
	Michelle MacKay						86.7%

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	B-25

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Percentage change in remuneration of Directors and employees

The table below shows, for each individual who served as a Director during the year ended December 31, 2023, the annual percentage changes over the last four years in the remuneration received in respect of Board roles compared to the Group’s global employees.

	Salary / Retainer				Benefits				Bonus
	’19-20	’20-21	’21-22	’22-23	’19-20	’20-21	’21-22	’22-23	’19-20	’20-21	’21-22	’22-23
Executive Directors
Brett White	0%	0%	0%	0%	0%	0%	0%	0%	-53.5%	300%	n/a	n/a
John Forrester			0%	0%			-19%	-16%			-19%	-46%
Michelle MacKay				n/a				n/a				n/a
Non-Executive Directors Who Received Remuneration
Angelique Brunner		52%	6%	5%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Michelle Felman				n/a				n/a				n/a
Jodie McLean	2%	3%	6%	9%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Angela Sun			53%	11%			n/a	n/a			n/a	n/a
Billie Williamson	5%	0%	8%	8%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Employees	5.5%	2%	-18%	5%	-1.3%	16%	-11%	13%	-20.1%	32%	-70%	-14%

The percentage changes for Directors who served for only part of a year have been based on annualized (full-time equivalent) remuneration, where appropriate, to permit a meaningful comparison year on year.

CEO pay ratio

Year	Method	25th percentile ratio	Median ratio	75th percentile ratio
2023	Option A	125:1	89:1	46:1
2022	Option A	147:1	105:1	65:1
2021	Option A	237:1	160:1	94:1
2020	Option A	164:1	119:1	78:1
2019	Option A	164:1	114:1	68:1

The analysis shown in the table above represents the pay and benefits (calculated on the same methodology as the CEO single total figure) for the employees at the 25th, 50th and 75th percentiles.

Option A has been chosen because it is the most statistically accurate methodology. We identified the 25th, 50th and 75th population based on the employee population as of December 31, 2023. In identifying the employees at the 25th, 50th and 75th percentiles, we have annualized the remuneration for employees who were not in employment with the Group for the whole of the financial year.

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	B-26

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The pay at each quartile is set out in the table below:

	25th Percentile		Median		75th Percentile
	Total Pay	Of Which is Salary	Total Pay	Of Which is Salary	Total Pay	Of Which is Salary
2023	$49,277	$41,645	$69,219	$60,355	$133,560	$91,740

Our CEO pay ratio statistics (based on the aggregate remuneration received by Mr. Forrester and Ms. MacKay during 2023 in respect of their respective tenures as Chief Executive Officer) decreased from the previous year due to the transition of CEO from Mr. Forrester to Ms. MacKay.

The median ratio represents the Group’s pay and progression policies.

Relative importance of spend on pay

The overall spend on pay in 2022 and 2023 and the change in spend is shown below. No dividends were paid in either year. The year-over-year decrease in spend can be attributed to decreased employee costs and below target annual cash incentives during the period.

	Overall spend on pay
2022 ($ millions)	2023 ($ millions)	Change
5,857	5,618	-4%

Implementation of remuneration policy for 2024

The Board, with the assistance of our independent compensation consultant, reviews and establishes our peer group annually and uses such peer group as a reference source in its remuneration deliberations. The peer group is established by evaluating companies that the Committee, with the assistance of our independent compensation consultant, believes are comparable to us with respect to industry segment, business profile and various financial criteria. Our 2023 peer group was approved by our Committee in May 2023.

For 2023, our peer group consisted of the following 16 companies:

Direct Peers	Other Business Service Peers
CBRE	AECOM
Colliers International	Anywhere Real Estate, Inc.
Jones Lang LaSalle	Boston Properties
CGI Group
DXC
EMCOR
Fluor Corporation
Jacobs Engineering
KBR
ManpowerGroup Inc.
Newmark Group
Unisys
Vornado Realty Trust

The peer group data is not used by the Committee in isolation but rather serves as one point of reference for making decisions about remuneration. The Committee also takes into consideration other factors it considers relevant, such as the financial and operational performance of our businesses, individual performance, experience, skill set, specific retention concerns and internal equity.

The salary of our Executive Directors is reviewed each year relative to market medians. Adjustments would be made if the salary is found to be low against the market. In addition, Non-Employee Director fees are also reviewed each year relative to market data. The current rates are set out below and the Committee (and the Board for our Executive Directors) reserves the right to adjust for market alignment.

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	B-27

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	2023	2024
Salary of Executive Chairman (Mr. White)(1)	$0	$480,000
Salary of Chief Executive Officer (Ms. MacKay)	$1,000,000	$1,000,000
Non-Executive Director Board fee	$100,000	$100,000
Lead Director(2)	N/A	$40,000
Audit Committee member	$10,000	$10,000
Audit Committee Chair (in addition to member retainer)	$30,000	$30,000
Compensation Committee member	$10,000	$10,000
Compensation Committee Chair (in addition to member retainer)	$15,000	$15,000
Nominating and Corporate Governance Committee member	$5,000	$5,000
Nominating and Corporate Governance Committee Chair (in addition to member retainer)	$10,000	$10,000
Notes:
(1)	Pursuant to the White Side Letter, the Group had no obligation to provide any salary to Mr. White in 2023. Pursuant to White Offer Letter, Mr. White will receive an annual cash salary of $480,000 in 2024, but shall not be eligible to participate in the AIP or receive RSU awards in 2024 in connection with his role. The White Offer Letter also describes the ongoing remuneration arrangements that would be payable in the event that Mr. White transitions to the role of non-Executive Chairman and remains on the Board. These would comprise the same annual cash retainers for Board and committee service, and an additional cash retainer of $100,000 in respect of his service as non-Executive Chairman of the Board. Mr. White would also be eligible for an annual equity award in such amounts and on such terms as are provided to the non-employee directors on the Board, as well as an additional award of RSUs with a grant value of $100,000 in respect of his service as non-Executive Chairman of the Board (and granted on consistent terms). All remuneration payable would be pro-rated for the period of the year served.
(2)	Beginning in 2024, the Lead Director is eligible for an additional cash retainer at the discretion of the Board, provided that the Lead Director is otherwise receiving remuneration.

In addition to the above cash retainers, Non-Executive Directors who are not employees or a substantial equivalent thereof of any Principal Shareholder will continue to be eligible to receive an annual RSU award in 2024.

Compensation Committee

The Committee shall be composed of at least three independent Non-Executive Directors. The Chair of the Committee shall be appointed by the Board. Committee members shall serve until their successors are duly appointed and qualified or until their earlier removal by the Board at any time.

The members of the Committee during 2023 were: Timothy Dattels (Chair), Lincoln Pan, and Jodie McLean, all of whom are independent.

The primary responsibilities of the Committee are:

•	reviewing and recommending to the Board for approval the corporate goals and objectives relevant to the remuneration of our CEO; evaluating the performance of our CEO in light of those goals and objectives; and recommending to the Board for approval the remuneration of our CEO based on that evaluation;
•	reviewing and approving the corporate goals and objectives relevant to the remuneration of our executive officers (other than the CEO); evaluating the performance of our executive officers (other than the CEO) in light of those goals and objectives; and determining the remuneration of our executive officers (other than the CEO) based on that evaluation;
•	identifying, evaluating and recommending to the Board potential successors to the CEO and other executive officers, and reporting annually to the Board regarding CEO and other executive officer succession;
•	reviewing and approving policies and guidelines related to the remuneration of our executive officers and Directors; and
•	establishing, reviewing and administering our remuneration and employee benefit plans.

Independent Compensation Consultant

In fulfilling its duties and responsibilities, the Committee has the authority to engage the services of outside advisers on an as-needed basis. In 2023, the Committee continued to engage Pay Governance LLC (“Pay Governance”) as its independent compensation consultant to assist it with remuneration matters. Pay Governance was selected as the Committee’s external, independent remuneration advisor through an RFP process conducted in 2020. The total expense for the services provided to the Committee by Pay Governance during 2023 was approximately $140,449, based on agreed hourly rates.

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	B-28

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Pay Governance regularly attends meetings of the Committee, responds to inquiries from members of the Committee and provides analysis with respect to these inquiries. At the direction of the Committee, Pay Governance works collaboratively with our management to gain an understanding of our business and remuneration programs to help them advise the Committee. In addition, Pay Governance confers with our management to collect, analyze and present data requested by the Committee.

The Committee has asked Pay Governance to regularly provide independent advice on the following matters (among others):

•	the composition of our remuneration peer group (including analyzing executive remuneration levels and practices of the companies in our remuneration peer group);
•	our remuneration plan risk;
•	current market trends and best practices in Executive and Director remuneration design; and
•	the overall levels of remuneration and types and blend of various remuneration elements.

Pay Governance does not provide any services to us other than the services provided to the Committee. Based on its internal review, the Committee has determined the recommendations of Pay Governance to be objective and independent.

Shareholder voting outcome

The resolutions on the Directors’ Remuneration Policy and the Directors’ Remuneration Report (excluding the Directors’ Remuneration Policy) received the following votes from shareholders at the Annual General Meeting of shareholders held on May 11, 2023.

	Votes for	%	Votes against	%	Votes abstained
2023 Remuneration Policy	211,414,278	99.0%	2,030,515	1.0%	95,202
2022 Annual Report on Remuneration	210,856,292	98.8%	2,590,354	1.2%	93,349
Notes:
(1)	A vote abstained is not a vote in law and is not counted in the calculation of the votes ‘For’ or ‘Against’ the resolution. Votes abstained includes both votes abstained at the Annual General Meeting of shareholders and any Broker non-votes.

The Directors’ Remuneration Report has been approved by the Board, and signed on its behalf by Timothy Dattels, Chairman of the Compensation Committee.

Timothy Dattels

Chair of the Compensation Committee

March 28, 2024

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	B-29

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ANNEX C

SECOND AMENDED & RESTATED 2018 OMNIBUS MANAGEMENT SHARE AND CASH INCENTIVE PLAN (Effective as of          , 2024)

1.	Purpose of the Plan

This Plan is intended to promote the interests of the Company and its shareholders by providing certain employees, consultants or independent contractors of the Company with incentives and rewards to encourage them to continue in the service of the Company.

2.	Definitions

As used in the Plan or in any instrument governing the terms of any Incentive Award, the following definitions apply to the terms indicated below:

(a)	“Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person.

(b)	“Award Agreement” means a written or electronic agreement, in a form determined by the Committee from time to time, entered into by each Participant and the Company, evidencing the grant of an Incentive Award under the Plan.

(c)	“Board of Directors” means the Board of Directors of C&W.

(d)	“C&W” means Cushman & Wakefield pic, a public limited company incorporated under the law of England and Wales, whose registration number is 11414195 (and any successor thereto).

(e)	“Cash Incentive Award” means an award granted to a Participant pursuant to Section 8 of the Plan.

(f)	“Change in Control” means, unless otherwise defined in the Award Agreement, (i) any one Person, or more than one Person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5) (v)(B)), other than C&W, the Consortium or any employee benefit plan sponsored by C&W, acquires ownership of shares of C&W that, together with shares held by such Person or group, constitutes more than 50 percent of the total fair market value or total Voting Power of the shares of C&W; (ii) any one Person, or more than one Person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)) other than C&W, the Consortium or any employee benefit plan sponsored by C&W acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of shares of C&W possessing 30 percent or more of the total Voting Power of the shares of C&W; (iii) a majority of members of the Board of Directors is replaced during any 36-month period by directors whose appointment or election is (x) not endorsed by a majority of the members of the Board of Directors before the date of each appointment or election or (y) approved in connection with any actual or threatened contest for election to positions on the Board of Directors; (iv) any one Person, or more than one Person acting as a group (as defined in Treasury Regulation § 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, or (v) the consummation of a merger, consolidation, reorganization or similar transaction with or into C&W or in which securities of C&W are issued, as a result of which the holders of Voting Securities of C&W immediately before such event own, directly or indirectly, immediately after such event less than 50% of the combined Voting Power of the outstanding Voting Securities of the parent corporation resulting from, or issuing its Voting Securities as part of, such event. For purposes of subsection (iv), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	C-1

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to any liabilities associated with such assets. Notwithstanding the foregoing, an event described herein shall be considered a “Change in Control” for distribution or payment purposes only if it constitutes a “change in control event” under Section 409A of the Code, to the extent necessary to avoid adverse tax consequences thereunder.

(g)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.

(h)	“Committee” means the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.

(i)	“Company” means C&W and all of its Subsidiaries, collectively.

(j)	“Consortium” means, collectively or individually as the context requires, TPG Asia VI SF Pte. Ltd, PAGAC Drone Holding ILP, and 2339532 Ontario Ltd and/or their respective Affiliates for so long as such Person is subject to any orderly market sell-down provision, or any other trading restriction, contained in the Coordination Agreement (as defined in the GenPar LPA) and provided such Person has agreed to be bound by, and adhere to, the governance arrangements of the Partnership or, if applicable, the IPO Company (each as defined in the GenPar LPA) contemplated by the Coordination Agreement.

(k)	“Deferred Compensation Plan” means any plan, agreement or arrangement maintained by the Company from time to time that provides opportunities for deferral of compensation.

(l)	“Effective Date” means the date set forth in Section 24.

(m)	“Employment” means the period during which an individual is classified or treated by the Company as an employee, consultant or independent contractor of the Company.

(n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)	“Fair Market Value” means, with respect to an Ordinary Share, as of the applicable date of determination or if the exchange is not open for trading on such date, the immediately preceding day on which the exchange is open for trading, the closing price as reported on the date of determination on the principal securities exchange on which Ordinary Shares are then listed or admitted to trading (the “Securities Exchange”). In the event that the price of an Ordinary Share shall not be so reported, the Fair Market Value of an Ordinary Share shall be determined by the Committee in its sole discretion taking into account the requirements of Section 409A of the Code.

(p)	“GenPar LPA” means the First Amended and Restated Limited Liability Partnership Agreement of DTZ Investment Holdings GenPar LLP, as such may be amended from time to time in accordance with its terms.

(q)	“Incentive Award” means one or more Share Incentive Awards and/or Cash Incentive Awards, collectively.

(r)	“Option” means a stock option to purchase Ordinary Shares granted to a Participant pursuant to Section 6.

(s)	“Ordinary Shares” means C&W’s ordinary shares of $0.10 nominal value, or any other security into which the ordinary shares shall be changed pursuant to the adjustment provisions of Section 9 of the Plan, or depositary receipts or instruments representing the same.

(t)	“Other Share-Based Award” means an award granted to a Participant pursuant to Section 7.

(u)	“Participant” means an employee, consultant or independent contractor of the Company who is eligible to participate in the Plan and to whom one or more Incentive Awards have been granted pursuant to the Plan and have not been fully settled or cancelled and, following the death of any such Person, his successors, heirs, executors and administrators, as the case may be.

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(v)	“Person” means a “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) under the Exchange Act.

(w)	“Plan” means this Second Amended & Restated Cushman & Wakefield pic 2018 Omnibus Management Share and Cash Incentive Plan, as it may be amended from time to time.

(x)	“Registration Date” means the effective date of the first registration statement that is filed by C&W and declared effective pursuant to 12(g) of the Exchange Act, with respect to any class of C&W’s securities.

(y)	“Securities Act” means the Securities Act of 1933, as amended.

(z)	“Share Incentive Award” means an Option or Other Share-Based Award granted pursuant to the terms of the Plan.

(aa)	“Subsidiary” means any “subsidiary” within the meaning of Rule 405 under the Securities Act.

(bb)	“Substitute Award” means Incentive Awards that result from the assumption of, or are in substitution for, outstanding awards previously granted by a company or other entity acquired, directly or indirectly, by C&W or one of its Subsidiaries or with which C&W or one of its Subsidiaries combines.

(cc)	“Voting Power” means the number of votes available to be cast (determined by reference to the maximum number of votes entitled to be cast by the holders of Voting Securities upon any matter submitted to shareholders where the holders of all Voting Securities vote together as a single class) by the holders of Voting Securities.

(dd)	“Voting Securities” means any securities or other ownership interests of an entity entitled, or which may be entitled, to vote on the election of directors, or securities or other ownership interests which are convertible into, or exercisable in exchange for, such Voting Securities, whether or not subject to the passage of time or any contingency.

3.	Shares Subject to the Plan

(a)	Shares Subject to the Plan

The maximum number of Ordinary Shares that may be covered by Incentive Awards granted under the Plan shall not exceed 8,876,517 Ordinary Shares in the aggregate. Out of such aggregate, the maximum number of Ordinary Shares that may be covered by Options that are designated as “incentive stock options” within the meaning of Section 422 of the Code shall not exceed 8,876,517 Ordinary Shares. The maximum number of shares referred to in the preceding sentences of this Section 3 shall in each case be subject to adjustment as provided in Section 9 and the following provisions of this Section 3. Of the shares described, 100% may be delivered in connection with “full-value Awards,” meaning Incentive Awards other than Options or stock appreciation rights. Any shares granted under any Incentive Awards shall be counted against the share limit on a one-for-one basis. Any Incentive Award under the Plan settled in cash shall not be counted against the foregoing maximum share limitations. Ordinary Shares issued under the Plan may be unissued shares, treasury shares, shares purchased by the Company or by an employee benefit trust or similar vehicle in the open market, or any combination of the preceding categories as the Committee determines in its sole discretion.

Notwithstanding anything to the contrary contained herein, Ordinary Shares subject to an Incentive Award under the Plan shall not again be made available for issuance or delivery under the Plan if such Ordinary Shares are (i) Ordinary Shares delivered, withheld or surrendered in payment of the exercise or purchase price of an Incentive Award or (ii) Ordinary Shares delivered, withheld, or surrendered to satisfy any tax withholding obligation.

(b)	Minimum Vesting Schedule

A vesting period of at least one year shall apply to all Incentive Awards issued under the Plan; provided, that up to five percent of the Ordinary Shares reserved for issuance under the Plan as of the Effective Date may be issued pursuant to Incentive Awards that do not comply with such minimum one-year vesting period.

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4.	Administration of the Plan

The Plan shall be administered by a Committee of the Board of Directors consisting of two or more Persons, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act), and as “independent” as required by NYSE or any security exchange on which the Ordinary Shares are listed, in each case if and to the extent required by applicable law or necessary to meet the requirements of such Rule, Section or listing requirement at the time of determination. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall, consistent with the terms of the Plan, from time to time designate those individuals who shall be granted Incentive Awards under the Plan and the amount, type and other terms and conditions of such Incentive Awards. All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof, in which case the acts of such subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may also from time to time authorize a subcommittee consisting of one or more members of the Board of Directors (including members who are employees of the Company) or employees of the Company to grant Incentive Awards to Persons who are not “executive officers” of the Company (within the meaning of Rule 16a-l under the Exchange Act), subject to such restrictions and limitations as the Committee may specify and to the requirements of applicable law.

The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and any Award Agreement thereunder, and to adopt, amend and rescind from time to time such rules and regulations for the administration of the Plan, including rules and regulations related to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws, as the Committee may deem necessary or appropriate. Decisions of the Committee shall be final, binding and conclusive on all parties. For the avoidance of doubt, the Committee may exercise all discretion granted to it under the Plan in a non-uniform manner among Participants.

The Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to execute and distribute Award Agreements, to maintain records relating to Incentive Awards, to process or oversee the issuance of Ordinary Shares under Incentive Awards, to interpret and administer the terms of Incentive Awards, and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Incentive Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to grant Incentive Awards under the Plan (except in connection with any delegation made by the Committee pursuant to the first paragraph of this Section 4), (ii) to take any action inconsistent with Section 409A of the Code or (iii) to take any action inconsistent with applicable law. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval, or modification by the Committee.

On or after the date of grant of an Incentive Award under the Plan, the Committee may (i) accelerate the date on which any such Incentive Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Incentive Award, including, without limitation, extending the period following a termination of a Participant’s Employment during which any such Incentive Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such Incentive Award or (iv) provide for the payment of dividends or dividend equivalents with respect to any such Incentive Award; provided, that the Committee shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under Section 409A of the Code. Notwithstanding anything herein to the contrary, except in connection with a Change in Control or as permitted under Section 9, the Company shall not, without the approval of the shareholders of C&W, (x) reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or stock appreciation right or (y) grant any new Incentive Award or make any payment of cash to a Participant in substitution for, or upon the cancellation of, any outstanding Option or stock appreciation right when the exercise price of such Option or stock appreciation right exceeds the Fair Market Value of the underlying Ordinary Shares.

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The Company shall pay any amount payable with respect to an Incentive Award in accordance with the terms of such Incentive Award, provided that the Committee may, in its discretion, defer, or give a Participant the election to defer, the payment of amounts payable with respect to an Incentive Award subject to and in accordance with the terms of a Deferred Compensation Plan.

No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and C&W shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.	Eligibility

The Persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be those employees, consultants and independent contractors of the Company whom the Committee shall select from time to time, including officers of C&W, whether or not they are directors. Each Incentive Award granted under the Plan shall be evidenced by an Award Agreement.

6.	Options

The Committee may from time to time grant Options on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. The Award Agreement shall clearly identify such Option as either an “incentive stock option” within the meaning of Section 422 of the Code or as not an incentive stock option.

(a)	Exercise Price

The exercise price per Ordinary Share covered by any Option shall be not less than the greater of its nominal value and 100% of the Fair Market Value of an Ordinary Share on the date on which such Option is granted, it being understood that the exercise price of an Option that is a Substitute Award may be less than the Fair Market Value per Ordinary Share on the date such Substitute Award is assumed, provided that such substitution complies with applicable laws and regulations.

(b)	Term and Exercise of Options

(i)	Each Option shall become vested and exercisable on such date or dates, during such period and for such number of Ordinary Shares as set forth in the Award Agreement; provided that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or the Award Agreement. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of ten years from the date such Option is granted; provided, however that the expiration of the Option (other than an Incentive Stock Option) may be tolled while the Participant cannot exercise such Option because an exercise would violate an applicable federal, state, local, or foreign law, or would jeopardize the ability of C&W to continue as a going concern, provided, further that the period during which the Option may be exercised is not extended more than 30 days after the exercise of the Option first would no longer violate such applicable federal, state, local, and foreign laws or jeopardize the ability of C&W to continue as a going concern.

(ii)	Each Option shall be exercisable in whole or in part; provided, however that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(iii)	An Option shall be exercised by such methods and procedures as the Committee determines from time to time, including without limitation through net physical settlement or other method of cashless exercise.

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(c)	Special Rules for Incentive Stock Options

(i)	The aggregate Fair Market Value of Ordinary Shares with respect to which “incentive stock options” (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of C&W or any of its “subsidiaries” (within the meaning of Section 424 of the Code) shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such incentive stock option is granted. In the event that the aggregate Fair Market Value of Ordinary Shares with respect to such incentive stock options exceeds $100,000, then incentive stock options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be non-qualified stock options, but all other terms and provisions of such incentive stock options shall remain unchanged. In the absence of such regulations (and authority), or in the event such regulations (or authority) require or permit a designation of the Options which shall cease to constitute incentive stock options, incentive stock options granted hereunder shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be non-qualified stock options, but all other terms and provisions of such incentive stock options shall remain unchanged.

(ii)	Incentive stock options may only be granted to individuals who are employees of the Company. No incentive stock option may be granted to an individual if, at the time of the proposed grant, such individual owns shares possessing more than ten percent of the total combined “voting power” (within the meaning of Section 422 of the Code) of all classes of shares of C&W or any of its “subsidiaries” (within the meaning of Section 424 of the Code), unless (i) the exercise price of such incentive stock option is at least 110% of the Fair Market Value of a Ordinary Share at the time such incentive stock option is granted and (ii) such incentive stock option is not exercisable after the expiration of five years from the date such incentive stock option is granted.

7.	Other Share-Based Awards

The Committee may from time to time grant equity-based or equity-related awards not otherwise described herein in such amounts and on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. Without limiting the generality of the preceding sentence, each such Other Share-Based Award may (i) involve the transfer of actual Ordinary Shares to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of Ordinary Shares, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units or share-denominated performance units, and (iv) be designed to comply with applicable laws of jurisdictions other than the United States; provided, that each Other Share-Based Award shall be denominated in, or shall have a value determined by reference to, a number of Ordinary Shares that is specified at the time of the grant of such Incentive Award.

8.	Cash Incentive Awards

The Committee may from time to time grant Cash Incentive Awards on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. Cash Incentive Awards may be settled in cash or in other property, including Ordinary Shares, provided that the term “Cash Incentive Award” shall exclude any Option or Other Share-Based Award.

9.	Adjustment Upon Certain Changes

Subject to any action by the shareholders of C&W required by law, applicable tax rules or the rules of any exchange on which Ordinary Shares of C&W are listed for trading:

(a)	Shares Available for Grants

In the event of any change in the number of Ordinary Shares outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, spin-off or similar corporate change or extraordinary cash dividend, the maximum aggregate number of Ordinary Shares with respect to which the Committee may grant Incentive Awards, exercise or base price of any Option or stock appreciation right and the applicable performance targets or criteria

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shall be equitably adjusted or substituted by the Committee to prevent enlargement or reduction in rights granted under the Incentive Award. In the event of any change in the number of Ordinary Shares of C&W outstanding by reason of any other event or transaction, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments to the type or number of Ordinary Shares with respect to which Incentive Awards may be granted.

(b)	Increase or Decrease in Issued Shares Without Consideration

In the event of any increase or decrease in the number of issued Ordinary Shares resulting from a subdivision or consolidation of Ordinary Shares or the payment of a stock dividend (but only on the Ordinary Shares), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall, to the extent deemed appropriate by the Committee, adjust the type or number of Ordinary Shares subject to each outstanding Incentive Award and the exercise price per Ordinary Share of each such Incentive Award.

(c)	Certain Mergers and Other Transactions

In the event of any merger, consolidation or similar transaction as a result of which the holders of Ordinary Shares receive consideration consisting exclusively of securities of the acquiring or surviving corporation in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, adjust each Incentive Award outstanding on the date of such merger or consolidation or similar transaction so that it pertains and applies to the securities which a holder of the number of Ordinary Shares subject to such Incentive Award would have received in such merger or consolidation or similar transaction.

In the event of (i) a dissolution or liquidation of C&W, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (iii) a merger, consolidation or similar transaction involving C&W in which the holders of Ordinary Shares receive securities and/or other property, including cash, other than or in addition to shares of the surviving corporation in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, have the power to:

(i)	cancel, effective immediately prior to the occurrence of such event, each Incentive Award (whether or not then exercisable or vested), and, in full consideration of such cancellation, pay to the Participant to whom such Incentive Award was granted an amount in cash, for each Ordinary Share subject to such Incentive Award, equal to the value, as determined by the Committee, of such Incentive Award, provided that with respect to any outstanding Option or stock appreciation right such value shall be equal to the excess of (A) the value, as determined by the Committee, of the property (including cash) received by the holder of an Ordinary Share as a result of such event over (B) the exercise price of such Option or stock appreciation right (which, for the avoidance of doubt, may be zero in the case of underwater Options and stock appreciation rights); or

(ii)	provide for the exchange of each Incentive Award (whether or not then exercisable or vested) for an Incentive Award with respect to (A) some or all of the property which a holder of the number of Ordinary Shares subject to such Incentive Award would have received in such transaction or (B) securities of the acquiror or surviving entity and, incident thereto, make an equitable adjustment as determined by the Committee in the exercise price of the Incentive Award, or the number of shares or amount of property subject to the Incentive Award or provide for a payment (in cash or other property) to the Participant to whom such Incentive Award was granted in partial consideration for the exchange of the Incentive Award.

(d)	Other Changes

In the event of any change in the capitalization of C&W or corporate change other than those specifically referred to in Sections 9(a), (b) or (c), the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares subject to Incentive Awards outstanding on the date on which such change occurs and in such other terms of such Incentive Awards as the Committee may consider appropriate.

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(e)	Cash Incentive Awards

In the event of any transaction or event described in this Section 9, including without limitation any corporate change referred to in paragraph (d) hereof, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the terms and conditions of any Cash Incentive Award.

(f)	No Other Rights

Except as expressly provided in the Plan or any Award Agreement, no Participant shall have any rights by reason of any subdivision or consolidation of shares of any class, the payment of any dividends or dividend equivalents, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger or consolidation of C&W or any other corporation. Except as expressly provided in the Plan, no issuance by C&W of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Incentive Award.

(g)	Savings Clause

No provision of this Section 9 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

No provision of this Section 9 shall be given effect to the extent such provision would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act.

10.	Change in Control; Termination of Employment

(a)	Change in Control

The consequences of a Change in Control, if any, will be set forth in the Award Agreement in addition to what is provided in this Section 10 and the Plan.

(b)	Termination of Employment

(i)	Except as to any awards constituting stock rights subject to Section 409A of the Code, termination of Employment shall mean a separation from service within the meaning of Section 409A of the Code, unless the Participant is retained as a consultant pursuant to a written agreement and such agreement provides otherwise. The Employment of a Participant with the Company shall be deemed to have terminated for all purposes of the Plan if such Person is employed by or provides services to a Person that is a Subsidiary of the Company and such Person ceases to be a Subsidiary of the Company, unless the Committee determines otherwise. Unless otherwise agreed by the Committee upon the advice of counsel that so agreeing does not result in the imposition of penalties under Section 409A of the Code, a Participant who ceases to be an employee of the Company but continues, or simultaneously commences, services as a director of the Company shall be deemed to have had a termination of Employment for purposes of the Plan. Without limiting the generality of the foregoing, the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of Employment, provided that a Participant who is an employee will not be deemed to cease Employment in the case of any leave of absence approved by the Company. Furthermore, no payment shall be made with respect to any Incentive Awards under the Plan that are subject to Section 409A of the Code as a result of any such authorized leave of absence or absence in military or government service unless such authorized leave of absence constitutes a separation from service for purposes of Section 409A of the Code.

(ii)	The Award Agreement shall specify the consequences with respect to such Incentive Award of the termination of Employment of the Participant holding the Incentive Award.

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11.	Rights Under the Plan

No Person shall have any rights as a shareholder with respect to any Ordinary Shares covered by or relating to any Incentive Award until the date of the issuance of such shares on the books and records of C&W. Except as otherwise expressly provided in Section 9 hereof or in a Participant’s Award Agreement, no adjustment of any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date of such issuance. Nothing in this Section 11 is intended, or should be construed, to limit authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any Ordinary Share if it were issued or outstanding, or from granting rights related to such dividends; provided that any dividends or dividend equivalents payable with respect to Incentive Awards shall be payable to the Participant only if, when and to the extent such Incentive Award vests. The dividends or dividend equivalents payable with respect to Incentive Awards that do not vest shall be forfeited. Notwithstanding the foregoing, no dividend or dividend equivalents shall be granted with respect to Options or stock appreciation rights.

The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any Person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

12.	No Special Employment Rights; No Right to Incentive Award

(i)	Nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right with respect to the continuation of his or her Employment by the Company or interfere in any way with the right of the Company at any time to terminate such Employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

(ii)	No Person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other Person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other Person.

13.	Securities Matters

(a)	C&W shall be under no obligation to effect the registration pursuant to the Securities Act of any Ordinary Shares to be issued hereunder or to effect similar compliance under any state or local laws. Notwithstanding anything herein to the contrary, C&W shall not be obligated to cause to be issued Ordinary Shares pursuant to the Plan unless and until C&W is advised by its counsel that the issuance is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Ordinary Shares are traded. The Committee may require, as a condition to the issuance of Ordinary Shares pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that any related certificates representing such shares bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b)	The exercise or settlement of any Incentive Award (including, without limitation, any Option) granted hereunder shall be effective unless at such time counsel to C&W determines that the issuance and delivery of Ordinary Shares pursuant to such exercise would not be in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Ordinary Shares are traded. C&W may, in its sole discretion, defer the effectiveness of any exercise or settlement of an Incentive Award granted hereunder in order to allow the issuance of shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state or local securities laws. C&W shall inform the Participant in writing of its decision to defer the effectiveness of the exercise or settlement of an Incentive Award granted hereunder. During the period that the effectiveness of the exercise of an Incentive Award has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

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14.	Withholding Taxes

(a)	Cash Remittance

Whenever withholding tax obligations are incurred in connection with any Incentive Award, C&W shall have the right to require the Participant to remit to C&W in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such event. In addition, upon the exercise or settlement of any Incentive Award in cash, or the making of any other payment with respect to any Incentive Award (other than in Ordinary Shares), C&W shall have the right to withhold from any payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, settlement or payment.

(b)	Stock Remittance

At the election of the Participant, subject to the approval of the Committee, whenever withholding tax obligations are incurred in connection with any Incentive Award, the Participant may tender to C&W a number of Ordinary Shares that have been owned by the Participant having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the minimum federal, state and local withholding tax requirements, if any, attributable to such event. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof, if any.

(c)	Stock Withholding

At the election of the Participant, subject to the approval of the Committee, whenever withholding tax obligations are incurred in connection with any Incentive Award, C&W shall withhold a number of such shares having a Fair Market Value determined by the Committee to be sufficient to satisfy the minimum federal, state and local withholding tax requirements, if any, attributable to such event. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof, if any.

15.	Amendment or Termination of the Plan

The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, tax requirement, or rule of a stock exchange requires shareholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. The preceding sentence shall not restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. No provision of this Section 15 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code. Except as expressly provided in the Plan, no action hereunder may, without the consent of a Participant, adversely affect in any material respect the Participant’s rights under any previously granted and outstanding Incentive Award. Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

16.	Recoupment

Notwithstanding anything in the Plan or in any Award Agreement to the contrary, the Company will be entitled to the extent (i) required by applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act), (ii) permitted or required by Company policy as in effect on the date of grant and/or (iii) required by the rules of an exchange on which the Company’s shares are listed for trading to recoup compensation of whatever kind paid or to be paid by the Company at any time to a Participant under this Plan.

17.	No Obligation to Exercise

The grant to a Participant of an Incentive Award shall impose no obligation upon such Participant to exercise such Incentive Award.

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18.	Transfers

Incentive Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant; provided, however, that the Committee may permit Options that are non-qualified stock options to be sold, pledged, assigned, hypothecated, transferred, or disposed of (other than to third-party financial institutions for value), on a general or specific basis, subject to such conditions and limitations as the Committee may determine. A non-qualified stock option that is transferred pursuant to the preceding sentence (i) may not be subsequently transferred other than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award Agreement. Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any Person or Persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind C&W unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.

19.	Expenses and Receipts

The expenses of the Plan shall be paid by C&W. Any proceeds received by C&W in connection with any Incentive Award will be used for general corporate purposes.

20.	Failure to Comply

In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the material terms and conditions of the Plan or any Award Agreement, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

21.	Relationship to Other Benefits

No payment with respect to any Incentive Awards under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

22.	Governing Law

The Plan and the rights of all Persons under the Plan shall be construed and administered in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

23.	Severability

If all or any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

24.	Effective Date and Term of Plan

The Effective Date of the Plan is , 2024. No grants of Incentive Awards may be made under the Plan after , 2034, the tenth anniversary of the date upon which the Plan was approved.

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	C-11

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ANNEX D

SECOND AMENDED & RESTATED 2018 OMNIBUS NON-EMPLOYEE DIRECTOR SHARE AND CASH INCENTIVE PLAN (EFFECTIVE AS OF     , 2024)

1.	Purpose of the Plan

This Plan is intended to promote the interests of the Company and its shareholders by providing its non-employee directors of the Company with incentives and rewards to encourage them to continue in the service of the Company.

2.	Definitions

As used in the Plan or in any instrument governing the terms of any Incentive Award, the following definitions apply to the terms indicated below:

(a)	“Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person.

(b)	“Award Agreement” means a written or electronic agreement, in a form determined by the Committee from time to time, entered into by each Participant and the Company, evidencing the grant of an Incentive Award under the Plan.

(c)	“Board of Directors” means the Board of Directors of C&W.

(d)	“C&W” means Cushman & Wakefield pic, a public limited company incorporated under the law of England and Wales, whose registration number is 11414195 (and any successor thereto).

(e)	“Cash Incentive Award” means an award granted to a Participant pursuant to Section 8 of the Plan.

(f)	“Change in Control” means, unless otherwise defined in the Award Agreement, (i) any one Person, or more than one Person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5) (v)(B)), other than C&W, the Consortium or any employee benefit plan sponsored by C&W, acquires ownership of shares of C&W that, together with shares held by such Person or group, constitutes more than 50 percent of the total fair market value or total Voting Power of the shares of C&W; (ii) any one Person, or more than one Person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)) other than C&W, the Consortium or any employee benefit plan sponsored by C&W acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of shares of C&W possessing 30 percent or more of the total Voting Power of the shares of C&W; (iii) a majority of members of the Board of Directors is replaced during any 36-month period by directors whose appointment or election is (x) not endorsed by a majority of the members of the Board of Directors before the date of each appointment or election or (y) approved in connection with any actual or threatened contest for election to positions on the Board of Directors; (iv) any one Person, or more than one Person acting as a group (as defined in Treasury Regulation § 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, or (v) the consummation of a merger, consolidation, reorganization or similar transaction with or into C&W or in which securities of C&W are issued, as a result of which the holders of Voting Securities of C&W immediately before such event own, directly or indirectly, immediately after such event less than 50% of the combined Voting Power of the outstanding Voting Securities of the parent corporation resulting from, or issuing its Voting Securities as part of, such event. For purposes of subsection (iv), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	D-1

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to any liabilities associated with such assets. Notwithstanding the foregoing, an event described herein shall be considered a “Change in Control” for distribution or payment purposes only if it constitutes a “change in control event” under Section 409A of the Code, to the extent necessary to avoid adverse tax consequences thereunder.

(g)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.

(h)	“Committee” means the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.

(i)	“Company” means C&W and all of its Subsidiaries, collectively.

(j)	“Consortium” means, collectively or individually as the context requires, TPG Asia VI SF Pte. Ltd, PAGAC Drone Holding ILP, and 2339532 Ontario Ltd and/or their respective Affiliates for so long as such Person is subject to any orderly market sell-down provision, or any other trading restriction, contained in the Coordination Agreement (as defined in the GenPar LPA) and provided such Person has agreed to be bound by, and adhere to, the governance arrangements of the Partnership or, if applicable, the IPO Company (each as defined in the GenPar LPA) contemplated by the Coordination Agreement.

(k)	“Deferred Compensation Plan” means any plan, agreement or arrangement maintained by the Company from time to time that provides opportunities for deferral of compensation.

(l)	“Effective Date” means the date set forth in Section 24.

(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)	“Fair Market Value” means, with respect to an Ordinary Share, as of the applicable date of determination or if the exchange is not open for trading on such date, the immediately preceding day on which the exchange is open for trading, the closing price as reported on the date of determination on the principal securities exchange on which Ordinary Shares are then listed or admitted to trading (the “Securities Exchange”). In the event that the price of an Ordinary Share shall not be so reported, the Fair Market Value of an Ordinary Share shall be determined by the Committee in its sole discretion taking into account the requirements of Section 409A of the Code.

(o)	“GenPar LPA” means the First Amended and Restated Limited Liability Partnership Agreement of DTZ Investment Holdings GenPar LLP, as such may be amended from time to time in accordance with its terms.

(p)	“Incentive Award” means one or more Share Incentive Awards and/or Cash Incentive Awards, collectively.

(q)	“Option” means a stock option to purchase Ordinary Shares granted to a Participant pursuant to Section 6.

(r)	“Ordinary Shares” means C&W’s ordinary shares of $0.10 nominal value, or any other security into which the ordinary shares shall be changed pursuant to the adjustment provisions of Section 9 of the Plan, or depositary receipts or instruments representing the same.

(s)	“Other Share-Based Award” means an award granted to a Participant pursuant to Section 7.

(t)	“Participant” means a non-employee director of the Company who is eligible to participate in the Plan and to whom one or more Incentive Awards have been granted pursuant to the Plan and have not been fully settled or cancelled and, following the death of any such Person, his or her successors, heirs, executors and administrators, as the case may be.

(u)	“Person” means a “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) under the Exchange Act.

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	D-2

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(v)	“Plan” means this Second Amended & Restated Cushman & Wakefield pic 2018 Omnibus Non-Employee Director Share and Cash Incentive Plan, as it may be amended from time to time.

(w)	“Securities Act” means the Securities Act of 1933, as amended.

(x)	“Service Period” means the period during which an individual is classified or treated by the Company as a non-employee director of the Company.

(y)	“Share Incentive Award” means an Option or Other Share-Based Award granted pursuant to the terms of the Plan.

(z)	“Subsidiary” means any “subsidiary” within the meaning of Rule 405 under the Securities Act.

(aa)	“Substitute Award” means Incentive Awards that result from the assumption of, or are in substitution for, outstanding awards previously granted by a company or other entity acquired, directly or indirectly, by C&W or one of its Subsidiaries or with which C&W or one of its Subsidiaries combines.

(bb)	“Voting Power” means the number of votes available to be cast (determined by reference to the maximum number of votes entitled to be cast by the holders of Voting Securities upon any matter submitted to shareholders where the holders of all Voting Securities vote together as a single class) by the holders of Voting Securities.

(cc)	“Voting Securities” means any securities or other ownership interests of an entity entitled, or which may be entitled, to vote on the election of directors, or securities or other ownership interests which are convertible into, or exercisable in exchange for, such Voting Securities, whether or not subject to the passage of time or any contingency.

3.	Shares Subject to the Plan and Limitations on Cash Incentive Awards

(a)	Shares Subject to the Plan The maximum number of Ordinary Shares that may be covered by Incentive Awards granted under the Plan shall not exceed 528,211 Ordinary Shares in the aggregate, which includes 128,211 Ordinary Shares that remained available for issuance under the Amended & Restated Cushman & Wakefield pic 2018 Omnibus Non-Employee Director Share and Cash Incentive Plan prior to this second amendment and restatement. The maximum number of shares referred to in the preceding sentence of this Section 3(a) shall be subject to adjustment as provided in Section 9 and the following provisions of this Section 3. Of the shares described, 100% may be delivered in connection with “full-value Incentive Awards,” meaning Incentive Awards other than Options or stock appreciation rights. Any shares granted under any Incentive Awards shall be counted against the share limit on a one-for-one basis. Ordinary Shares issued under the Plan may be unissued shares, treasury shares, shares purchased by the Company or by an employee benefit trust or similar vehicle in the open market, or any combination of the preceding categories as the Committee determines in its sole discretion.

Notwithstanding anything to the contrary contained herein, Ordinary Shares subject to an Incentive Award under this Plan shall not again be made available for issuance or delivery under this Plan if such Ordinary Shares are (i) Ordinary Shares delivered, withheld or surrendered in payment of the exercise or purchase price of an Incentive Award or (ii) Ordinary Shares delivered, withheld, or surrendered to satisfy any tax withholding obligation.

(b)	Individual Award Limit The maximum number of shares subject to Incentive Awards (assuming maximum performance, if applicable) granted during a single fiscal year to any Participant, taken together with any Cash Incentive Awards granted during the fiscal year to the Participant and any cash fees paid during the fiscal year to the Participant in respect of the Participant’s service as a member of the Board of Directors during such year (including service as a member or chair of any committees of the Board of Directors), shall not exceed $700,000 in total value (calculating the value of any such Incentive Awards based on the grant date fair value of such Incentive Awards for financial reporting purposes). The Board of Directors may make exceptions to this limit for a non-executive or executive chair of the Board of Directors, or pursuant to a pre-established, binding agreement with a Participant, in each case, as the Board of Directors may determine in its discretion, provided that the Participant receiving such additional compensation may not participate in the decision to award such compensation.

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	D-3

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(c)	Minimum Vesting Schedule A vesting period of at least one year shall apply to all Incentive Awards issued under this Plan; provided, that up to five percent of the Ordinary Shares reserved for issuance under this Plan as of the Effective Date may be issued pursuant to Incentive Awards that do not comply with such minimum one-year vesting period.

4.	Administration of the Plan

The Plan shall be administered by a Committee of the Board of Directors consisting of two or more Persons, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act), and as “independent” as required by NYSE or any security exchange on which the Ordinary Shares are listed, in each case if and to the extent required by applicable law or necessary to meet the requirements of such Rule, Section or listing requirement at the time of determination. From time to time, the Board of Directors may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall, consistent with the terms of the Plan, from time to time designate those individuals who shall be granted Incentive Awards under the Plan and the amount, type and other terms and conditions of such Incentive Awards. All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof, in which case the acts of such subcommittee shall be deemed to be acts of the Committee hereunder.

The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and any Award Agreement thereunder, and to adopt, amend and rescind from time to time such rules and regulations for the administration of the Plan, including rules and regulations related to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws, as the Committee may deem necessary or appropriate. Decisions of the Committee shall be final, binding and conclusive on all parties. For the avoidance of doubt, the Committee may exercise all discretion granted to it under the Plan in a non-uniform manner among Participants.

The Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to execute and distribute Award Agreements, to maintain records relating to Incentive Awards, to process or oversee the issuance of Ordinary Shares under Incentive Awards, to interpret and administer the terms of Incentive Awards, and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Incentive Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to grant Incentive Awards under the Plan (except in connection with any delegation made by the Committee pursuant to the first paragraph of this Section 4), (ii) to take any action inconsistent with Section 409A of the Code or (iii) to take any action inconsistent with applicable law. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval, or modification by the Committee.

On or after the date of grant of an Incentive Award under the Plan, the Committee may (i) accelerate the date on which any such Incentive Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Incentive Award, including, without limitation, extending the period following a termination of a Participant’s Service Period during which any such Incentive Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such Incentive Award or (iv) provide for the payment of dividends or dividend equivalents with respect to any such Incentive Award; provided that the Committee shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under Section 409A of the Code. Notwithstanding anything herein to the contrary, except in connection with a Change in Control or as permitted under Section 9, the Company shall not, without the approval of the shareholders of C&W, (x) reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or stock appreciation right or (y) grant any new Incentive Award or make any payment of cash to a Participant in substitution for, or upon the cancellation of, any outstanding Option or stock appreciation right when the exercise price of such Option or stock appreciation right exceeds the Fair Market Value of the underlying Ordinary Shares.

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	D-4

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The Company shall pay any amount payable with respect to an Incentive Award in accordance with the terms of such Incentive Award, provided that the Committee may, in its discretion, defer, or give a Participant the election to defer, the payment of amounts payable with respect to an Incentive Award subject to and in accordance with the terms of a Deferred Compensation Plan.

No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and C&W shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.	Eligibility

The Persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be those non-employee directors of the Company whom the Committee shall select from time to time. Each Incentive Award granted under the Plan shall be evidenced by an Award Agreement.

6.	Options

The Committee may from time to time grant Options on such terms as it shall determine, subject to the terms and conditions set forth in the Plan.

(a)	Exercise Price The exercise price per Ordinary Share covered by any Option shall be not less than the greater of its nominal value and 100% of the Fair Market Value of an Ordinary Share on the date on which such Option is granted, it being understood that the exercise price of an Option that is a Substitute Award may be less than the Fair Market Value per Ordinary Share on the date such Substitute Award is assumed, provided that such substitution complies with applicable laws and regulations.

(b)	Term and Exercise of Options

(i)	Each Option shall become vested and exercisable on such date or dates, during such period and for such number of Ordinary Shares as set forth in the Award Agreement; provided that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or the Award Agreement. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of ten years from the date such Option is granted; provided, however, that the expiration of the Option may be tolled while the Participant cannot exercise such Option because an exercise would violate an applicable federal, state, local, or foreign law, or would jeopardize the ability of C&W to continue as a going concern, provided, further, that the period during which the Option may be exercised is not extended more than 30 days after the exercise of the Option first would no longer violate such applicable federal, state, local, and foreign laws or jeopardize the ability of C&W to continue as a going concern.

(ii)	Each Option shall be exercisable in whole or in part; provided, however, that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(iii)	An Option shall be exercised by such methods and procedures as the Committee determines from time to time, including without limitation through net physical settlement or other method of cashless exercise.

7.	Other Share-Based Awards

The Committee may from time to time grant equity-based or equity-related awards not otherwise described herein in such amounts and on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. Without limiting the generality of the preceding sentence, each such Other Share-Based Award may (i) involve the transfer of actual Ordinary Shares to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of Ordinary Shares, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of stock appreciation rights,

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	D-5

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phantom stock, restricted stock, restricted stock units, performance shares, deferred share units or share-denominated performance units, and (iv) be designed to comply with applicable laws of jurisdictions other than the United States; provided that each Other Share-Based Award shall be denominated in, or shall have a value determined by reference to, a number of Ordinary Shares that is specified at the time of the grant of such Incentive Award.

8.	Cash Incentive Awards

The Committee may from time to time grant Cash Incentive Awards on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. Cash Incentive Awards may be settled in cash or in other property, including Ordinary Shares, provided that the term “Cash Incentive Award” shall exclude any Option or Other Share-Based Award.

9.	Adjustment Upon Certain Changes

Subject to any action by the shareholders of C&W required by law, applicable tax rules or the rules of any exchange on which Ordinary Shares of C&W are listed for trading:

(a)	Shares Available for Grants In the event of any change in the number of Ordinary Shares outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, spin-off or similar corporate change or extraordinary cash dividend, the maximum aggregate number of Ordinary Shares with respect to which the Committee may grant Incentive Awards, exercise or base price of any Option or stock appreciation right and the applicable performance targets or criteria shall be equitably adjusted or substituted by the Committee to prevent enlargement or reduction in rights granted under the Incentive Award. In the event of any change in the number of Ordinary Shares of C&W outstanding by reason of any other event or transaction, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments to the type or number of Ordinary Shares with respect to which Incentive Awards may be granted.

(b)	Increase or Decrease in Issued Shares Without Consideration In the event of any increase or decrease in the number of issued Ordinary Shares resulting from a subdivision or consolidation of Ordinary Shares or the payment of a stock dividend (but only on the Ordinary Shares), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall, to the extent deemed appropriate by the Committee, adjust the type or number of Ordinary Shares subject to each outstanding Incentive Award and the exercise price per Ordinary Share of each such Incentive Award.

(c)	Certain Mergers and Other Transactions In the event of any merger, consolidation or similar transaction as a result of which the holders of Ordinary Shares receive consideration consisting exclusively of securities of the acquiring or surviving corporation in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, adjust each Incentive Award outstanding on the date of such merger or consolidation or similar transaction so that it pertains and applies to the securities which a holder of the number of Ordinary Shares subject to such Incentive Award would have received in such merger or consolidation or similar transaction.

In the event of (i) a dissolution or liquidation of C&W, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (iii) a merger, consolidation or similar transaction involving C&W in which the holders of Ordinary Shares receive securities and/or other property, including cash, other than or in addition to shares of the surviving corporation in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, have the power to:

(i)	cancel, effective immediately prior to the occurrence of such event, each Incentive Award (whether or not then exercisable or vested), and, in full consideration of such cancellation, pay to the Participant to whom such Incentive Award was granted an amount in cash, for each Ordinary Share subject to such Incentive Award, equal to the value, as determined by the Committee, of such Incentive Award, provided that with respect to any outstanding Option or stock appreciation right such value shall be equal to the excess of (A) the value, as determined by the Committee, of the property (including cash) received by the holder of an Ordinary Share as a result of such event over (B) the exercise price of such Option or stock appreciation right (which, for the avoidance of doubt, may be zero in the case of underwater Options and stock appreciation rights); or

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	D-6

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(ii)	provide for the exchange of each Incentive Award (whether or not then exercisable or vested) for an Incentive Award with respect to (A) some or all of the property which a holder of the number of Ordinary Shares subject to such Incentive Award would have received in such transaction or (B) securities of the acquiror or surviving entity and, incident thereto, make an equitable adjustment as determined by the Committee in the exercise price of the Incentive Award, or the number of shares or amount of property subject to the Incentive Award or provide for a payment (in cash or other property) to the Participant to whom such Incentive Award was granted in partial consideration for the exchange of the Incentive Award.

(d)	Other Changes In the event of any change in the capitalization of C&W or corporate change other than those specifically referred to in Sections 9(a), (b) or (c), the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares subject to Incentive Awards outstanding on the date on which such change occurs and in such other terms of such Incentive Awards as the Committee may consider appropriate.

(e)	Cash Incentive Awards In the event of any transaction or event described in this Section 9, including without limitation any corporate change referred to in paragraph (d) hereof, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the terms and conditions of any Cash Incentive Award.

(f)	No Other Rights Except as expressly provided in the Plan or any Award Agreement, no Participant shall have any rights by reason of any subdivision or consolidation of shares of any class, the payment of any dividends or dividend equivalents, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger or consolidation of C&W or any other corporation. Except as expressly provided in the Plan, no issuance by C&W of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Incentive Award.

(g)	Savings Clause No provision of this Section 9 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

No provision of this Section 9 shall be given effect to the extent such provision would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act.

10.	Change in Control; Termination of the Service Period

(a)	Change in Control The consequences of a Change in Control, if any, will be set forth in the Award Agreement in addition to what is provided in this Section 10 and the Plan.

(b)	Termination of the Service Period

(i)	Except as to any awards constituting stock rights subject to Section 409A of the Code, termination of the Service Period shall mean a separation from service within the meaning of Section 409A of the Code, unless the Participant is otherwise employed by the Company or retained as a consultant pursuant to a written agreement and such agreement provides otherwise.

(ii)	The Award Agreement shall specify the consequences with respect to such Incentive Award of the termination of the Service Period on the Participant holding the Incentive Award.

11.	Rights Under the Plan

No Person shall have any rights as a shareholder with respect to any Ordinary Shares covered by or relating to any Incentive Award until the date of the issuance of such shares on the books and records of C&W. Except as otherwise expressly provided in Section 9 hereof or in a Participant’s Award Agreement, no adjustment of any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date of such issuance. Nothing in this Section 11 is intended, or should be construed, to limit authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any Ordinary Share if it were issued or outstanding, or from granting rights related to such dividends; provided that any dividends or dividend equivalents payable with respect

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	D-7

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to Incentive Awards shall be payable to the Participant only if, when and to the extent such Incentive Award vests. The dividends or dividend equivalents payable with respect to Incentive Awards that do not vest shall be forfeited. Notwithstanding the foregoing, no dividend or dividend equivalents shall be granted with respect to Options or stock appreciation rights.

The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any Person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

12.	No Special Rights; No Right to Incentive Award

(a)	Nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right with respect to the continuation of his or her Service Period or interfere in any way with the right of the Company at any time to terminate such Service Period or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

(b)	No Person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other Person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other Person.

13.	Securities Matters

(a)	C&W shall be under no obligation to effect the registration pursuant to the Securities Act of any Ordinary Shares to be issued hereunder or to effect similar compliance under any state or local laws. Notwithstanding anything herein to the contrary, C&W shall not be obligated to cause to be issued Ordinary Shares pursuant to the Plan unless and until C&W is advised by its counsel that the issuance is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Ordinary Shares are traded. The Committee may require, as a condition to the issuance of Ordinary Shares pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that any related certificates representing such shares bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b)	The exercise or settlement of any Incentive Award (including, without limitation, any Option) granted hereunder shall be effective unless at such time counsel to C&W determines that the issuance and delivery of Ordinary Shares pursuant to such exercise would not be in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Ordinary Shares are traded. C&W may, in its sole discretion, defer the effectiveness of any exercise or settlement of an Incentive Award granted hereunder in order to allow the issuance of shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state or local securities laws. C&W shall inform the Participant in writing of its decision to defer the effectiveness of the exercise or settlement of an Incentive Award granted hereunder. During the period that the effectiveness of the exercise of an Incentive Award has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

14.	Withholding Taxes

(a)	Cash Remittance Whenever withholding tax obligations are incurred in connection with any Incentive Award, C&W shall have the right to require the Participant to remit to C&W in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such event. In addition, upon the exercise or settlement of any Incentive Award in cash, or the making of any other payment with respect to any Incentive Award (other than in Ordinary Shares), C&W shall have the right to withhold from any payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, settlement or payment.

(b)	Stock Remittance At the election of the Participant, subject to the approval of the Committee, whenever withholding tax obligations are incurred in connection with any Incentive Award, the

CUSHMAN & WAKEFIELD | 2024 PROXY STATEMENT	D-8

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Participant may tender to C&W a number of Ordinary Shares that have been owned by the Participant having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the minimum federal, state and local withholding tax requirements, if any, attributable to such event. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof, if any.

(c)	Stock Withholding At the election of the Participant, subject to the approval of the Committee, whenever withholding tax obligations are incurred in connection with any Incentive Award, C&W shall withhold a number of such shares having a Fair Market Value determined by the Committee to be sufficient to satisfy the minimum federal, state and local withholding tax requirements, if any, attributable to such event. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof, if any.

15.	Amendment or Termination of the Plan

The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, tax requirement, or rule of a stock exchange requires shareholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. The preceding sentence shall not restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. No provision of this Section 15 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code. Except as expressly provided in the Plan, no action hereunder may, without the consent of a Participant, adversely affect in any material respect the Participant’s rights under any previously granted and outstanding Incentive Award. Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

16.	Recoupment

Not with standing anything in the Plan or in any Award Agreement to the contrary, the Company will be entitled to the extent (i) required by applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act), (ii) permitted or required by Company policy as in effect on the date of grant and/or (iii) required by the rules of an exchange on which the Company’s shares are listed for trading to recoup compensation of whatever kind paid or to be paid by the Company at any time to a Participant under this Plan.

17.	No Obligation to Exercise

The grant to a Participant of an Incentive Award shall impose no obligation upon such Participant to exercise such Incentive Award.

18.	Transfers

Incentive Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant; provided, however, that the Committee may permit Options that are non-qualified stock options to be sold, pledged, assigned, hypothecated, transferred, or disposed of (other than to third-party financial institutions for value), on a general or specific basis, subject to such conditions and limitations as the Committee may determine. A non-qualified stock option that is transferred pursuant to the preceding sentence (i) may not be subsequently transferred other than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award Agreement. Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any Person or Persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind C&W unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.

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19.	Expenses and Receipts

The expenses of the Plan shall be paid by C&W. Any proceeds received by C&W in connection with any Incentive Award will be used for general corporate purposes.

20.	Failure to Comply

In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the material terms and conditions of the Plan or any Award Agreement, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

21.	Relationship to Other Benefits

No payment with respect to any Incentive Awards under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

22.	Governing Law

The Plan and the rights of all Persons under the Plan shall be construed and administered in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

23.	Severability

If all or any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

24.	Effective Date and Term of Plan

The Effective Date of the Plan is      , 2024. No grants of Incentive Awards may be made under the Plan after       , 2034, the tenth anniversary of the date upon which the Plan was approved.

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Cushman & Wakefield plc

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 pm (Eastern Time) on May 15, 2024.

Online
Go to **www.envisionreports.com/CWK** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/CWK

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2024 Annual General Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 9.

1. Election of Class III directors to hold office until the 2027 annual general meeting of shareholders:

Nominee	For	Against	Abstain
01 - Michelle MacKay	☐	☐	☐
02 - Angela Sun	☐	☐	☐
03 - Rajesh Vennam	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03YY7D

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2024 Annual Meeting Admission Ticket

2024 Annual General Meeting of Shareholders of Cushman & Wakefield plc
May 16, 2024, 9:00 a.m. (Eastern Time)
Central Park Conference Room
1290 Avenue of the Americas, 7th Floor, New York, NY 10104
or
Virtually via the internet at meetnow.global/MGRQT4N

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Proxy materials for the Annual General Meeting of Shareholders are available at: www.envisionreports.com/CWK

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/CWK

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

CUSHMAN & WAKEFIELD plc

Notice of the 2024 Annual General Meeting of Shareholders

Proxy Solicited by Board of Directors for the Annual General Meeting — May 16, 2024

The undersigned shareholder(s) of Cushman & Wakefield plc hereby appoint(s) Michelle MacKay, Neil Johnston and Noelle Perkins, and each of them, as the undersigned's true and lawful proxies, each with the power to appoint his substitute(s), and hereby authorize(s) them to represent and to vote all of the shares of Cushman & Wakefield plc that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 9:00 a.m. (Eastern Time) on May 16, 2024 and at any adjournment or postponement thereof, upon all subjects that may properly come before such meeting, including the matters described in the proxy statement furnished with this proxy card, subject to the directions indicated on the reverse side of this card, with all the power the undersigned would possess if personally present.

Shares represented by this proxy will be voted as directed by the shareholder(s). If no such directions are indicated, this proxy will be voted FOR all the nominees listed, FOR Proposals 2 – 9 and in the discretion of the Proxies upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

(Items to be voted appear on reverse side)

C **Non-Voting Items**

Change of Address — Please print new address below.